Prospectus Supplement No. 1	Filed pursuant to Rule 424(b)(3)
to Prospectus dated February 7, 2008	File No. 333-146974

NFINANSE INC.

This document supplements the prospectus, dated February 7, 2008, relating to 2,195,028 shares of our common stock issuable upon exercise of outstanding warrants.  This prospectus supplement is incorporated by reference into the prospectus.  The prospectus was filed as part of our Registration Statement on Form SB-2, as amended on Form S-1 (File No. 333-146974).  This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

Current Report on Form 8-K, dated February 15, 2008

On February 22, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K, dated February 15, 2008.  The Form 8-K, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Current Report on Form 8-K, dated March 21, 2008

On March 28, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K, dated March 21, 2008.  The Form 8-K, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Annual Report on Form 10-KSB for Fiscal Year Ended December 29, 2007

On March 28, 2008, we filed with the Securities and Exchange Commission an annual report on Form 10-KSB for the fiscal year ended December 29, 2007.  The Form 10-KSB, as filed (but without the exhibits filed with the Form 10-KSB), is set forth below.

Current Report on Form 8-K, dated March 28, 2008

On March 31, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K, dated March 28, 2008.  The Form 8-K, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Current Report on Form 8-K/A Amendment No. 1, dated March 28, 2008

On April 1, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K/A, dated March 28, 2008, which amended the Current Report on Form 8-K filed by us on March 31, 2008.  The Form 8-K/A Amendment No. 1, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Current Report on Form 8-K/A Amendment No. 1, dated March 21, 2008

On April 1, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K/A, dated March 21, 2008, which amended the Current Report on Form 8-K filed by us on March 28, 2008.  The Form 8-K/A Amendment No. 1, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Quarterly Report on Form 10-Q for Fiscal Quarter Ended March 29, 2008

On May 13, 2008, we filed with the Securities and Exchange Commission a quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2008.  The Form 10-Q, as filed (but without the exhibits filed with the Form 10-Q), is set forth below.

Current Report on Form 8-K, dated May 16, 2008

On May 22, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K, dated May 16, 2008.  The Form 8-K, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Current Report on Form 8-K, dated June 10, 2008

On June 16, 2008, we filed with the Securities and Exchange Commission a current report on Form 8-K, dated June 10, 2008.  The Form 8-K, as filed (but without the exhibits filed with the Form 8-K), is set forth below.

Quarterly Report on Form 10-Q for Fiscal Quarter Ended June 28, 2008

On August 12, 2008, we filed with the Securities and Exchange Commission a quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2008.  The Form 10-Q, as filed (but without the exhibits filed with the Form 10-Q), is set forth below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus any prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 4, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 15, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	34203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8K 02/15/08)

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2008, nFinanSe Inc. (the “Company”) entered into a letter of credit accommodation (the “Letter of Credit Accommodation”) with National Penn Bank (the “Lender”) pursuant to which the Company may borrow an amount up to $1,772,750. The rate of interest charged on any future cash advances made under the Letter of Credit Accommodation, if any, is a floating interest rate of 0.50% per annum in excess of the Wall Street Journal Prime Rate. Interest on future cash advances, if any, will be calculated for the actual number of days such funds are outstanding, based on a year of 360 days. Interest is payable under the Letter of Credit Accommodation on a monthly basis. If the Company defaults in the repayment of any future cash advance under the Letter of Credit Accommodation, the Lender may, in its discretion, increase the interest rate payable by the Company to 3.00% above the interest rate then currently payable by the Company or the maximum interest rate Lender is permitted to charge by law, whichever is less. As a condition to consummating the Letter of Credit Accommodation, the Company paid a $26,591 fee to the Lender. The Company will use the Letter of Credit Accommodation as collateral security for performance bonds needed to meet certain state licensing requirements related to the Company’s business. The foregoing is a summary description of certain terms of the Letter of Credit Accommodation. The Letter of Credit Accommodation, along with a sample Irrevocable Letter of Credit to be issued thereunder, is attached as Exhibit 99.1 and is incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.1 attached hereto.

In connection with securing the Letter of Credit Accommodation, the Lender requested that the Company either secure a guaranty acceptable to Lender or place collateral on account with the Lender. In response to the Lender’s request, on February 15, 2008, the Company and Jeffrey Porter entered into that certain Guaranty and Indemnification Agreement (the “Porter Guaranty”). Pursuant to the terms of the Porter Guaranty, Mr. Porter agreed to place collateral in the amount of $1,000,000 (the “Porter Collateral”) on deposit with the Lender in order to secure a portion of the Letter of Credit Accommodation. In consideration, the Company agreed to pay to Mr. Porter a quarterly sum of $20,000 (2.00% of $1,000,000), such amount payable in cash on or before the 15th of the month following the quarter in which it is earned. Pursuant to the Porter Guaranty, in the event that the Lender draws upon, or intends to draw upon, the Porter Collateral, the Company has agreed to immediately (i) pay directly to the Lender any sum sought by the Lender or (ii) provide such additional collateral to the Lender to prevent the Lender from drawing on the Porter Collateral. The Company also agreed to protect, indemnify and hold harmless Mr. Porter from and against all claims and actions of any nature arising from the Porter Guaranty, including but not limited to any loss of the Porter Collateral. The Company may terminate the Porter Guaranty with 180 days notice to Mr. Porter. In the event the Company is able to secure other financing or guaranty arrangements deemed by the Company and the Company’s Board of Directors as more favorable to the Company, it may terminate the Porter Guaranty upon 30 days notice to Mr. Porter. The foregoing is a summary description of certain terms of the Porter Guaranty. The Porter Guaranty is attached as Exhibit 99.2 and is incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.2 attached hereto.

In further response to the Lender’s request, on February 19, 2008, the Company and Bruce E. Terker, who is currently a member of the Company’s Board of Directors, entered into that certain Guaranty and Indemnification Agreement (the “Terker Guaranty”). Pursuant to the terms of the Terker Guaranty, Mr. Terker agreed to provide all necessary guaranties and to execute all documents required by the Lender to operate as security for the Company’s obligations under the Letter of Credit Accommodation. Pursuant to the Terker Guaranty, in the event that the Lender draws upon, or intends to draw upon, the collateral held by the Lender, the Company has agreed to immediately (i) pay directly to the Lender any sum sought by the Lender, (ii) provide such additional collateral to the Lender to prevent the Lender from drawing on the collateral then held by the Lender, or (iii) in the event the Lender draws on the collateral, pay to Mr. Terker any sum drawn plus 5.00% as a penalty. The Company has agreed to protect, indemnify and hold harmless Mr. Terker from and against all claims and actions of any nature arising from the Terker guaranty, including but not limited to any loss of the collateral held by the Lender. The Company may terminate the Terker Guaranty with 180 days notice to Mr. Terker. In the event the Company is able to secure other financing or guaranty arrangements deemed by the Company and the Company’s Board of Directors as more favorable to the Company, it may terminate the Terker Guaranty upon 30 days notice to Mr. Terker.

Page 2 (8K 02/15/08)

In consideration for the Terker Guaranty, the Company granted Mr. Terker warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share (the “Warrant”). The right to exercise the Warrant into common stock, so long as the Terker Guaranty is in full force and effect, vests as follows: 3,716 shares of common stock on April 1, 2008; 8,455 shares of common stock on June 30, 2008; 8,455 shares of common stock on September 30, 2008; 8,455 shares of common stock on December 31, 2008; and 4,831 shares of common stock on February 15, 2009. The Warrant expires after a five-year term. The exercise price is subject to adjustments for common stock splits and reverse stock splits. In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its common stock into property or other securities (collectively, the “Triggering Transaction”), the Warrant shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had Mr. Terker been the record owner, at the time of completion of the Triggering Transaction, of that number of shares of common stock receivable upon exercise of the Warrant, less the aggregate exercise price payable in connection with the exercise of the Warrant. The Warrant shall not be exercisable by Mr. Terker to the extent (but only to the extent) that, if exercised by Mr. Terker, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of common stock.

The foregoing is a summary description of certain terms of the Terker Guaranty and the Warrant. The Terker Guaranty and the Warrant are attached as Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.3 and Exhibit 99.4 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and the Lender.

99.2 – Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter.

99.3 – Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker.

99.4 – Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker.

Page 3 (8K 02/15/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	February 22, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

Page 4 (8K 02/15/08)

EXHIBIT INDEX

Exhibit No.	Document

99.1	Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and the Lender.

99.2	Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter.

99.3	Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker.

99.4	Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker.

Page 5 (8K 02/15/08)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 21, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	34203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8K 03/21/08)

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2008, nFinanSe Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000. Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The Warrants entitle Mr. Terker to purchase up to an aggregate of 100,000 shares of Common Stock at an exercise price of $3.25 per share. The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits. Mr. Terker may also exercise the Warrants by means of a “cashless exercise.” The Warrants expire after a three-year term. In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants. The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Warrants. The Form of Purchase Agreement and the Form of Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Form of Securities Purchase Agreement.

99.2 – Form of Warrant.

Page 2 (8K 03/21/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	March 27, 2008	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer

Page 3 (8K 03/21/08)

EXHIBIT INDEX

Exhibit No.    Document

99.1	Form of Securities Purchase Agreement.
99.2	Form of Warrant.

Page 4 (8K 03/21/08)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

(Mark one)

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 29, 2007

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _________ to ____________

Commission File No. 000-33389

nFinanSe Inc.
(Name of small business issuer in its charter)

Nevada	65-1071956
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3923 Coconut Palm Drive, Suite 107,
Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 367-4400

Securities registered pursuant to Section 12 (b) of the Act: none

Securities registered pursuant to Section 12 (g) of the Act:  200,000,000 common shares par value $0.001 per share

Check whether the issuer (l) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Revenues for our fiscal year ending December 29, 2007 were $32,763.

The aggregate market value of our voting stock held by non-affiliates computed by reference to the last reported sale price of such stock as of March 14, 2008, was $17,173,802.

The number of shares of the issuer’s Common Stock outstanding as of March 14, 2008 is 7,696,454.

Documents Incorporated By Reference: As stated in Part III of this annual report, portions of the registrant’s definitive proxy statement to be filed within 120 days after the end of the fiscal year covered by this annual report are incorporated herein by reference.

Transitional Small Business Disclosure Format (check one): Yes ☐   No ☒

		Page
FORWARD-LOOKING STATEMENTS………………………………………………………….……………………………………..……………………………………..………………….......		1
PART I……………………………………………………………………………………………………………………………………..……………………………………..……………………....		2
Item 1.	Description of Business………………………………………………………………………………………………..……………………………………......	2
Item 2.	Description of Property…………………………………………………….…………………………………………..…………………………………….....	11
Item 3.	Legal Proceedings………………………………………………………….…………………………………………..……………………………………......	12
Item 4.	Submission of Matters to a Vote of Security Holders…………………….…….……………………………………..…………………………………….	12
PART II……………………………………………………………………………………………...……………………………………..……………………………………..……………………...		13
Item 5.	Market for Our Common Equity and Related Stockholder Matters…………….……………………………………..……………………………………	13
Item 6.	Management’s Discussion and Analysis or Plan of Operation………………….……………………………………..…………………………………..	15
Item 7.	Financial Statements…………………………………………………………….……………………………………..…………………………………….......	27
Item 8.	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure…………………………………………………………	27
Item 8A.	Controls and Procedures………………………………………………………...……………………………………..…………………………………….....	27
Item 8B.	Other Information……………………………………………………………….……………………………………..…………………………………….......	28
PART III……………………………………………………………………………………………..........................................................................................................................................................		29
Item 9.	Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act…....	29
Item 10.	Executive Compensation………………………………………………………..……………………………………..…………………………………….......	29
Item 11.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters……………………………………………….	29
Item 12.	Certain Relationships and Related Transactions, and Director Independence….……………………………………..…………………………………	29
Item 13.	Exhibits………………………………………………………………………….……………………………………..…………………………………….........	30
Item 14.	Principal Accounting Fees and Services………………………………………..……………………………………..……………………………………....	33

-i-

FORWARD-LOOKING STATEMENTS

In this annual report, we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and other similar expressions and include statements regarding:

•	the extent to which we continue to experience losses;
•	our real property leases and expenses related thereto;
•	our ability to fund our future cash needs through public or private equity offerings and debt financings;
•	whether our business strategy, expansion plans and hiring needs will significantly escalate our cash needs;
•	our need to raise additional capital and, if so, whether our success will depend on raising such capital;
•	our reliance on our sponsoring bank’s state licenses to credit and debit our stored value cards;
•	our expectation of continued and increasing governmental regulation of the stored value card industry;
•	the completion of our Payment Card Industry Security and Compliance audit and certification of our network;
•	our anticipation of future earnings volatility;
•	our entrance into additional financings which result in a recognition of derivative instrument liabilities; and
•	the hiring of a substantial number of additional employees in sales, operations and customer service.

When reading any forward-looking statement you should remain mindful that all such statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our Company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	our ability to design and market our products;
•	the estimated timing of our product roll-outs;
•	our ability to protect our intellectual property rights and operate our business without infringing upon the intellectual property rights of others;
•	the changing regulatory environment related to our products;
•	whether or not markets for our products develop and, if they do develop, the pace at which they develop;
•	our ability to attract the qualified personnel to implement our growth strategies,
•	our ability to develop sales and distribution capabilities;
•	our ability to work with our distribution partners;
•	the accuracy of our estimates and projections;
•	our ability to fund our short-term and long-term financing needs;
•	changes in our business plan and corporate strategies; and
•
other risks and uncertainties discussed in greater detail in this annual report, including those factors under the heading “Risk Factors” and those risks discussed under the heading “Management’s Discussion and Analysis and Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company, as well as other public reports filed with the United States Securities and Exchange Commission, or the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

As used in this annual report, the terms “we,” “us,” “our,” “nFinanSe,” and “the Company” mean nFinanSe Inc. unless otherwise indicated. All dollar amounts in this quarterly report are in U.S. dollars unless otherwise stated.

Page 1 (10-KSB 12/29/07)

PART I

Item 1. Description of Business

BUSINESS OVERVIEW

nFinanSe Inc. is a provider of stored value cards, or SVCs, for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and reloadable ATM/prepaid card financial products. We believe SVCs are a fast-growing product segment in the financial services industry.

We operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend prepaid cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for stored value and prepaid cards.

BACKGROUND

We were founded on July 10, 2000 and began developing a technology platform focused on selling debit cards to individuals without bank accounts or who maintain limited funds in their bank accounts.  Those individuals are referred to by us as the unbanked and underbanked. Typically, the unbanked and underbanked market is composed of credit “challenged” and cash-based consumers. We ascertained that a major barrier to the acceptance and use of debit cards was the ability to load additional funds on the SVCs.  To address this issue, we shifted focus in 2003 toward enhancing our network, known as the nFinanSe Network™, to enable customers to load funds directly onto their prepaid SVCs.

In August 2004, our predecessor company, Morgan Beaumont, completed a reverse merger and recapitalization with a publicly traded company, Pan American Energy Corp., or Pan American.  From a legal perspective, Pan American remained as the surviving entity, however, for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded.  Accordingly, Pan American changed its name to Morgan Beaumont, Inc., and adopted the business plans and strategies of Morgan Beaumont. On November 22, 2006, we changed our name from Morgan Beaumont, Inc. to nFinanSe Inc.

In May 2005, through our wholly owned subsidiary MBI Services Group, LLC, we commenced selling traditional wholesale telecommunications services and during the fiscal year of 2005, we launched prepaid phone cards in an effort to develop brand recognition within the credit challenged or cash-based consumer market. We originally made the decision to enter the prepaid phone card business in order to gain exposure with the targeted consumer group for our stored value cards.  The phone card operation struggled with low and non-existent margins and unacceptable operating losses which were draining resources from our core stored value card business.  Additionally, we had re-directed our strategy on the retail sale of stored value cards by focusing on established prepaid card distributors who provide direct channels into large numbers of retail outlets for sale and loading of our stored value cards and making the continued offering of prepaid phone cards an unnecessary component of our sales strategy.  Accordingly, we made the decision to abandon this line of business in the fourth quarter of fiscal 2006.  We accounted for this discontinued operation using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As such, the results of MBI Services Group, LLC have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Loss from discontinued operations” for each period presented.

During fiscal 2006, we added Western Union® and MoneyGram® to our fund loading network and signed an agreement with Discover Financial Services LLC whereby we became a preferred issuer of Discover® Network-branded SVCs.  In June 2007, we extended this agreement with Discover Financial Services LLC, executed a Program Sponsor Agreement whereby we sell bank-issued Discover® Network branded SVCs and executed an Incentive Agreement that provides us with marketing funds for the sale of Discover® Network branded SVCs.

Page 2 (10-KSB 12/29/07)

 PRODUCTS AND SERVICES

nFinanSe Card Division

The nFinanSe Card Division, or the Card Division, sells open loop, bank-issued gift and reloadable general spend SVCs.  These SVCs are sold directly to consumers through our distribution partners’ network of retail locations.  The Card Division also sells payroll and reward SVCs directly to companies. These SVCs are sold to corporate sponsors by our sales team.

Card Product	Description	Uses	Benefits
Reloadable General Spend SVC	A prepaid SVC primarily for the unbanked cash-based consumer that is reloadable at nFinanSe locations nationwide and is sold at selected retail locations through our prepaid card distributors.	Underbanked/unbanked/cash-based consumers can use the SVC at ATMs and to make purchases wherever Discover Cards are accepted	Security, convenience, lower cost than check cashing and money orders.
Gift SVC	A Discover® Network-branded SVC that is denominated for a set value.	Typically a retail product sold at retail locations.	Can be used at accepting retailers nationwide.
Payroll SVC	A prepaid SVC for the loading of an employee’s payroll. The SVC is reloadable through the web, from the client’s payroll department via direct deposit.	Payroll distribution targeting companies with a large population of employees that receive payroll and commission checks.	Improves compliance, eliminates costly checks and reduces the loss of employee productivity in cashing payroll checks
Reward SVC	A prepaid SVC that can either be private labeled or Discover® Network branded.	Used by companies for reward programs and incentives	Rewards are immediate and cardholders are able to use as directed.

We have a strategic relationship with Discover® Network whereby we are a program sponsor of Discover® Network–branded SVCs. We believe that Discover® Network SVCs offer significant advantages over other branded SVCs sold in the United States. Because Discover® Network SVCs can be used everywhere Discover® Network cards are accepted, they provide nationwide reach and 24/7 coverage. These SVCs also offer the advantages of immediate issuance, balance reporting and real-time authorization. We believe that most non–Discover® Network cards cannot provide these services.

Additionally, we believe that there is a tremendous growth opportunity in offering Discover® Network–branded customer loyalty/employee incentive reward cards. These cards are offered by companies to replace coupons, rebates, merchandise and other customer loyalty programs. These programs are customizable and can be modified by a consumer company on an as-needed basis. We believe that our ability to provide 24/7 customer service, ease of card loading and servicing, the flexibility to offer an open- or closed-loop solution and a redundant secure network, coupled with Discover® Network’s brand recognition and market penetration, make our programs quite attractive to offering companies.

nFinanSe Network™

We have developed our nFinanSe Network™, which connects with load locations and multiple SVC processors. As of December 29, 2007, we had approximately 70,000 nFinanSe Network™ locations consisting primarily of Western Union® and MoneyGram® locations.

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We believe that the nFinanSe Network™ is the largest universal load platform in the United States. We are able to add locations to our nFinanSe Network™ by integrating with select distributors who are connected to their participating retailers.  We believe the nFinanSe Network™ is also compliant with federal and state legal requirements (including the PATRIOT Act). Currently, the nFinanSe Network™ enables us to issue and service our own general-spend SVCs while directly controlling all aspects of the cardholder experience such as customer service and web portal access. We believe that as our SVCs are sold at more locations, there will be more endpoints connected to the nFinanSe Network™. This should enable SVC holders to reload at many sites, increasing customer satisfaction, reducing churn and increasing card usage. This makes the nFinanSe Network™ one of our key strategic assets.

nFinanSe Network™ Locations as of December 29, 2007 (approximate)

Retail locations	600
Western Union®	49,000
MoneyGram®	20,000

IMPORTANT BUSINESS RELATIONSHIPS

Our current and planned operations involve working with the following business partners, among others, to sell SVCs and services. Each of these relationships plays a different role in our operations.

●      Discover® Network. Our agreement with Discover permits us to offer SVCs with the Discover hologram to prospective cardholders through various channels approved by Discover® Network. This agreement runs through June 2012 and renews annually thereafter. We pay Discover certain program, authorization and settlement fees and Discover pays the issuing bank interchange revenue earned on sales transactions from cards that we sponsor which is then passed down to us.

●      Issuing Banks.  Our business plan involves using federally chartered banks to issue Discover branded SVCs.  Until we complete our state licensing initiative, the benefits of using a federally chartered bank are integral in meeting certain regulatory and licensing requirements. These agreements typically run for three years and have renewal terms of one to three year terms. The agreements vary; however, most include charges for transactions and revenue sharing arrangements in interchange revenues paid to us by Discover as well as the interest earned on cardholder balances.

●      Processor. Discover® Network and the issuing banks require that we engage an approved processor so that all of the consumer transactions are tracked and all debits and credits to the consumer SVC accounts are properly adjusted. We chose Metavante Corporation, or Metavante, to act as the processor. Metavante has all necessary regulatory and banking approvals to conduct transactions from point-of-sale, or POS, terminals, and banks to apply credits and debits to the consumer cards. Metavante has a schedule of fees for services provided to us and to the SVC holder. Those fees associated with SVC holder activity are typically passed on to the consumer, usually through a service-related price mark-up.

●      Distribution Partners. Our retail strategy is to use prepaid phone card distributors who wish to add additional products to their line. We ship SVCs to distributors on a consignment basis. The distributor then moves the SVCs to their contracted retail locations. When the SVC is sold at retail, the retailer activates the SVC by swiping it through a POS terminal that is connected to us through their distributor.  We immediately load value on cards concurrently with the collection of funds by the retailer.  The retailer collects the amounts due from the consumer at POS and subsequently remits all but the retailer's fee to the distributor.  The distributor then subsequently reimburses the Company for the load value on the card and pays our portion of the wholesale fees based on contractual terms through an ACH transaction. We also collect monthly maintenance fees from the cardholder directly and, in some cases, we share some portion of these fees with the distributor.  We have executed agreements with prepaid card distributors including InComm, QComm, ViaOne, Now Prepay, LDC and Emida. These distributors represent more than 100,000 retail locations. We expect over the next 12 months that these distributors will market our cards in many of their retail locations.
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●      Third-Party Load Locations. We have important relationships with Western Union® and MoneyGram® that allow them to load nFinanSe Network™ reloadable SVCs. These relationships greatly expand our load network and give us what we believe to be a competitive advantage in reloadable SVCs. Not only can we load our Discover® Network–branded SVCs at these locations, but our network has the functionality to load preauthorized third-party-issued cards as well.  At this time, we do not have any third-party-issued card arrangements.

LICENSING REQUIREMENTS

 We have obtained a United States Treasury, FinCen, Federal Money Services Business License, which is required by some states to conduct our operations.  In addition, approximately 45 states have established laws or regulations requiring entities taking or loading money on cards or processing such transactions, to be licensed by the state unless that entity has a federal or state banking charter.  Although we offer our cards in conjunction with national banking institutions, on October 2, 2007, we created our wholly owned subsidiary nFinanSe Payments Inc. for the express purpose of acquiring these state licenses to comply with various state laws and regulations governing the sale and loading of SVCs even though we do not believe that we are required to do so.

COMPETITION

The markets for financial products and services, including SVCs and services related thereto, are intensely competitive. We compete with a variety of companies in our markets and our competitors vary in size, scope and breadth of products and services offered.  Certain segments of the financial services industry tend to be highly fragmented, with numerous companies competing for market share. Highly fragmented segments currently include financial account processing, customer relationship management solutions, electronic funds transfer and SVC solutions. In addition to competition from other companies, we face competition from the in-house technology departments of existing and potential clients who may develop their own product offerings.

We believe our competitive advantages are:

●	the attributes of the Discover® Network–branded card, including: ● instant issuance ● no floor limits; and ● acceptance by over 4 million merchants;

●	the size and breadth of our load network;

●	the industry experience of our sales force; and

●	the price and features of our SVCs and services.

PROPRIETARY RIGHTS

We have not patented or trademarked any of our products or technology through the U.S. Patent and Trademark Office, nor have we copyrighted any of our products or technology through the U.S. Copyright Office. We have filed trademark applications for the name nFinanSe Inc. and our logo and the nFinanSe Network™ name and logo. Third parties may infringe or misappropriate our intellectual property rights or we may not be able to detect unauthorized use and take appropriate steps to enforce our rights. In addition, other parties may assert infringement claims against us. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding money and debit card processes. Future patents may limit our ability to use processes covered by such patents or expose us to claims of patent infringement or otherwise require us to seek to obtain related licenses. Such licenses may not be available to us on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on our business.
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Our management believes that our products, trademarks and other proprietary rights do not infringe on the proprietary rights of third parties and that we have licensed the proprietary rights required to conduct our business from third parties.

Our proprietary intellectual property consists of:

●	interactive voice response software, to provide access to information in a database using a telephone;

●	customer relationship management software, for use in customer service applications that require tightly integrated and customizable interaction; and

●	application server and web server software, to provide the business logistics necessary for proper data transmission of all transactions.

We believe that the majority of our proprietary software is protected by common law copyright.

EMPLOYEES

As of December 29, 2007, we had 50 full-time employees, of which ten are officers and executives, four are engaged in sales, two are engaged in marketing, seven are engaged in technology research and development, seventeen are engaged in customer service, six are engaged in operations, two are engaged in finance and two are engaged in general administration.  None of our current employees are covered by any collective bargaining agreement and we have never experienced a work stoppage. We consider our employee relations to be good.

RISK FACTORS

In addition to the other information included in this annual report, the following factors should be carefully considered in evaluating our business, financial position and future prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial position or future prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we have projected.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future.

We have operated continuously at a loss since inception and may be unable to continue as a going concern. We expect to experience continuing financial losses. Losses for the year ended December 29, 2007, and losses since inception were $9,948,094 and $35,527,678, respectively.  The extent to which we experience losses will depend on a number of factors, including:

●	implementation of our sales and marketing strategies;

●	competitive developments in our market;

●	customer acceptance of and demand for our SVCs and services;

●	our ability to attract, retain and motivate qualified personnel, particularly sales associates; and

●	the continued adoption by consumers of SVCs.

Our products may never achieve commercial acceptance among our target SVC customers. In addition, we may never obtain or sustain positive operating cash flow or generate net income in the future or ultimately achieve cash flow levels sufficient to support our operations.
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We will need to raise additional capital.

To fund the full scale implementation of our business plan and the planned rollout and distribution of cards in both the retail and payroll card segments of our business, we will need to raise $6 - $7 million of additional capital over the next 12 months (of which approximately $1.7 million was raised in March 2008).  Additionally, we expect to arrange a revolving accounts receivable credit facility which will be used to fund the face amount of gift cards and the load amounts on general spend cards on a daily basis.  We need this facility because the cash received at the POS will be collected by our distributors and remitted to us on terms ranging from two to twelve days.  However, our actual capital requirements will depend on many factors, including the success of our products, the amounts needed to fund anticipated gift card sales and general spend loads until we receive reimbursement from our distributors, the costs and bonding collateral required for state licensure and the market acceptance of new product offerings.  Additional funds may not be available when needed, or, if available, such funds may not be obtainable on terms acceptable to us. If adequate funds are unavailable, we may be required, among other things, to:

●	delay or reduce the scope of or eliminate one or more of our marketing or sales programs or product development initiatives;

●	obtain funds through arrangements that may require us to relinquish rights to technology or products that we would otherwise seek to develop or commercialize by ourselves.

Additional equity or debt financing may be dilutive to existing stockholders or impose terms that are unfavorable to us or our existing stockholders.

If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve arrangements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences that are not favorable to us or our other stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies and products or grant unfavorable license terms.

Most states require us to undergo a difficult and costly process of obtaining licenses to sell and load SVCs.

Approximately 45 states have established laws or regulations requiring entities taking or loading money on cards or processing such transactions, to be licensed by the state unless that entity has a federal or state banking charter.  In the interim, we intend to rely upon the licenses of our federally-chartered issuing banks.  However, we believe this to be an interim solution and our goal is to be licensed.  We are currently in the process of applying for licenses in virtually every state in which we plan to conduct business. Additionally, prior to applying for a license, we are required to file for authority to do business in each such state and thereafter file tax returns and be subject to service of process in each state. We are under the impression that this process could take 12 to 24 months to complete. We do not presently know if we will be able to obtain all of the licenses.  We do not believe the inability to obtain license will impact our business negatively in the short term as we use federally chartered banks as issuers of our cards.  Licensing with various states requires that we post performance bonds concurrent with submitting the license application.  We project the initial amounts of the various state bonds will total more than $7 million.  We posted these bonds in early 2008.  With our lack of operations, the surety company willing to supply the bonds is requiring approximately $1.8 million of collateral.  We completed the funding of collateral in February 2008 in the form of a letter of credit guaranteed by Jeffrey Porter, one of our major stockholders, and Bruce E. Terker, a current member of our Board of Directors.  In addition, the issuing bank required a guarantee by the Company.  The Company can cancel the agreements with the Messrs. Porter and Terker and may be required to provide collateral to the issuing bank in order to support the letter of credit.  In addition, certain states may require that we post increases on the surety bonds and the surety company may request additional collateral on the $7 million and/or on state imposed increases in the bonds.
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States may adopt even more stringent licensing rules and regulations, compliance with which could be expensive and time consuming.

There have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the SVC industry. We expect regulation of this industry to only increase and become more complicated. Regulatory- and tax-intensive states may adopt complex and heavily regulated schemes. While we cannot predict the legislative or regulatory proposals that will be adopted or what effect those proposals may have on our business, including any future licensing requirements, the pendency or approval of such proposals could materially adversely affect our business by limiting our ability to generate projected revenues, to raise capital or to obtain strategic partnerships or licenses.  An increase in bonding or fee requirements in particular states could curtail our activities in those jurisdictions.

Our point-of-purchase operators may subject us to liability if they fail to follow applicable laws.

As part of our license requirements, we may be required to have agency agreements with each of our load centers. Among other things, the agreements will require them to comply with the Patriot Act and anti-money-laundering laws. While we do not intend to be responsible for their actions, we could be subject to state or federal actions if our load center agents violate or are accused of violating the law. Such actions could compromise our credibility with our customers, issuing banks and state regulators and generally have a materially adverse effect on our business. Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition. Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

There is only a limited market for our common stock as a “penny stock.”

A limited public market currently exists for our common stock on the OTC Bulletin Board. In the future, a more active public market for our common stock may never develop or be sustained.

Our common stock is also subject to the penny stock rules. The term “penny stock” generally refers to low-priced, speculative securities of very small companies. Before a broker-dealer can sell a penny stock, SEC rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement for the transaction. The broker-dealer must furnish the customer with a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer’s account. These requirements make penny stocks more difficult to trade. Since our common stock is subject to the penny stock rules, the market liquidity of our common stock may be adversely affected.

We depend on key personnel and could be harmed by the loss of their services because of the limited number of qualified people in our industry.

Because of our small size, we require the continued service and performance of our management team, sales and technology employees, all of whom we consider to be key employees. Competition for highly qualified employees in the financial services industry is intense. Our success will depend to a significant degree upon our ability to attract, train, and retain highly skilled directors, officers, management, business, financial, legal, marketing, sales, and technical personnel and upon the continued contributions of such people. In addition, we may not be able to retain our current key employees. The loss of the services of one or more of our key personnel and our failure to attract additional highly qualified personnel could impair our ability to expand our operations and provide service to our customers.

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Security and privacy breaches of our electronic transactions may damage customer relations and inhibit our growth.

Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations. We electronically store personal information about consumers, including bank account numbers, credit card information, social security numbers and merchant account numbers. If we are unable to protect this information, or if consumers perceive that we are unable to protect this information, our business and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may:

•	cause our customers to lose confidence in our services;
•	deter consumers from using our services;
•	harm our reputation;
•	require that we expend significant additional resources related to our information security systems and could result in a disruption of our operations;
•	expose us to liability;
•	increase expenses related to remediation costs; and
•	decrease market acceptance of electronic commerce transactions and SVC use.

While management believes that we have utilized proven applications designed for premium data security and integrity in electronic transactions, our use of these applications may be insufficient to address changing market conditions and the security and privacy concerns of existing and potential customers.

A Payment Card Industry Security and Compliance audit was completed on May 6, 2007 and we received a Level One Payment Service Provider certification for our nFinanSe Network™.  This is the highest certification attainable. We anticipate maintaining this certification going forward.

The market for electronic commerce services is evolving and may not continue to develop or grow rapidly enough for us to become profitable.

If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue as projected to adopt our products and services, it could have a material adverse effect on our business, financial condition and results of operations. Management believes future growth in the electronic commerce market will be driven by the cost, ease of use and quality of products and services offered to consumers and businesses. In order to reach and thereafter maintain our profitability, consumers and businesses must continue to adopt our products and services.

The debit card and SVC industry is a fairly new industry that is developing and building out standards, processes and relationships.

We are a developmental company building out networks and relationships. In the course of this build out of the network, relationships, load locations and related systems, there exists the possibility that the associated companies may delay roll-out of our products and services.  These delays could have an adverse effect on cash flow, sales and inventory levels.

If we do not respond to rapid technological change or changes in industry standards, our products and services could become obsolete and we could lose our existing and future customers.

If competitors introduce new products and services, or if new industry standards and practices emerge, our existing product and service offerings, technology and systems may become obsolete. Further, if we fail to adopt or develop new technologies or to adapt our products and services to emerging industry standards, we may lose current and future customers, which could have a material adverse effect on our business, financial condition and results of operations. The electronic commerce industry is changing rapidly. To remain competitive, we must continue to enhance and improve the functionality and features of our products, services and technologies.
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Changes in network and banking regulations could hurt our ability to carry out our business plan.

We have designed our systems and card programs to comply and work in association with the Discover® Network and applicable banking rules and regulations. A significant change of those rules and regulations could require us to dramatically alter our software programs, the hardware upon which we operate and our implementation and operation of SVCs. Such changes could be costly or impractical and we may not be able to modify our operations and technology to comply with any major changes in banking regulations.

Changes in the Bank Secrecy Act and/or the USA PATRIOT Act could impede our ability to circulate cards that can be easily loaded or issued.

Our current compliance program and screening process for the distribution and/or sale of SVCs is designed to comply with the Bank Secrecy Act, or the BSA, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, or the USA PATRIOT Act.  These regulations require financial institutions to obtain and confirm information related to their respective cardholders. If the BSA, and/or the USA PATRIOT Act or subsequent legislation increases the level of scrutiny that we must apply to our cardholders and customers, it may be costly or impractical for us to continue to profitably issue and load cards for our customers.

We may eventually face significant competition from major banks.

While several other small and private companies offer products and services similar to those offered by us, most banks have not targeted the “credit challenged consumer” and “cash-based consumer” markets. It is possible that those banks may begin to enter the market for, and expend increasing resources to develop, financial services targeted at the credit challenged and cash-based markets, including the sale and servicing of SVCs and similar services. These banks have significantly greater market presence, brand-name recognition, and financial, technical, and personnel resources than us. Although few banks have focused on our intended target market, they may do so in the future either directly or through acquisition. Accordingly, we may experience increased competition from traditional and emerging banks and other financial institutions. We cannot predict whether we will be able to compete successfully against current or future competitors or that competitive pressures will not materially adversely affect our business, financial condition, or prospects. Any increase in competition may reduce our gross margins, require increased spending on sales and marketing, and otherwise materially adversely affect our business, financial condition and prospects.

Internal processing errors could result in our failing to appropriately deduct transactions from customer accounts.

In the event of a system failure that goes undetected for a substantial period of time, we could allow transactions on blocked accounts, false authorizations, fail to deduct charges from accounts or fail to detect systematic fraud or abuse. Errors or failures of this nature could adversely impact our operations, our credibility and our financial standing.

Information system processing interruptions could result in an adverse impact on us, our credibility and our financial standing.

In the event of an information systems processing interruption due to hardware failure, software failure or environmental force majeure resulting in loss of access by cardholders to loading funds on a card, checking their balance, authorizing purchases or reaching customer service, such an event could also allow transactions on blocked accounts, false authorizations, failure to deduct charges from accounts or failure to detect systematic fraud or abuse. Errors or failures of this nature could immediately adversely impact our operations, our credibility and our financial standing.

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The requirements to maintain higher reserve accounts could impair our growth and profitability.

We are required to maintain reserve deposit accounts with both Discover and our issuing banks. If we are required to deposit higher than normal reserves with either or both, it could have a material impact on our cash available for operations and impede our business expansion.

If Discover Financial Services changes its requirements or terminates our contract, the loss would substantially interfere with our marketing strategy and require us to issue only non-hologram products.

Our business proposition focuses solely on the Discover® Network hologram card due to what we believe to be superior attributes.  Discover® Network cards can be instantly issued at the POS, real-time authorization of transactions mitigate fraud and customers routinely receive balance information on their sales receipts.  In addition, Discover® Network cards are accepted by over four million merchants and ATMs throughout the United States. If we were to lose our ability to manage card programs issued under the Discover® Network brand, we would lose market acceptance for our products.

Certain delays could cause loss of business opportunities and inhibit our growth.

Delays in the development of our programs or business plans could cause loss of opportunities. These delays could be in areas such as:

•	integration and deployment with our retail distributors;
•	SVC sales and activation; and
•	SVC integration and usage.

The delays may impact our cash flow and profitability.  Delays in distribution and/or adoption of our technology or products could delay the sale, activation and use of SVCs.

Providing credit to the wrong distributors could harm our business and inhibit our growth.

If distributors are unable to fulfill their credit obligations to us, it could have a material adverse effect on our financial condition and results of operations. We immediately transfer funds into the cardholder pooled account at the issuing bank even though the money will not be remitted to us for several days by the distributor. We continually monitor our distributors’ financial condition and in many cases we have arrangements whereby we are authorized to electronically debit their accounts each day for amounts due us. We usually require that some level of minimum cash balance be maintained with us to cover the associated risk. However, if at the time the ACH “electronic” debit is initiated, the distributor does not pay us as agreed and the amount is in excess of the maintained cash balance, it could seriously harm our financial condition.

Item 2. Description of Property.

Our offices are located at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida  33619.  The lease, which commenced in October 2007, calls for future minimum rentals of approximately $740,000 (exclusive of sales tax and Common Area Maintenance, or CAM, charges we are also required to pay) to be paid over a five year period.  In October 2007, we vacated our former offices, located at 6015 31st Street East, Suite 201, Bradenton, Florida 34203.  We remain liable for monthly rents of approximately $12,200 through the lease expiration on December 31, 2008.  We also leased an additional 10,000 square feet on the second floor of the same building, for which we paid a monthly rent of approximately $11,800 through October 2007 (at which time our lessor released us from future liability on such lease with minimal cost to us.)   We made the decision to relocate primarily because we believe that our new Tampa location will make it easier for us to hire the technical and customer service personnel we anticipate needing to implement our business model.  We also have operating lease agreements with terms of one year or less for two sales offices, one in Atlanta, Georgia and the other in Dallas, Texas, and a temporary warehouse in Sarasota, Florida.
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As of December 29, 2007, we evaluated the ability to recover the minimum future lease payments on our previous Bradenton offices of approximately $149,500 as well as leasehold improvements, fixtures and equipment having a net book value of approximately $58,000.  Our evaluation, taking into consideration the leasing market in Bradenton and our recent experience concerning the second floor of the Bradenton location, resulted in our recording a charge to operations of approximately $176,000 for the fair value of the net remaining rent (i.e. the future minimum lease payments minus estimated sublease rentals we reasonably can expect to receive) and the carrying value of the aforementioned assets related to such facility. We did not incur any other significant costs as a result of our move to our Tampa, Florida facility.

We maintain technology equipment, primarily network servers, telecommunications and security equipment, to run the nFinanSe Network at two third party locations.  Our primary location is in Sarasota, Florida and our backup location, with functionally identical equipment, is in Tampa, Florida.  All of our other tangible personal property is located at our new facility. All of our equipment is in good operating condition and repair (subject to normal wear and tear).

Item 3.  Legal Proceedings.

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.

We may also become involved in certain other litigation from time to time in the ordinary course of business, however at December 29, 2007, no such litigation exists or has been threatened.

Item 4.  Submission of Matters to a Vote of Security Holders.

None.

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PART II

Item 5.  Market for Our Common Equity and Related Stockholder Matters.

Market Information

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol “NFSE.”  On November 15, 2006, we changed our fiscal year-end to the Saturday closest to December 31 of each year.  The following quotations reflect the high and low bids for the shares of the common stock based on inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low bid prices for the shares of the common stock during each full financial quarter for the three most recent fiscal years were as follows:

Quarter Ended	High	Low
December 29, 2007	$4.95	$3.15
September 29, 2007	$3.80	$2.98
June 30, 2007	$4.49	$2.96
March 31, 2007	$5.05	$1.30
December 31, 2006	$1.96	$0.60
September 30, 2006	$8.40	$1.34
June 30, 2006	$9.00	$4.94
March 31, 2006	$16.00	$6.70
December 31, 2005	$14.60	$6.00
September 30, 2005	$22.80	$8.60
June 30, 2005	$18.00	$8.80
March 31, 2005	$35.20	$10.20

Holders of Record of Common Stock

As of March 14, 2008, there were 98 holders of record of our common stock.

Dividends

Our Series A Convertible Preferred Stock accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock. There are no dividend requirements on our Series B Convertible Preferred Stock.

In September 2007, dividends were paid on the voluntary conversion of 1,300,000 shares of Series A Preferred Stock into 1,300,000 shares of common stock, in the form of 12,865 shares of common stock and cash for fractional shares of $11. In December 2007, dividends were paid on an additional voluntary conversion of 207,450 shares of Series A Preferred Stock into 207,450 shares of common stock, in the form of 2,260 shares of common stock.  As of December 29, 2007, dividends owed but not declared on our Series A Convertible Preferred Stock were $393,167.  In January 2008, these dividends were declared and satisfied through the issuance of 104,252 shares of our common stock.  We have not paid cash dividends on our common stock since inception.

Recent Sales of Unregistered Securities

During the third quarter of fiscal 2006, we entered into a Convertible Promissory Notes for $1,150,000 to provide interim funding until we could complete our next longer-term funding.  The notes were initially due on the earlier of five days after a qualified financing or the three month anniversary of the loan, however, the maturity date was subsequently extended until February 2, 2007. The note accrued interest at the rate of  9% per annum, was convertible into our common stock and contained 100% warrant coverage. Both the conversion price of the note and the exercise price of the warrant were assumed to be equal to the price paid for our shares in the subsequent qualified financing which occurred in August 2006, which was $0.25.
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On August 2, 2006, we entered into a series of Senior Secured Convertible Promissory Notes for an aggregate of $3,967,250, the August Notes, which included the conversion of the April 2006 note of $1,050,000 plus $17,250 of accrued and unpaid interest ($100,000 of the notes discussed above were repaid).  These notes were due on the earlier of five days after a qualified financing, as defined in the notes, or February 2, 2007. The notes accrued interest at the rate of 9% per annum and were convertible into our common stock at the same terms of our next qualified financing.  In connection with this financing, we issued warrants to purchase 793,450 shares of common stock with an exercise price of $5.00 per share.

On September 29, 2006, we entered into Securities Exchange Agreements, or the Exchange Agreements, with the holders of the August Notes.  Pursuant to the Exchange Agreements, we issued an aggregate of $3,967,250 senior secured convertible promissory notes in exchange for the surrender of the August Notes in the aggregate of $3,967,250 and warrants exercisable into 793,450 shares of our common stock.  Within 90 days of the date of the Exchange Agreements, we had the right to demand and the investors had certain additional investment rights to purchase of an additional $1,000,000 of notes by the investors and their affiliates on a pro rata basis.  The investors exercised this right and purchased an additional $1,000,000 of the notes on November 8, 2006.  All $4,967,250 of convertible promissory notes are referred to as September Notes.

On December 21, 2006, we issued an additional $200,000 in Senior Secured Convertible Promissory Notes to an existing holder of the September Notes.

On December 28, 2006, we completed the exchange of all of our outstanding September Notes, in the aggregate amount of $5,327,930 of principal and accrued interest, into 5,327,930 shares of our Series A Convertible Preferred Stock.  Pursuant to the terms of the exchange, all of the notes were surrendered and cancelled as consideration for the shares of such stock, which are convertible into one share of our common stock at a conversion rate of $1.00 per share.

Further, in a private placement occurring concurrently with the exchange, we received proceeds of $4,000,000 through the sale of an additional 4,000,000 shares of the aforementioned Series A Convertible Preferred Stock to certain accredited investors, including investors who had been holders of the September Notes.

On June 29, 2007, the Company entered into Securities Purchase Agreements, dated as of June 29, 2007, or the Purchase Agreements, with several institutional and accredited investors, or the Investors, pursuant to which the Company issued and sold to the Investors an aggregate of (i) 1,000,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share, or Series B Preferred Stock, (ii) 2,023,199 shares of common stock, $0.001 par value per share, and (iii) warrants to purchase 1,511,600 shares of common stock, or Warrants, for an aggregate purchase price of $9,069,597.

Pursuant to the Purchase Agreements, for the first $999,999 invested, each Investor received (i) common stock at the purchase price of $3.00 per share, and (ii) Warrants to purchase such number of shares of common stock that is equal to 50% of the common stock purchased.  For amounts invested between $1,000,000 and $1,999,998, each Investor received (i) Series B Preferred Stock at the purchase price of $3.00 per share, and (ii) Warrants to purchase such number of shares of common stock that is equal to 50% of the Series B Preferred Stock purchased.  For amounts invested over $1,999,999, each Investor received (i) for the amount equal to 25% of the investment over $1,999,998, common stock at a purchase price of $3.00 per share; (ii) for the amount equal to 75% of the investment over $1,999,998, Series B Preferred Stock at a purchase price of $3.00 per share; and (iii) Warrants to purchase such number of shares of common stock that is equal to 50% of the common stock and Series B Preferred Stock purchased.

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The Warrants entitle the Investors to purchase up to an aggregate of 1,511,600 shares of common stock at an initial exercise price of $5.00 per share.  The Warrants expire after a five-year term.  Each Investor received a Warrant exercisable for a number of shares of common stock equal to 50% of the shares of common stock and Series B Preferred Stock purchased by such Investor pursuant to the Purchase Agreement.  The exercise price is subject to adjustments for common stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its common stock into property or other securities collectively referred to as the Triggering Transaction, the Warrant shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investor would have received had the Investor been the record owner, at the time of completion of the Triggering Transaction, of that number of shares of common stock receivable upon exercise of the Warrant in full, less the aggregate exercise price payable in connection with the full exercise of the Warrant.  The Warrant shall not be exercisable by any Investor to the extent (but only to the extent) that, if exercised by the Investor, the Investor or any of its affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of common stock.

On March 21, 2008, the Company entered into a securities purchase agreement with Bruce Terker, a current member of our Board of Directors, pursuant to which the Company sold to Mr. Terker (i) 200,000 shares of common stock at $2.50 per share and, (ii) a warrant to purchase 100,000 shares of common stock, exercisable at $3.25 per share and expiring on March 21, 2011, for an aggregate purchase price of $500,000.

As of March 28, 2008, the Company entered into securities purchase agreements with certain accredited investors, pursuant to which the Company sold (i) 490,000 shares of common stock at $2.50 per share, and (ii) warrants to purchase 245,000 shares of common stock, exercisable at $3.25 per share and expiring on March 28, 2011, for an aggregate purchase price of approximately $1.2 million.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 29, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,403,696	$3.59	512,468
Equity compensation plans not approved by security holders	--	--	--
Total	2,403,696	$3.59	512,468

Item 6. Management’s Discussion and Analysis and Plan of Operation.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview.  nFinanSe is a provider of Stored Value Cards, or SVCs. There are four basic types of SVCs that we issue: reloadable general spend, gift, payroll and corporate reward SVCs. The reloadable general spend and gift SVCs are marketed to the consumer through retailer programs managed by established prepaid card distributors. Payroll and corporate reward SVCs are marketed to large companies by our internal sales force. The loading of SVCs either takes place over our proprietary nFinanSe NetworkTM, through Automated Clearing House, or ACH, transactions, or though transmitted files containing dollar amounts and card identification which we call “batch” loads. In addition, the nFinanSe NetworkTM can be used to process load transactions for other companies that market SVCs. nFinanSe NetworkTM transactions can take place throughout our distributors’ retail networks and at several different payment and remittance processors such as Western Union® and MoneyGram®.

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Reloadable general spend SVCs are marketed mainly to the “cash-based consumer” credit market, which consists primarily of those consumers who cannot qualify for a credit card or bank account or who are otherwise unattractive to banks, such as people who are recent immigrants, recently divorced, young or have no credit history or low income.  We believe gift SVCs have gained a high degree of consumer acceptance and our gift SVCs are marketed to appeal to this large consumer market segment. We market payroll SVCs directly to employers whose employee demographics fit the cash-based market profile. Our corporate reward SVCs are marketed to companies who intend to reward customer loyalty through the issuance of SVCs.

We earn revenues when a SVC is sold, when a reloadable SVC is loaded with funds, when the SVC is used for purchases or ATM transactions and, in some cases, interest on the card balances and for maintaining the use of the SVC on a monthly basis. The amount of revenue that we earn varies by transaction type, card issuing bank and the physical location of the transaction.

Changes in Fiscal Year End. As part of our merger with Pan American in August 2004, our fiscal year end changed from December 31 to September 30.  At a Special Stockholder’s Meeting held on November 15, 2006, we were granted approval to change our fiscal year end to the Saturday closest to December 31 of each year.

Discontinued Operations. During the fourth quarter of fiscal 2006, we made the decision to discontinue the operations of our wholesale long-distance and prepaid phone card subsidiary, MBI Services, Inc., due to lack of profitability and management’s desire to focus our entire effort on our core SVC business. Accordingly, all financial information pertaining to this discontinued business has been eliminated from ongoing operations for all periods presented in our financial statements and is instead shown as a single line item entitled “Gain (loss) from discontinued operations.”

Results of Operations. We have had limited revenues since our inception, and accordingly are considered a development stage enterprise as defined in Financial Accounting Standard No. 7.

Lack of Profitability of Business Operations Since 2001. We were initially focused exclusively on the sale of SVCs issued by a bank sponsor with a MasterCard® hologram. During the years leading up to fiscal 2006, we experienced significant difficulties, with bank sponsors and processors due to administrative errors, defective cards, poor service and improper paperwork Additionally, it became apparent to management that there was a flaw in focusing solely on the sale of SVC products that did not have a convenient load solution for consumers. Consequently, management made the decision to expand our focus to include the development of a proprietary process, the nFinanSe Network™, to allow the consumer to perform value loads in a retail environment. In fiscal 2006, we entered into agreements with MoneyGram® and Western Union® whereby SVCs could be loaded at their locations using the nFinanSe Network™. These agreements greatly expanded our load network. In  2006, we signed an agreement with DFS Services LLC, or DFS, that permits us to issue Discover®Network–branded SVCs directly or through an issuing bank. We believe the Discover®Network SVC products have multiple competitive advantages over the bank sponsored Mastercard SVCs we previously sold. The difficulties with our pre–Discover® Network SVC programs could not be resolved in a manner favorable to us. Consequently, management made the decision to focus our efforts solely on implementing the agreement with DFS. Accordingly, our sales efforts were interrupted while we developed our new Discover®Network SVC programs and abandoned our existing SVC programs by disposing of our then existing SVC inventory. The time and money lost due to the difficulties and interruptions we experienced with other issuers’ SVC programs, the cessation of sales activity and the SVC inventory write offs associated with the adoption and development of the Discover® Network SVC products, along with the expense of developing the nFinanSe Network™, has kept us from achieving profitability to date.

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During fiscal year 2007, we entered into agreements with established prepaid card distributors that will enable us to expand the number of active retail locations where our retail gift and reloadable general spend SVCs can be purchased.  Once our SVCs are deployed, we expect this effort will increase the number of locations where our cardholders can load funds onto their cards using the nFinanSe Network™.  As of December 29, 2007, there were over 70,000 locations where our SVCs could be loaded.  During 2007, we entered into agreements with several prepaid card distributors representing over 144,000 retail locations. Although much work is still required to get these agreements implemented and to have our reloadable general spend and retail gift SVCs accepted in the market, our business plan is to have a significant number of retail locations selling our retail gift and reloadable general spend SVCs by the end of calendar 2008. As of December 29, 2007, we had approximately 600 retail locations offering our SVCs for sale and for reload services.

Also during fiscal 2007, our corporate sales force began actively marketing our payroll card and we were awarded a major payroll card program by a large retailer with up to 50,000 employees eligible for a payroll card.  We expect this program to begin by the end of the second quarter of 2008.  We intend to continue marketing our payroll card program and adding active payroll card SVCs into 2008.

The following discussion compares the operations of the business for the fiscal year ended December 29, 2007 and the fiscal year ended September 30, 2006 and the three months ended December 30, 2006 and December 31, 2005.

Sales and Revenues. We produce revenues through five types of fees: fees when a card is sold, fees when the nFinanSe Network TM is used to reload a card, fees when a card is used in a purchase or ATM transaction, interest revenue which arises from overnight investing of card balances by our card issuing bank and fees when a card with a cash balance is charged for monthly maintenance. These fees differ by card type, issuing bank or transaction type.

Revenues for the years ended December 29, 2007 and September 30, 2006 were $32,763 and $77,833, respectively.  Revenue was down approximately 84% in the year ended December 29, 2007 compared to the year ended September 30, 2006 due to discontinuing our former bank sponsored SVC programs and focusing solely on our Discover®Network branded SVCs with programs developed by us and issued through selected Federally chartered banks.

Revenues for the three months ended December 30, 2006 and the three months ended December 31, 2005 were $19,518 and $39,885, respectively. Revenue was down in the three months ended December 30, 2006 by 51% when compared to the three months ended December 31, 2005.

Revenues in 2006 were hindered due to the cessation of our former bank sponsored SVC programs and the re-alignment of our business solely with the Discover®Network.  Revenues in 2007 were limited due to distributor program delays in getting cards for sale at retail locations.  These delays stem from the distributors inability to (i) timely certify their equipment, (ii) successfully complete pilots, (iii) market, train and sell their retailers on the Company’s products  and (iv) rollout cards prior to the forth quarter holiday season, a traditional blackout time for any systems or product initiatives.  During 2007, our focus was on executing agreements with prepaid card distributors.  Late in 2007, we had two distribution partners that began selling our SVC products, QComm and Via One, each of which had a limited number of retail locations on our network.  We have executed agreements with other prepaid card distributors including InComm, Now Prepay, LDC and Emida. These distributors provide prepaid programs at more than 100,000 retail locations in the United States and we expect, over the next 12 months, that these distributors will market our SVCs in many of these locations.  In addition during 2007, the Company also focused on executing payroll card agreements with large corporate customers.  In October 2007, the Company was awarded a payroll card program with a large employer that we expect will be rolled-out in the second quarter of fiscal 2008.
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Transaction and Operating Expenses. Transaction and operating expenses reflect charges for the cost of SVCs sold, charges from our processor, issuing-banks and networks (Discover® Network, ATM networks and EFT networks) for our SVC programs and card transaction costs and the costs of the nFinanSe customer service department.

Description	For the year ended December 29, 2007	For the year ended September 30, 2006	For the three month period ended December 30, 2006	For the three month period ended December 31, 2005
SVC card cost, program and transaction expenses	$533,865	$-	$49,237	$37,368
Inventory disposals and reserves	68,300	583,762	-	-
Stock based compensation	2,210	7,545	1,506	-
Customer service expenses	449,497	227,874	25,372	86,018
Transaction and operating expenses	$1,053,872	$819,181	$76,115	$123,386

Transaction and operating expenses increased 28.7% to $1,053,872 in the year ended December 29, 2007 from $819,181 in the year ended September 30, 2006.  The increase is primarily the result of the Company’s initiative during 2007 in developing a 24 hour seven days a week customer service department to support our SVC products and programs plus SVC program and transaction expenses related to the nFinanSe Discover® Network.  Inventory disposals and reserves decreased $515,462 to $68,300 for the year ending December 29, 2007 from $583,762 for the year ending September 30, 2006 due primarily to the previous year write-off of obsolete inventory in connection with the cessation of our former bank sponsored SVC programs.

Transaction and operating expenses decreased 38.3% to $76,115 for the three month period ending December 30, 2006 from $123,386 for the three month period ending December 31, 2005.  The decrease for the three month period ending December 30, 2006 was primarily due to lower customer service costs, the result of the cessation of the former bank sponsored SVC programs and, prior to the development of a 24 hour seven day a week customer service department, support  of our Discover® SVC products.  The decrease was slightly offset by higher SVC program and transaction expenses due to the set-up and distributor program costs associated with the nFinanSe Discover® Network SVC programs and stock based compensation due to the Company’s adoption of Financial Accounting Standards No. 123R (“FAS 123 (Revised)”), “Share-Based Payments” (“FAS 123(R)”) on January 1, 2006.  The Company adopted a modified prospective method for awards existing at the date of adoption which required us to record compensation expense as such awards continue to vest.  As such, we recorded expense for the three month period ended December 30, 2006, but had not recorded any stock based compensation expense for the three month period ended December 31, 2005.

Selling and Marketing Expenses. Selling and marketing expenses represent the costs we incur for our sales force and for the advertising, trade show and internal marketing expenses associated with marketing our SVCs.

Description	For the year ended December 29, 2007	For the year ended September 30, 2006	For the three month period ended December 30, 2006	For the three month period ended December 31, 2005
Advertising and marketing expenses	$547,996	$495,259	$106,103	$163,306
Sales force expenses	1,535,291	477,700	224,205	134,341
Stock based compensation	181,148	161,440	58,027	-
Selling and marketing expenses	$2,264,435	$1,134,399	$388,335	$297,647

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Selling and marketing expenses increased 100.0%, or $1,130,036, to $2,264,435 in the year ended December 29, 2007 from $1,134,399 in the year ended September 30, 2006.  Advertising and marketing expenses were $52,737 higher due to increases in advertising, trade shows and promotional materials. Higher sales force expenses of $1,057,591 were incurred in connection with the hiring of 10 additional personnel and related business expenses.  Because the Company implemented FAS 123(R) on January 1, 2006, stock based compensation was higher for the year ended December 29, 2007 due a full year of expense compared to nine months of expense in the year ended September 30, 2006.

Selling and marketing expenses increased 30.5%, or $90,688, to $388,335 for the three month period ended December 30, 2006 from $297,647 for the three month period ended December 31, 2005.  This increase was the result of higher sales force expenses in connection with the hiring of three additional personnel and related business expenses offset by lower advertising and marketing expenses.  Advertising and marketing expenses were lower due primarily to lower marketing personnel and personnel related expenses and to lower media expense.  Stock based compensation was approximately $58,000 of the increase because the Company began implementing FAS 123(R) on January 1, 2006, and therefore had not reported any stock based compensation in the three month period ended December 31, 2005.

General and Administrative Expenses. General and administrative expenses increased $551,246 to $6,862,485 for the year ended December 29, 2007 from $6,311,239 for the year ended September 30, 2006.  The increase was primarily due to:

•	personnel expenses due to increases in personnel and charges of approximately $250,000 for our settlement with our former chief executive officer under a non-cancelable employment agreement;
•
stock based compensation due to nine months of expense in the year ended September 30, 2006 as compared to a full year of expense for the year ended December 29, 2007 because the Company implemented FAS 123(R) on January 1, 2006 and due to options granted under an accelerated vesting schedule for our CEO and CFO for the year ended December 29, 2007;

•	impairment of asset charges of $99,348 in connection with our former corporate office and write off of dormant card program costs; and
•	licensing costs associated with our state money transmission/service business licensing initiative,

offset slightly by decreases in:

•	consulting expenses related to the financing, operation of the business and compliance efforts;
•	legal fees associated with filing our Registration Statement on Form SB-2 in fiscal 2006; and
•	other general and administrative expenses.

General and administrative expenses increased $13,937 to $1,345,822 for the three month period ended December 30, 2006 from $1,359,759 for the three month period ended December 31, 2005.  The increase was primarily attributable to stock based compensation expense of $65,523 recorded in the three month period ended December 30, 2006 and none recorded in the three month period ended December 31, 2005, because the Company began implementing FAS 123(R) on January 1, 2006.  This increase was slightly offset by lower legal and professional fees related to the filing of our Registration Statement on Form SB-2 (which became effective on June 14, 2006) and a reduction in legal and consulting fees incurred in connection with our licensing and compliance efforts, which were substantially complete by September 30, 2006.

Loss Before Other Income (Expense). As a result of the above, loss before other income (expense) for the years ended December 29, 2007 and September 30, 2006 was $10,148,029 and $8,186,986, respectively.

Loss before other income (expense) for the three month periods ending December 30, 2006 and December 31, 2005 was $1,790,754 and $1,740,907, respectively.
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Other Income (Expense).

Interest income.  Interest income increased $165,588 from $17,737 for the fiscal year ended September 30, 2006 to $183,325 for the fiscal year ended December 29, 2007.  This increase is primarily attributable to the interest income received on the overnight investment of the higher bank balances in fiscal 2007.

Interest income increased from $6,009 for the three months ended December 31, 2005 to $868,540 for the three months ended December 30, 2006.  This increase is primarily attributable to $863,000 of amortized premium related to the carrying value of our notes payable that were converted into Series A Convertible Preferred Stock on December 28, 2006.

Interest expense. Interest expense decreased from $1,499,630 for the fiscal year ended September 30, 2006, to $1,895 for the fiscal year ended December 29, 2007.  In fiscal 2006, substantially all of our interest expense represented non-cash amortization of debt discounts that arose when we allocated proceeds from our financing transactions to other securities issued in connection with the respective financings, such as warrants, and derivative features embedded in the debt instruments. In fiscal 2007, our minimal interest expense relates primarily to insurance premium financing agreements as all of our interest bearing debt was converted to equity in 2006..

Interest expense increased from $1,501 for the three months ended December 31, 2005, to $169,698 for the three months year ended December 30, 2006.  Substantially all of our interest expense represented interest accrued on notes payable.  The notes were converted to Series A Convertible Preferred Stock on December 28, 2006.

Gain on Derivative Financial Instruments.  We recognized a net gain on our non-trading derivative financial instruments of $3,465,948 for the year ended September 30, 2006.  During fiscal 2007, there were no derivative financial instrument liabilities outstanding and, accordingly, we have no gains or losses on such instruments during the year ended December 29, 2007.

We recognized a net gain on our non-trading derivative financial instruments of $634,911 for the three months ended December 31, 2005. As of September 30, 2006, we no longer had any outstanding derivative financial instrument liabilities and, accordingly, we had no gains or losses on such instruments during the quarter ended December 30, 2006.

Gains (losses) on debt extinguishments. During our fiscal year ending September 30, 2006, we entered into certain debt exchange and modification agreements that, under current accounting standards, constituted debt extinguishments. Such extinguishments arise when previously issued debt instruments are exchanged for new instruments with materially different terms or in instances where modifications to existing debt agreements materially modify the original terms or material fees are paid to effect the modification. When our debt was extinguished or, in the case of modifications, effectively extinguished, we were required to record the newly issued debt at its fair values which exceeded the carrying values of our existing balances. As a result, we were required to recognize debt extinguishment gains and losses that net to a loss of $5,137,817.  We did not have any gains or losses on debt extinguishments for the year ended December 29, 2007.

During the three months ended December 30, 2006, we entered into certain debt exchange and modification agreements that, under current accounting standards, constituted debt extinguishment.  As a result, when we extinguished the debt, we were required to recognize debt extinguishment gains and losses that net to a gain of $452,299 for the three months ended December 30, 2006.  We did not have any gains or losses on debt extinguishments for the three month period ended December 31, 2005.

Loss from Continuing Operations. Loss from continuing operations was $9,939,356 for the year ended December 29, 2007 or $1,500,041 lower than the loss from continuing operations of $11,439,397 for the fiscal year ended September 30, 2006.

           Loss from continuing operations for the three month periods ending December 30, 2006 and December 31, 2005 was $669,614 and $1,311,206, respectively.
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Gain (Loss) from Discontinued Operations. During the year ended September 30, 2006, we discontinued our prepaid calling card business and, accordingly, our statements of operations for all periods presented have been restated to reflect the prepaid calling card business as a discontinued operation.  During fiscal 2007, loss from our discontinued operations was $8,738 versus a loss of $3,350,244 for the year ended September 30, 2006.  Approximately $741,400 of the fiscal year 2006 loss is attributable to the write down of the discontinued operation’s assets to fair value and approximately $111,400 of the fiscal year 2006 loss is attributable to stock based compensation.

Loss from our discontinued operations was $47,456 for the three months ended December 30, 2006 or $612,202 lower than the same period of the prior year. The decrease is attributable to cessation of our telecom business operations in September 2006.

Liquidity and Capital Resources.  From inception to December 29, 2007, we have raised net proceeds of $29,573,113 from financing activities. We used these proceeds to fund operating and investing activities.

Net cash used in operating activities was approximately $8,485,000 and $7,470,000 for the twelve month periods ended December 29, 2007 and September 30, 2006, respectively.  The increase in cash used in operations was primarily the result of increases in inventories for the Discover ® Network cards.

Net cash used in investment activities for the fiscal year ended December 29, 2007 was approximately $1,312,000, consisting of a short term investment of $728,000 and $584,000 for purchases of property and equipment related to the relocation to our Tampa office and computer hardware and software for new employees and nFinanSe NetworkTM.  Net cash used in investment activities for the fiscal year ended September 30, 2006 was approximately $508,800, of which approximately $16,000 was an investment in a private company that was unwound and the balance was primarily for computer hardware and software.

During the year ended December 29, 2007, we secured net cash provided by financing activities of approximately $8,407,000 through sales of certain of our equity instruments, while for the year ended September 30, 2006 we secured net proceeds of approximately $6,400,000 from the sale of certain debt and equity instruments.   We had a cash balance of approximately $1.3 million as of March 28, 2008, which is inclusive of $1.7 million from the sale of equity in March 2008.

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. The collateral, which was in the form of a one year letter of credit from a bank, was placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $7.2 million. The issuing bank required that the letter of credit be guaranteed by Jeffrey Porter, one of our major stockholders and Bruce E. Terker, a current member of our Board of Directors,  in addition to the Company. In this case, approximately $1 million of the collateral for the letter of credit was arranged by Mr. Porter and the remaining collateral for the letter of credit was provided by Mr. Terker, who is also a major stockholder. In connection with this accommodation, the company and the Messrs. Porter and Terker entered into a Guaranty and Indemnification Agreement. In one instance, Mr. Porter who put up the $1 million of collateral agreed to a compensation of 2% per quarter paid in arrears in cash. In the other instance, Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year. The Guarantee and Indemnification Agreements can be cancelled by the Company in certain circumstances in 30 days.  After one year, it is expected that the Company will have the ability to fund the collateral requirement, if any, without the assistance of the guarantors

To fund the full scale implementation of our business plan and the planned rollout and distribution of cards in both the retail and paycard segments of our business, we will need to raise $6 - $7 million of additional capital over the next 12 months (we have recently closed on approximately $1.7 million of this equity raise and such amount is included in cash as of March 28, 2008).  Additionally, we expect to arrange a revolving accounts receivable credit facility which will be used to fund the face amount of gift cards and the load amounts on general spend cards on a daily basis. We expect to finance the aforementioned needs principally through public or private equity offerings and through debt financings and have retained investment bankers to assist us with the aforementioned offerings and financings.  We may decide to raise the capital in more than one transaction based on market conditions and business circumstances.  Although we are confident of our business plan, we have experienced unforeseen difficulties with implementing our plans in the past and there can be no assurance that unforeseen difficulties can be avoided going forward.  This fact alone could hamper our ability to raise the funds necessary to permit us to continue as a going concern for a reasonable period of time. If we are able to raise the funds, the terms and conditions may be highly dilutive to existing stockholders.

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Changes in Number of Employees and Location. We anticipate that the development of our business will require the hiring of a substantial number of additional employees in sales, operations and customer service.  We have relocated to an approximately 11,400 square foot office in the greater Tampa, Florida area because we believed that our former location in Bradenton, Florida made recruiting quite difficult due to the demographics of the area. The lease for our new Tampa offices commenced on our move-in date in October 2007. The total minimum payments, exclusive of sales taxes and CAM charges, over the five-year lease obligation are approximately $740,000. After our move to the Tampa location, we vacated the leased premises in Bradenton, Florida; however, we remain liable for the full amount of rent payable under our Bradenton lease. As mentioned under "Description of Property" above, we recognized an expense and liability for the fair value of the net remaining lease rentals at the Bradenton location of approximately $149,500 (i.e. the future minimum lease payments below minus estimated sublease rentals we reasonably can expect to receive) during the quarter ended December 29, 2007.  In addition, we also impaired approximately $58,000 of property and equipment upon abandonment of the facility. We did not incur any other significant costs as a result of our move to our new facility.

Off-Balance Sheet Arrangements

Operating Leases

We are obligated under various operating lease agreements.  Future minimum lease payments and anticipated common area maintenance charges under all of our operating leases are approximately as follows at December 29, 2007:

Year ended	Amounts

2008	$441,000
2009	196,300
2010	200,600
2011	205,100
2012	156,300

Total	$1,199,300

    Rent expense included in loss from continuing operations for the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006 approximated $332,646, $71,700 and $274,000, respectively.

Employment Agreements

We are obligated under the following employment agreements:

●
The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000 (raised to $275,000 in February 2008). The agreement is to be automatically renewed for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share, or the Welch Option Shares, which when using Black-Scholes, results in an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Welch Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

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On July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which when using Black-Scholes, results in an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

On January 24, 2008, Mr. Welch was awarded 95,000 stock options at $4.00 per share, which when using Black-Scholes, results in an aggregate fair value of approximately $233,725.  These options vest in 28 equal installments. The first seventeen installments vested on January 31, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000 (raised to $200,000 in February 2008). Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share, or the Springer Option Shares, which when using Black-Scholes, results in an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Springer Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which when using Black-Scholes, results in an aggregate fair value of approximately $291,000.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

On January 24, 2008, Mr. Springer was awarded 45,000 stock options at $4.00 per share, which when using Black-Scholes, results in an aggregate fair value of approximately $110,700.  These options vest in 28 equal installments. The first seventeen installments vested on January 31, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
Notwithstanding the above mentioned vesting schedules, all such options will be immediately fully vested and exercisable in the event of a change in control (as defined in the respective employment agreement), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

●
Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

Page 23 (10-KSB 12/29/07)

In addition to the above, on December 30, 2006, we were obligated under an employment agreement with our previous Chairman of the Board of Directors and Chief Executive Officer, Clifford Wildes. The agreement was terminated on January 29, 2007. As consideration for such termination and as compensation for accrued vacation owed to Mr. Wildes of approximately $90,000, we agreed to pay him a total sum of $250,000 over a period of six months.  At December 29, 2007, the amounts owed to Mr. Wildes under this arrangement were completely satisfied and there was no remaining liability.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Metavante, our processor, and Palm Desert National Bank and First National Bank and Trust, or FNB&T, our card issuing banks, that have initial expiration dates from June 2009 through June 2012. Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante and FNB&T agreements include a monthly minimum payment of $5,000.  During the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006, we made aggregate payments of approximately $117,800, $9,000 and $0, respectively to Metavante and no payments to FNB&T under these arrangements.

Purchase Commitments

As of December 29, 2007, we had non-cancelable purchase commitments for card inventory, including plastic, collateral material and fees, totaling approximately $1,000,000; substantially all of which is expected to be paid by mid 2008.  This amount includes approximately $670,000 that is recorded in accounts payable and accrued inventory liability on the balance sheet as of December 29, 2007.

Critical Accounting Policies

Revenue Recognition

We generate the following types of revenues:

•  Wholesale fees, which arise from sales and activation of our SVCs.
•  Transaction fees, which arise from the use and loading of cash for SVCs.
•  Maintenance fees, which arise from keeping the SVCs active on a monthly basis.
•  Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements,” or SAB 104, for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. We recognize the costs of these revenues, including the cost of printing the cards, packaging and collateral material, at the time revenue is recognized.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern, that all long-lived assets are recoverable and that the resolution of certain litigation will not result in a significant loss.  In addition, stock-based compensation expense represents a significant estimate concerning the future but unknown value of our common stock at some future date based on a formula used by most companies in making the value determination.  The markets for our products are characterized by intense price competition, rapid technological development, evolving standards and regulations and short product life cycles, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Page 24 (10-KSB 12/29/07)

Stock-Based Compensation

Prior to January 1, 2006, we used Financial Accounting Standard No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, or FAS 148, to account for our stock-based compensation arrangements. It amended the disclosure provisions of Financial Accounting Standards Board Statement No. 123, Share-Based Payments or FAS 123, to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Through December 31, 2005, as permitted by FAS 123 and amended by FAS 148, we used the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, to account for our stock-based employee compensation arrangements. Effective January 1, 2006, we began applying FAS 123(R), to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments, such as stock options, granted to employees.

We have elected to apply FAS 123(R) using a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption.  With respect to nonemployee stock options that vest at various times and have no significant disincentives for nonperformance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultant’s performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense, which relies on a number of estimates such as the volatility of our stock, represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," or FAS 144, we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable.  At December 29, 2007, we believe our long-lived assets are recoverable.

Convertible Debt and Equity Securities Issued with Registration Rights Agreements

In connection with the sale of debt or equity securities, we may enter into registration rights agreements that generally require us to file registration statements with the SEC to register common shares that may be issued on conversion of debt or preferred stock to permit resale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants. The agreements typically require us to pay damages, in the form of contractually stipulated penalties, for any delay in filing the required registration statements or in the registration statements becoming effective, maintaining effectiveness or, in some instances, maintaining a listing of our common stock. These damages are usually expressed as a fixed percentage, per month, of the original proceeds we received on issuance of the debt, preferred stock, common shares, options or warrants. We account for any such penalties as contingent liabilities, applying the accounting guidance of Financial Accounting Standard No. 5, "Accounting for Contingencies," or FAS 5.  This accounting is consistent with FASB Staff Position FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements," which was issued on December 21, 2006. Accordingly, we recognize any damages when it becomes probable that they will be incurred and when amounts are reasonably estimable.

Page 25 (10-KSB 12/29/07)

Impact of Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," or FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. This statement of this statement did not have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements,” or FAS 157. This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements as the FASB previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require us to develop or report any new fair value measurements. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement is not expected to have a significant effect on our financial statements.

On February 15, 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, or FAS 159, which creates a fair-value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. FAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, FAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair-value election. FAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. We have not yet determined the effect that the implementation of FAS 159 will have on our results of operations or financial condition.

In December 2007, the FASB issued Financial Accounting Standard No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51," or FAS 160.  FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation.  FAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R broadens the guidance of FAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. FAS 141R applies prospectively to business combinations consummated in fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

Page 26 (10-KSB 12/29/07)

Item 7.  Financial Statements.

The audited financial statements of the Company for the year ended December 29, 2007, the three month period ended December 30, 2006 and the year ended September 30, 2006, and the reports thereon of Kingery & Crouse, P.A. are included in this annual report following the Exhibit Index to this annual report.

Item 8.  Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 8A.  Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15 under the Exchange Act, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 29, 2007.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer.  In assessing the effectiveness of our internal control over financial reporting we utilized the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission as published in "Internal Control over Financial Reporting – Guidance for Smaller Public Companies."  Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this report were effective, although we did identify certain significant deficiencies.

The SEC has defined “significant deficiency” in a final rule release as a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the registrant’s financial reporting.    In this regard, we (i) initially failed to provide disclosures void of errors or omissions in the notes to our consolidated financial statements prior to the distribution of these financial statements to our Audit Committee and independent accountants and (ii) have a small number of accounting and financial resources with limited redundancies considered necessary to adequately support our financial reporting requirements due to our size and limited operating history.  These deficiencies have been and/or will be remediated as follows:

•
our accounting and financial staff received additional continuing education prior to year end and will continue to receive additional formal training subsequent to December 29, 2007 relative to our financial reporting responsibilities; and

•	during fiscal 2008 we plan to increase our accounting resources to augment our financial reporting requirements.

We understand that remediation of disclosure controls is a continuing work in progress due to the issuance of new standards and promulgations.  However, remediation of the significant deficiencies described above is among our highest priorities.  Our management and Audit Committee will periodically assess the progress and sufficiency of our ongoing initiatives and make adjustments as and when necessary.  As of the date of this report, our management believes that our efforts will remediate the significant deficiencies in internal control over financial reporting as described above.

Notwithstanding these deficiencies which are described below, our management performed additional analyses, reconciliations and other post-closing procedures and has concluded that the Company’s consolidated financial statements for the periods covered by and included in this Annual Report on Form 10-KSB are fairly stated in all material respects in accordance with generally accepted accounting principles in the U.S. for each of the periods presented herein.

Page 27 (10-KSB 12/29/07)

Inherent Limitations Over Internal Controls

The Company's internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company's assets;

(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company's receipts and expenditures are being made only in accordance with authorizations of the Company's management and directors; and

(iii)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the financial statements.

Management, including the Company's Chief Executive Officer and Chief Financial Officer, does not expect that the Company's internal controls will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of internal controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Also, any evaluation of the effectiveness of controls in future periods are subject to the risk that those internal controls may become inadequate because of changes in business conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management's Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the company as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the (i) effectiveness and efficiency of operations, (ii) reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and (iii) compliance with applicable laws and regulations. Our internal controls framework is based on the criteria set forth in the Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over the Company's financial reporting.

Management assessed the effectiveness of our internal control over financial reporting as of December 29, 2007, utilizing the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission as published in "Internal Control over Financial Reporting – Guidance for Smaller Public Companies."  Based on the assessment by management, we determined that our internal control over financial reporting was effective as of December 29, 2007.

As a non-accelerated smaller reporting filer, management's assessment of the effectiveness of our internal control over financial reporting as of December 29, 2007 is not required to be audited by Kingery & Crouse PA, our independent registered public accountant until our fiscal year ending January 2, 2010.

Changes in Internal Control of Financial Reporting

During the quarters ended December 29, 2007 and March 29, 2008, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Item 8B.  Other Information.

None.

Page 28 (10-KSB 12/29/07)

PART III

Item 9.   Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act.

The information called for by Item 9 of Form 10-KSB will be set forth under the caption “Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act” in our definitive proxy statement, to be filed within 120 days after the end of the fiscal year covered by this annual report on Form 10-KSB, and is incorporated herein by reference.

Item 10.   Executive Compensation.

The information called for by Item 10 of Form 10-KSB will be set forth under the caption “Executive Compensation” in our definitive proxy statement, to be filed within 120 days after the end of the fiscal year covered by this annual report on Form 10-KSB, and is incorporated herein by reference.

Item 11.   Security Ownership of Certain Beneficial Owners and Management and Related  Stockholder Matters.

The information called for by Item 11 of Form 10-KSB will be set forth under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in our definitive proxy statement, to be filed within 120 days after the end of the fiscal year covered by this annual report on Form 10-KSB, and is incorporated herein by reference.

Item 12.   Certain Relationships and Related Transactions, and Director Independence.

The information called for by Item 12 of Form 10-KSB will be set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in our definitive proxy statement, to be filed within 120 days after the end of the fiscal year covered by this annual report on Form 10-KSB, and is incorporated herein by reference.

Page 29 (10-KSB 12/29/07)

Item 13.  Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 27, 2006 and incorporated by reference herein).

3.2	By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2004 and incorporated by reference herein).

3.3
Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 27, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

3.4
Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 29, 2007 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

4.1
Form of Senior Secured Convertible Promissory Note, as executed by the Company and the holders thereof on September 29, 2006 and November 8, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).

4.2
Form of Securities Exchange Agreement, as executed by the Company and holders of the Company’s Senior Secured Convertible Promissory Notes on September 29, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).

4.3
Form of Joinder, as executed on November 8, 2006, by the Company and those holders of Senior Secured Convertible Promissory Notes, all dated as of November 8, 2006, who were not originally parties to the Securities Exchange Agreements, dated as of September 29, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on November 13, 2006 and incorporated by reference herein).

4.4
Form of Securities Exchange Agreement, as executed by the Company and the investors signatory thereto on December 28, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

4.5
Form of Stock Purchase Agreements, as executed by the Company and the purchasers signatory thereto on December 28, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

4.6
Form of Securities Purchase Agreement, as executed by the Company and the investors signatory thereto on June 29, 2007 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

4.7
Form of Warrant, as issued by the Company to certain investors on June 29, 2007 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

Page 30 (10-KSB 12/29/07)

10.1
Swift Pay Service Agreement, dated as of March 18, 2005, by and between Western Union and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated by reference herein).

10.2
ExpressPayment (TM) Service Agreement, dated as of October 31, 2006, by and between MoneyGram Payment Systems, Inc. and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005 and incorporated by reference herein).

10.3
Stored Value Card Issuer Agreement, dated as of May 10, 2006, by and between Discover Financial Services LLC and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on May 11, 2006 and incorporated by reference herein).

10.4
Stored Value Prepaid Card Sponsorship Agreement, dated as of October 20, 2006, and Addendum to Stored Value Prepaid Card Sponsorship Agreement, dated as of November 10, 2006, by and between Palm Desert National Bank and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.5
Stored Value Card Processing Agreement, dated as of June 14, 2006, by and between Metavante Corporation and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.6**
Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.7**
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.8**
Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.9**
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.10**
Employment Agreement, dated as of October 1, 2005, by and between Mr. Clifford Wildes and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.11
Commercial Lease Agreement, dated as of January 10, 2005, by and between The 6015, LLC and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.12
Sublease Agreement, dated as of August 5, 2005, by and between GEBO Corporation USA and the Company (filed as Exhibit 5.3 to the Company’s Quarterly Report on Form 10-QSB filed on August 15, 2005 and incorporated by reference herein).

10.13	2004 Amended Stock Incentive Plan (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

Page 31 (10-KSB 12/29/07)

10.14**
Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 2, 2007 and incorporated by reference herein).

10.15**
Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 18, 2007 and incorporated by reference herein).

10.16**
Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 18, 2007 and incorporated by reference herein).

10.17
Commercial Lease Agreement, dated as of April 16, 2007, by and between FLA Owner LLC and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on November 9, 2007 and incorporated by reference herein)

10.18
Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and National Penn Bank (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.19
Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.20
Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.21
Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

14.1	Code of Ethics (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

21.1*	List of the Company’s Subsidiaries

31.1*	Certifications of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.

31.2*	Certifications of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

*   Filed herewith.
**   Management contract or compensatory plan or arrangement.

Page 32 (10-KSB 12/29/07)

Item 14.  Principal Accounting Fees and Services.

The information called for by Item 14 of Form 10-KSB will be set forth under the caption “Principal Accounting Fees and Services” in our definitive proxy statement, to be filed within 120 days after the end of the fiscal year covered by this annual report on Form 10-KSB, and is incorporated herein by reference.

Page 33 (10-KSB 12/29/07)

SIGNATURES

           In accordance with Section 13 or 15(d) of the Exchange Act, we caused this report to be signed on our behalf by the undersigned, thereunto duly authorized.

nFinanSe Inc.

By:	/s/ Jerry R. Welch
Jerry R. Welch, Chief Executive Officer and Director
	Date:	March 28, 2008

           In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/Jerry R. Welch
Jerry R. Welch, Chief Executive Officer and Director
(Principal Executive Officer)
	Date:	March 28, 2008

By:	/s/Raymond P. Springer
Raymond P. Springer, Secretary and Chief Financial Officer
(Principal Financial Officer)
	Date:	March 28, 2008

By:	/s/ Jerome A. Kollar
Jerry A. Kollar, Principal Accounting Officer
	Date:	March 28, 2008

By:	/s/ Ernest W. Swift
Ernest W. Swift, Director
	Date:	March 28, 2008

By:	/s/ Benjamin Bond
Benjamin Bond, Director
	Date:	March 28, 2008

By:	/s/ Mark Brewer
Mark Brewer, Director
	Date:	March 28, 2008

By:	/s/ Joseph Hudgins
Joseph Hudgins, Director
	Date:	March 28, 2008

By:	/s/ Bruce Terker
Bruce Terker, Director
	Date:	March 28, 2008

Page 34 (10-KSB 12/29/07)

EXHIBITS INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 27, 2006 and incorporated by reference herein).

3.2	By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2004 and incorporated by reference herein).

3.3
Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 27, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

3.4
Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 29, 2007 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

4.1
Form of Senior Secured Convertible Promissory Note, as executed by the Company and the holders thereof on September 29, 2006 and November 8, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).

4.2
Form of Securities Exchange Agreement, as executed by the Company and holders of the Company’s Senior Secured Convertible Promissory Notes on September 29, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).

4.3
Form of Joinder, as executed on November 8, 2006, by the Company and those holders of Senior Secured Convertible Promissory Notes, all dated as of November 8, 2006, who were not originally parties to the Securities Exchange Agreements, dated as of September 29, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on November 13, 2006 and incorporated by reference herein).

4.4
Form of Securities Exchange Agreement, as executed by the Company and the investors signatory thereto on December 28, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

4.5
Form of Stock Purchase Agreements, as executed by the Company and the purchasers signatory thereto on December 28, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on January 4, 2007 and incorporated by reference herein).

4.6
Form of Securities Purchase Agreement, as executed by the Company and the investors signatory thereto on June 29, 2007 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

4.7
Form of Warrant, as issued by the Company to certain investors on June 29, 2007 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 5, 2007 and incorporated by reference herein).

Page 35 (10-KSB 12/29/07)

10.1
Swift Pay Service Agreement, dated as of March 18, 2005, by and between Western Union and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated by reference herein).

10.2
ExpressPayment (TM) Service Agreement, dated as of October 31, 2006, by and between MoneyGram Payment Systems, Inc. and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005 and incorporated by reference herein).

10.3
Stored Value Card Issuer Agreement, dated as of May 10, 2006, by and between Discover Financial Services LLC and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on May 11, 2006 and incorporated by reference herein).

10.4
Stored Value Prepaid Card Sponsorship Agreement, dated as of October 20, 2006, and Addendum to Stored Value Prepaid Card Sponsorship Agreement, dated as of November 10, 2006, by and between Palm Desert National Bank and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.5
Stored Value Card Processing Agreement, dated as of June 14, 2006, by and between Metavante Corporation and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.6**
Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.7**
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.8**
Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.9**
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).

10.10**
Employment Agreement, dated as of October 1, 2005, by and between Mr. Clifford Wildes and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.11
Commercial Lease Agreement, dated as of January 10, 2005, by and between The 6015, LLC and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

10.12
Sublease Agreement, dated as of August 5, 2005, by and between GEBO Corporation USA and the Company (filed as Exhibit 5.3 to the Company’s Quarterly Report on Form 10-QSB filed on August 15, 2005 and incorporated by reference herein).

10.13	2004 Amended Stock Incentive Plan (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

Page 36 (10-KSB 12/29/07)

10.14**
Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 2, 2007 and incorporated by reference herein).

10.15**
Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 18, 2007 and incorporated by reference herein).

10.16**
Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 18, 2007 and incorporated by reference herein).

10.17
Commercial Lease Agreement, dated as of April 16, 2007, by and between FLA Owner LLC and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on November 9, 2007 and incorporated by reference herein)

10.18
Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and National Penn Bank (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.19
Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.20
Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

10.21
Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on February 22, 2008 and incorporated by reference herein).

14.1	Code of Ethics (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).

21.1*	List of the Company’s Subsidiaries

31.1*	Certifications of Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.

31.2*	Certifications of Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

*   Filed herewith.
**   Management contract or compensatory plan or arrangement.
Page 37 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

Consolidated Financial Statements
as of December 29, 2007 and for various periods ended
December 29, 2007, the three months ended December 30, 2006
and the year ended September 30, 2006, and
Report of Independent Registered Public Accounting Firm

F-1 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

Page
Report of Independent Registered Public Accounting Firm…………………..………..………..…………………..………..………..…………………..………..………..………………..………..………..…………………..….....................……..	F-3
Consolidated Financial Statements:
Consolidated Balance Sheet as of December 29, 2007………………………...………………...…………………..………..………..………………..………..………..…………………..….....................……..……..………..………..……………..	F-4

Consolidated Statements of Operations for the year ended December 29, 2007, the three months ended December 30, 2006, the year ended September 30, 2006 and the period July 10, 2000 (inception) to December 29, 2007……….
F-5

Consolidated Statements of Stockholders’ Equity (Deficit) for the year ended December 29, 2007, the three months ended December 30, 2006, the year ended September 30, 2006 and various periods between July 10, 2000 (inception) to September 30, 2005 ……………….…………………..………..………..…………………..….....................……..…….…..………..………..…………………..….....................……..……..………..………..…………………....
F-6

Consolidated Statements of Cash Flows for the year ended December 29, 2007, the three months ended December 30, 2006, the year ended September 30, 2006 and the period July 10, 2000 (inception) to December 29, 2007………
F-11

Notes to Consolidated Financial Statements…..................................................................................................………….………..……………..……………….…………………..………..………..…………………..………..………..………………
F-13

F-2 (10-KSB 12/29/07)

[LETTERHEAD OF KINGERY & CROUSE, P.A.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of nFinanSe Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of nFinanSe Inc. and subsidiaries, formerly known as Morgan Beaumont, Inc. (the “Company”), a development stage enterprise, as of December 29, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended, the three months ended December 30, 2006, the year ended September 30, 2006 and the period July 10, 2000 (date of incorporation) to December 29, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 29, 2007, and the results of its operations and cash flows for the year then ended, the three months ended December 30, 2006, the year ended September 30, 2006 and the period July 10, 2000 (date of incorporation) to December 29, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to such financial statements, the Company is in the development stage, has suffered recurring losses from operations and has ongoing requirements for additional capital investment. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery & Crouse, P.A. s/s

March 4, 2008 (except for the first bullet of Note B and the third and fourth paragraphs of Note L as to which the date is March 28, 2008)
Tampa, FL
F-3 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 29, 2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,497,365
Short term investment	728,000
Receivables:
Accounts (net of allowance for doubtful accounts of $0)	10,957
Other	19,027
Prepaid expenses and other current assets (including prepaid marketing costs of approximately $312,000)	705,608
Inventories	1,942,206
Total current assets	5,903,163
PROPERTY AND EQUIPMENT, NET	759,261

OTHER ASSETS	338,160

TOTAL	$7,000,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$139,635
Accrued personnel costs	130,804
Accrued inventory liability	593,431
Accrued lease obligation	117,483
Deferred revenues	106,250
Other accrued liabilities	474,624
Total current liabilities	1,562,227

COMMITMENTS AND CONTINGENCIES (SEE NOTE E)

STOCKHOLDERS’ EQUITY:
Preferred stock - $.001 par value: 25,000,000 shares authorized; 8,820,484 outstanding as follows:
Series A Convertible Preferred Stock – 9,327,934 shares authorized; 7,820,484 shares issued and outstanding with a liquidation value of $8,213,651 (including undeclared accumulated dividends in arrears of $393,167 at December 29, 2007)	7,820
Series B Convertible Preferred Stock – 1,000,010 shares authorized; 1,000,000 shares issued and outstanding with a liquidation value of $3,000,000 at December 29, 2007	1,000
Common stock - $0.001 par value: 200,000,000 shares authorized; 7,371,929 shares issued and outstanding	7,372
Additional paid-in capital	42,002,195
Deficit accumulated during the development stage	(36,580,030)
Total stockholders’ equity	5,438,357

TOTAL	$7,000,584

See notes to consolidated financial statements.

F-4 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 29, 2007	For the three months ended December 30, 2006	For the year ended September 30, 2006	For the period July 10, 2000 (inception) to December 29, 2007
REVENUES	$32,763	$19,518	$77,833	$1,206,168

OPERATING EXPENSES
Transaction and operating expenses	1,053,872	76,115	819,181	2,588,634
Selling and marketing expenses	2,264,435	388,335	1,134,399	4,356,631
General and administrative expenses	6,862,485	1,345,822	6,311,239	22,346,217
Total operating expenses	10,180,792	1,810,272	8,264,819	29,291,482

Loss before other income (expense)	(10,148,029)	(1,790,754)	(8,186,986)	(28,085,314)

Other income (expense):
Interest expense	(1,895)	(169,698)	(1,499,630)	(1,688,264)
Interest income	183,325	868,540	17,737	1,140,240
Gain on derivative instruments	-	-	3,465,948	1,845,262
Gain (loss) on debt extinguishment	-	452,299	(5,137,817)	(4,685,518)
Registration rights penalties	-	-	(98,649)	(98,649)
Other income (expense)	27,243	(30,001)	-	(93,856)
Total other income (expense)	208,673	1,121,140	(3,252,411)	(3,580,785)

Loss from continuing operations	(9,939,356)	(669,614)	(11,439,397)	(31,666,099)

Loss from discontinued operations	(8,738)	(47,456)	(3,350,244)	(3,861,579)

Net loss	(9,948,094)	(717,070)	(14,789,641)	(35,527,678)
Dividends paid on Series A Convertible Preferred Stock	(52,352)	(1,000,000)	-	(1,052,352)
Undeclared and unpaid dividends on Series A Convertible Preferred Stock	(393,167)	-	-	(393,167)
Net loss attributable to common stockholders	$(10,393,613)	$(1,717,070)	$(14,789,641)	$(36,973,197)
Net loss per share - basic and diluted:
Continuing operations	$(1.95)	$(0.44)	$(3.23)
Discontinued operations	$-	$(0.01)	$(0.95)
Total net loss per share	$(1.95)	$(0.45)	$(4.18)
Weighted average number of shares outstanding	5,318,685	3,826,417	3,531,210

See notes to consolidated financial statements.

F-5 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

								Deficit
							Note	Accumulated
	Convertible				Additional	Common	Receivable	During the
	Preferred Stock		Common Stock		Paid-In	Stock	from	Development
	Series A	Series B	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Balances, July 10, 2000 (date of incorporation)	$-	$-	-	$-	$-	$-	$-	$-	$-

Common Stock subscription	-	-	-	-	-	100	-	-	100
Net loss	-	-	-	-	-	-	-	-	-
Balances, December 31, 2000	-	-	-	-	-	100	-	-	100

Issuance of Common Stock for cash:
At $0.177 per share	-	-	2,547	3	447	(100)	-	-	350
At $0.126 per share	-	-	39,802	39	4,961	-	-	-	5,000
Issuance of Common Stock for services
At $1.57 per share	-	-	77,853	78	122,172	-	-	-	122,250
Net loss	-	-	-	-	-	-	-	(216,982)	(216,982)
Balances, December 31, 2001	-	-	120,202	120	127,580	-		(216,982)	(89,282)

Issuance of Common Stock for cash:
At $1.57 per share	-	-	1,337	1	2,099	-	-	-	2,100
At $2.62 per share	-	-	64,766	65	169,435	-	-	-	169,500
At $3.14 per share	-	-	15,921	16	49,984	-	-	-	50,000
Issuance of Common Stock for services:
At $1.57 per share	-	-	46,412	46	72,834	-	-	-	72,880
At $2.62 per share	-	-	75,465	75	197,816	-	-	-	197,891
At $3.14 per share	-	-	3,375	3	10,597	-	-	-	10,600
Net loss	-	-	-	-	-	-	-	(451,646)	(451,646)
Balances, December 31, 2002	-	-	327,478	326	630,345	-	-	(668,628)	(37,957)

Issuance of Common Stock for cash:
At $1.57 per share	-	-	14,210	14	22,299	-	-	-	22,313
At $3.14 per share	-	-	12,737	13	39,987	-	-	-	40,000
Issuance of Common Stock for services
At $3.14 per share	-	-	189,289	189	594,276	-	-	-	594,465

								(Continued)

F-6 (10-KSB 12/29/07)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

								Deficit
							Note	Accumulated
	Convertible				Additional	Common	Receivable	During the
	Preferred Stock		Common Stock		Paid-In	Stock	from	Development
	Series A	Series B	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Issuance of Common Stock for assets of Typhoon Technologies at $3.14 per share	-	-	71,068	71	223,119	-	-	-	223,190
Net loss	-	-	-	-	-	-	-	(954,974)	(954,974)
Balances, December 31, 2003	-	-	614,782	613	1,510,026	-	-	(1,623,602)	(112,963)

Issuance of Common Stock for cash at $1.57 per share	-	-	13,183	13	20,687	-	-	-	20,700
Issuance of Common Stock held in escrow	-	-	17,513	18	(18)	-	-	-	-
Common Stock issued for services at $3.14 per share	-	-	4,521	5	14,195	-	-	-	14,200
Issuance of Common Stock in exchange for net assets in a recapitalization	-	-	1,351,250	1,351	2,967,649	-	(3,000,000)	-	(31,000)
Collections on note receivable from stockholder	-	-	-	-	-	-	1,615,586	-	1,615,586
Net loss	-	-	-	-	-	-	-	(1,031,335)	(1,031,335)
Balances, September 30, 2004	-	-	2,001,249	2,000	4,512,539	-	(1,384,414)	(2,654,937)	475,188

Issuance of Common Stock and warrants for cash:	-	-	-	-	-	-	-	-	-
At $4.00 per share	-	-	356,250	356	1,424,644	-	-	-	1,425,000
At $8.00 per share (net of stock issuance costs)	-	-	618,125	618	4,882,996	-	-	-	4,883,614

									(Continued)

F-7 (10-KSB 12/29/07)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)

								Deficit
							Note	Accumulated
	Convertible				Additional	Common	Receivable	During the
	Preferred Stock		Common Stock		Paid-In	Stock	From	Development
	Series A	Series B	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Allocation of proceeds from sales of Common Stock to derivative financial instruments (warrants)	-	-	-	-	(3,461,500)	-	-	-	(3,461,500)
Allocation of proceeds from sales of Common Stock to derivative financial instruments (registration rights)	-	-	-	-	(545,943)	-	-	-	(545,943)
Value attributable to consulting and director options	-	-	-	-	1,074,700	-	-	-	1,074,700
Issuance of Common Stock for certain property and equipment of MTel	-	-	43,183	43	748,157	-	-	-	748,200
Collections on note receivable from stockholder	-	-	-	-	-	-	1,384,414	-	1,384,414
Net loss	-	-	-	-	-	-	-	(7,417,935)	(7,417,935)
Balances, September 30, 2005	-	-	3,018,807	3,017	8,635,593	-	-	(10,072,872)	(1,434,262)

Derivative liability related to warrants exercised for Common Stock	-	-	-	-	5,254,468	-	-	-	5,254,468
Reclassify derivative portion of registration rights damages	-	-	-	-	(454,226)	-	-	-	(454,226)
Warrants exercised for Common Stock at $4.00 per share	-	-	618,125	618	2,471,882	-	-	-	2,472,500
Exercise of vested stock options	-	-	10,000	10	(10)	-	-	-	-
Issuance of additional Common Stock to principal of MTel	-	-	7,000	7	(7)	-	-	-	-
Issuance of Common Stock to consultant	-	-	10,000	10	(10)	-	-	-	-
								(Continued)

F-8 (10-KSB 12/29/07)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

								Deficit
							Note	Accumulated
	Convertible				Additional	Common	Receivable	During the
	Preferred Stock		Common Stock		Paid-In	Stock	from	Development
	Series A	Series B	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Issuance of Common Stock in connection with registration rights penalties	-	-	101,345	102	652,523	-	-	-	652,625
Issuance of Common Stock for consultant services	-	-	58,750	59	453,175	-	-	-	453,234
Issuance of warrants to consultants	-	-	-	-	226,732	-	-	-	226,732
Employee and director stock based award activity	-	-	-	-	1,272,263	-	-	-	1,272,263
Cancellation of Common Stock received in litigation settlement with former employee	-	-	(2,500)	(2)	2	-	-	-	-
Correction of stock certificate	-	-	1	-	-	-	-	-	-
Issuance of Common Stock for shares in PBS	-	-	7,500	8	83,992	-	-	-	84,000
Reversal of investment in PBS	-	-	-	-	(83,992)	-	-	-	(83,992)
Record gain on warrants	-	-	-	-	(9,000)	-	-	-	(9,000)
Issuance of additional investment rights	-	-	-	-	600,000	-	-	-	600,000
Net loss	-	-	-	-	-	-	-	(14,789,641)	(14,789,641)
Balances, September 30, 2006	-	-	3,829,028	3,829	19,103,385	-	-	(24,862,513)	(5,755,299)

Cancellation of PBS Common Stock	-	-	(7,539)	(8)		-	-	-	(8)
Employee and directors stock based award activity	-	-	-	-	125,056	-	-	-	125,056
Amortization and adjustment of registration rights penalties	-	-	-	-	203,689	-	-	-	203,689
Issuance of Series A Convertible Preferred Stock	9,328	-	-	-	10,507,985	-	-	-	10,517,313

									(Continued)

F-9 (10-KSB 12/29/07)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

								Deficit
							Note	Accumulated
	Convertible				Additional	Common	Receivable	During the
	Preferred Stock		Common Stock		Paid-In	Stock	From	Development
	Series A	Series B	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total
Dividends on Series A Convertible Preferred Stock					1,000,000			(1,000,000)	-
Accrued interest satisfied via the issuance of Series A Convertible Preferred Stock	-	-		-	68,000	-		-	68,000
Net loss	-	-	-				-	(717,070)	(717,070)
Balances, December 30, 2006	9,328	-	3,821,489	3,821	31,008,115	-	-	(26,579,583)	4,441,681

Employee and director stock based award activity	-	-	-	-	1,996,595	-	-	-	1,996,595
Issuance of PBS warrants	-	-	-	-	5,600	-	-	-	5,600
Issuance of Series B Convertible Preferred Stock	-	1,000	-	-	2,787,125	-	-	-	2,788,125
Private placement of Common Stock	-	-	2,023,199	2,023	5,608,889	-	-	-	5,610,912
Issuance of Common Stock in connection with the conversion of Series A Convertible Preferred Stock to Common Stock	(1,508)	-	1,507,450	1,508	-	-	-	-	-
Issuance of Common Stock in lieu of cash dividends on Series A Convertible Preferred Stock that was converted into Common Stock	-	-	15,125	15	52,325	-	-	(52,353)	(13)
Issuance of DFS Services LLC warrants	-	-	-	-	535,302	-	-		535,302
Exercise of vested stock options	-	-	4,666	5	8,244	-	-	-	8,249
Net loss	-	-	-	-	-	-	-	(9,948,094)	(9,948,094)
Balances, December 29, 2007	$7,820	$1,000	7,371,929	$7,372	$42,002,195	$-	$-	$(36,580,030)	$5,438,357

See notes to consolidated financial statements.

F-10 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the year ended December 29, 2007	For the three months ended December 30, 2006	For the year ended September 30, 2006	For the period July 10, 2000 (inception) to December 29, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,948,094)	$(717,070)	$(14,789,641)	$(35,527,678)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	261,161	60,501	432,640	962,233
Provision for inventory obsolescence	24,463	-	494,393	518,856
Provision for bad debts	-	2,726	369,246	461,972
Amortization of intangible assets	-	-	-	15,485
Stock based compensation and consulting	1,996,595	125,056	1,952,229	6,174,366
Purchased in process research and development	-	-	-	153,190
Gain on derivative instruments	-	169,171	(3,465,948)	(1,845,262)
Gains (losses) on debt extinguishments	-	(452,299)	5,137,817	4,685,518
Loss (gain) on disposal of assets	(1,633)	30,001	-	28,368
Loss from impairment of assets	99,348	-	741,401	1,095,903
Forgiveness of indebtedness as a result of litigation settlement	-	-	-	(50,000)
Non-cash interest expense	-	-	-	1,579,020
Amortization of discount on convertible promissory note	-	(863,049)	1,409,849	(863,049)
Value of Product Benefits Systems Corporation (“PBS”) warrant	5,707	-	-	5,707
Changes in assets and liabilities, net:
Receivables	28,166	(46,269)	103,978	(332,196)
Inventories	(1,751,633)	-	(253,207)	(2,106,410)
Prepaid expenses and other current assets	(240,330)	(437,114)	36,968	(719,264)
Other assets	18,199	(1,000)	25,158	(11,214)
Assets of discontinued operations	-	106,431	1,790,325	(229,060)
Accounts payable and accrued liabilities	764,464	383,746	185,040	1,637,939
Accrued registration rights penalties	-	-	98,649	98,649
Deferred revenues	46,250	50,000	10,000	106,250
Liabilities of discontinued operations	(87,411)	(131,431)	(1,749,026)	-
NET CASH USED IN OPERATING ACTIVITIES	(8,784,748)	(1,720,600)	(7,470,129)	(24,160,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(583,796)	(86,782)	(491,991)	(1,954,334)
Purchase of short-term investment	(728,000)	-	-	(728,000)
Investment in Product Benefits Systems Corporation	-	-	(15,737)	(15,737)
Cash advanced under note receivable	-	-	-	(202,000)
Other	-	-	-	(15,000)
NET CASH USED IN INVESTING ACTIVITIES	(1,311,796)	(86,782)	(507,728)	(2,915,071)

(Continued)

F-11 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)
	For the year ended December 29, 2007	For the three months ended December 30, 2006	For the year ended September 30, 2006	For the period July 10, 2000 (inception) to December 29, 2007
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A Preferred Stock	-	4,000,000	-	4,000,000
Proceeds from issuance of Series B Preferred Stock	3,000,000	-	-	3,000,000
Proceeds from borrowings	-	1,200,000	4,067,250	5,365,162
Repayments of notes payable	-	-	(100,000)	(147,912)
Collections on note receivable from stockholder		-	-	3,000,000
Payment for stock issuance costs	(670,561)	(142,600)		(813,161)
Proceeds from the exercise of vested stock options	8,249	-	-	8,249
Proceeds from the issuance of Common Stock	6,069,598	-	2,472,500	15,160,775
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,407,286	5,057,400	6,439,750	29,573,113

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,689,258)	3,250,018	(1,538,107)	2,497,365

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,186,623	936,605	2,474,712	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,497,365	$4,186,623	$936,605	$2,497,365

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,895	$527	$7,184	$16,996
Income taxes paid	$-	$-	$-	$-

SUPPLEMENTAL DISLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of assets by issuance of Common Stock	$-	$-	$-	$818,200
Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$-	$-	$4,007,443
Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalization - see Note A	$-	$-	$-	$2,969,000
Issuance of common stock in lieu of cash payment of registration penalties	$-	$-	$652,625	$652,625
Reclassification of long-lived assets to assets of discontinued telecom operations	$-	$-	$100,000	$100,000
Warrants Issued to DFS Services, LLC	$535,302	$-	$-	$535,302
Conversion of Series A Preferred Stock to Common Stock	$1,508	$-	$-	$1,508
Dividends on Series A Convertible Stock Preferred Stock	$52,352	$1,000,000	$-	$1,052,352
Conversion of Senior Secured Convertible Promissory Notes and accrued interest to Series A Convertible Preferred Stock	$-	$5,327,934	$-	$5,327,934

See notes to consolidated financial statements.

F-12 (10-KSB 12/29/07)

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc., which was originally incorporated under the laws of the State of Florida on July 10, 2000) and those of its wholly-owned subsidiaries, nFinanSe Payments Inc. and MBI Services Group, LLC (currently dormant)  (collectively the “Company,” “we, ” “us, ” “our”).  All significant intercompany accounts and balances have been eliminated in consolidation. Because we are continuing to raise funds, and because our revenues have been minimal, we are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

We began operations by developing a technology platform to enable us to sell stored value cards to the un-banked and under-banked market. Typically, this market is primarily comprised of “credit challenged” or “cash-based” consumers. Management identified that a major barrier to the acceptance and use of stored value cards was the inability to load additional funds on the card. To address this issue, we shifted our focus during 2003 toward enhancing our network to enable customers to load funds directly onto their stored value cards.

In August 2004, we consummated a merger and recapitalization with Pan American Energy Corp (“PAEC”), a publicly traded company that was incorporated under the laws of the State of Nevada on May 26, 2000. From a legal perspective, PAEC was the surviving company and thus continued its public reporting obligations; however for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded. In connection with our merger with PAEC, our fiscal year end was changed from December 31 to September 30.

In addition to other items requiring stockholder approval, at a special stockholder's meeting held on November 15, 2006, our stockholders approved changing our fiscal year end to the Saturday closest to December 31 of each year.  The change to December from September was done primarily to align our fiscal year end with our clients. The change to Saturday was made to close our physical year concurrently with the close of a fiscal week. Our typical distributor agreement calls for cutting off a business week at 12 midnight on a Saturday.

In May 2005, through our subsidiary MBI Services Group, LLC, we commenced selling traditional wholesale telecommunications services and during the fiscal year of 2005, we launched prepaid phone cards in an effort to develop brand recognition within the credit challenged or cash-based consumer market. We originally made the decision to enter the prepaid phone card business in order to gain exposure with the targeted consumer group for our stored value cards.  The phone card operation struggled with low margins and unacceptable operating losses which were draining resources from our core stored value card business.  Additionally, we had re-directed our strategy on the retail sale of stored value cards by focusing on established prepaid card distributors who provide direct channels into large numbers of retail outlets for sale and loading of our stored value cards and making the continued offering of prepaid phone cards an unnecessary component of our sales strategy.  Accordingly, we made the decision to abandon this line of business in the fourth quarter of fiscal 2006.  We accounted for this discontinued operation using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As such, the results of MBI Services Group, LLC have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Income (loss) from discontinued operations” for each period presented.

F-13 (10-KSB 12/29/07)

During fiscal 2006, we added Western Union® and MoneyGram® to our load network and signed an agreement with DFS Services LLC to issue Discover® Network branded stored value cards (“SVCs”).

We currently operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend cards, payroll cards, and promotional/incentive cards; and (ii) the nFinanSe NetworkTM, which is a network of convenient load locations whereby we can offer our customers the ability to load additional cash on their reloadable SVCs.

At a special stockholder's meeting held on November 15, 2006, our stockholders approved an increase in our authorized shares of common stock from 170,000,000 to 200,000,000, and they authorized our board of directors to initiate a reverse stock split ranging between 1-for-15 and 1-for-30.  Consequently, on December 26, 2006 our board of directors approved a reverse split in which our common stock underwent a 1-for-20 reverse stock split.  As a result, every twenty shares of our common stock outstanding were combined into one share. The reverse stock split affected all shares of outstanding common stock including those shares underlying outstanding stock options and warrants. All references to the number of shares in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the reverse stock split as though it occurred at the date of our incorporation.

We have obtained a United States Treasury, FinCen, Federal Money Services Business License, which is also required by some states.  In addition approximately 45 states have established laws or regulations requiring entities taking or loading money on cards or processing such transactions, to be licensed by the state unless that entity has a federal or state banking charter.  Although we offer our cards in conjunction with national banking institutions, on October 2, 2007 we created our wholly owned subsidiary nFinanSe Payments Inc. for the express purpose of acquiring these state licenses so that we can be in compliance with various state laws and regulations that govern the sale and loading of SVCs even though we do not believe that we are required to do so.

Revenue Recognition

We generate the following types of revenues:

•  Wholesale fees, which arise from sales and activation of our SVCs.
•  Transaction fees, which arise from the use and loading of cash for SVCs.
•  Maintenance fees, which arise from keeping the SVCs active on a monthly basis.
•  Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.
Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements,” or SAB 104, for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. We recognize the costs of these revenues, including the cost of printing the cards, packaging and collateral material, at the time revenue is recognized.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for our wholesale fees and the face amount of gift cards and the load amount of the reloadable general spend cards vary by customer but are less than two weeks. Payroll card and reward card loads, and related fees on both, are usually paid in advance. Transaction fees and interest income  are paid to us around the 15th of the following month by the bank issuing the card.

F-14 (10-KSB 12/29/07)

Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers and, with the exception of some minimum cash balances, we generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account and related bad debts are based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Short-term Investments

Short-term investments are highly liquid investments with maturities between three months and one year.  The December 29, 2007 balance arises from a certificate of deposit that was pledged as collateral for bonds posted with certain states in connection with our state licensing efforts.  Alternate collateral was placed subsequent to year end (see Note L), and the certificate of deposit was restored to our cash in March 2008.

Inventories

Inventories are charged to operations using the first in, first out method. Our inventory costs generally arise from costs incurred to produce SVCs, including costs for plastic and packaging, embossing fees, printing fees and shipping.  At December 29, 2007, approximately $1,764,000 of the inventory balance relates to finished cards.

During the year ended September 30, 2006, primarily because of our decision to discontinue the prepaid phone card business, and because we determined various other inventories were defective, we recorded a provision for obsolescence of approximately $494,900.  In addition we recorded a provision for inventory damages and obsolescence of approximately $24,400 at December 29, 2007 for inventories on hand at our distributors.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern, that all long-lived assets are recoverable and that the resolution of certain litigation will not result in a significant loss (see Note E).  In addition, stock-based compensation expense represents a significant estimate concerning the future but unknown value of our common stock at some future date based on a formula used by most companies in making the value determination.  The markets for our products are characterized by intense price competition, rapid technological development, evolving standards and regulations and short product life cycles, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

F-15 (10-KSB 12/29/07)

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the shorter of the lease terms, if any, or the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or FAS 144, we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead us to believe that the carrying value of an asset may not be recoverable. During the years ended December 29, 2007 and September 30, 2006, we determined that certain impairment losses were necessary and charged operations for approximately $99,000 and $741,000, respectively. The 2006 impairment charge (which reduced the carrying value of certain telecom property and equipment to its estimated fair value as determined by our management) resulted from our decision to discontinue our prepaid phone card business as discussed above, whereas the 2007 charges related to approximately $58,000 of leasehold improvements, fixtures and equipment written off when we abandoned our Bradenton location (see Note E) and approximately $41,000 of write-offs of certain deposits for dormant card programs. The 2007 impairment charges are included in general and administrative expenses in the accompanying 2007 statement of operations.  In accordance with FAS 144, the 2006 impairment loss has been included in the loss from discontinued operations in the accompanying consolidated statement of operations.  At December 29, 2007, we believe our remaining long-lived assets are recoverable.

Advertising Costs

Advertising expenses, which were approximately $263,000, $5,400 and $138,000 during the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006, respectively, are expensed as incurred. The majority of advertising was related to promoting the sale of cards on our Internet site.

Research and Development

Research and development costs, which approximated $880,000, $220,000 and $642,000 during the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006, respectively, are expensed as incurred.  These costs are primarily related to network software development, security compliance and systems maintenance.

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128, “Earnings per Share,” or FAS 128, and SEC Staff Accounting Bulletin No. 98, or SAB 98.  Basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period after deducting dividends on our convertible preferred stock by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period (common stock equivalents arise from options, warrants and convertible preferred stock). Because of our net losses, none of these common stock equivalents have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

F-16 (10-KSB 12/29/07)

The following table lists the total of common stock and our common stock equivalents outstanding at December 29, 2007:

Description	Shares of common stock and common stock equivalents

Common stock outstanding	7,371,929
Series A Convertible Preferred Stock	7,820,484
Series B Convertible Preferred Stock	1,000,000
Stock options outstanding	2,403,696
Outstanding warrants	2,195,028

Total	20,791,137

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109, “Accounting for Income Taxes,” or FAS 109. Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments,” consist of cash, evidence of ownership in an entity and contracts that both (1) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (2) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist primarily of cash and cash equivalents, short term investment(s), accounts receivable, accounts payable and accrued liabilities.  The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and cash equivalents. We frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Stock-Based Compensation

Prior to January 1, 2006, we used Financial Accounting Standard No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (“FAS 148”)  to account for our stock based compensation arrangements.  This statement amended the disclosure provisions of  Financial Accounting Standard No. 123, “Accounting for Stock Based Compensation”,  (“FAS 23”) to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Through December 31, 2005, as permitted by FAS 123 and FAS 148, we used the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for our stock-based employee compensation arrangements.

F-17 (10-KSB 12/29/07)

Effective January 1, 2006, we began applying Financial Accounting Standards No. 123R (“FAS 123 (Revised)”), “Share-Based Payments” (“FAS 123(R)”) to account for our stock based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees.  We elected to apply FAS 123(R) on a modified prospective method for awards existing at the date of adoption. This method requires us to record compensation expense as such awards continue to vest.  The effect of adopting this statement was to increase our net loss by approximately $1,996,600, $125,100 and $1,272,200 during the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006, respectively.

The following table summarizes stock based compensation charged to operations and discontinued operations.

Stock based compensation charged to:	For the year ended December 29, 2007	For the three months ended December 30, 2006	For the year ended September 30, 2006

Transaction and operating expenses	$2,210	$1,506	$7,545
Selling and marketing expenses	181,148	58,027	161,440
General and administrative expenses	1,813,237	65,523	991,835
Total stock based compensation included in loss from continuing operations	1,996,595	125,056	1,160,820

Stock based compensation charged to discontinued operations	-	-	111,443

Total stock based compensation	$1,996,595	$125,056	$1,272,263

Had our compensation expense for stock-based awards previously been determined based upon grant date fair values, our net loss and net loss per share amounts for the year ended September 30, 2006 would have increased to $15,291,255 and $4.33, respectively.

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue (“EITF”) No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Dividends on Preferred Stock

Our Series A Convertible Preferred Stock accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock. There are no dividend requirements on our Series B Convertible Preferred Stock.

F-18 (10-KSB 12/29/07)

In September 2007, dividends were paid on the voluntary conversion of 1,300,000 shares of Series A Preferred Stock into 1,300,000 shares of common stock, in the form of 12,865 shares of common stock and cash for fractional shares of $11. In December 2007, dividends were paid on an additional voluntary conversion of 207,450 shares of Series A Preferred Stock into 207,450 shares of common stock, in the form of 2,260 shares of common stock.  As of December 29, 2007, dividends owed but not declared on our Series A Convertible Preferred Stock were $393,167.  In January 2008, these dividends were declared and satisfied through the issuance of 104,252 shares of our common stock.

Reclassifications

Certain amounts in the September 30, 2006, December 30, 2006 and inception to date financial statements have been reclassified to conform to the current year presentation.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements,” or FAS 157. This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements as the FASB previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require us to develop or report any new fair value measurements. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement is not expected to have a significant effect on our financial statements.

On February 15, 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, or FAS 159, which creates a fair-value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. FAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, FAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair-value election. FAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. We have not yet determined the effect that the implementation of FAS 159 will have on our results of operations or financial condition.

In December 2007, the FASB issued Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“FAS 160”). FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation.  FAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

F-19 (10-KSB 12/29/07)

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R broadens the guidance of FAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. FAS 141R applies prospectively to business combinations consummated in fiscal years beginning after December 15, 2008., and interim periods within those fiscal years. FAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  At March 28, 2008, we have cash of approximately $1.3 million, which amount is not expected to be adequate to meet our anticipated cash commitments in 2008. As a result we have:

•
Engaged investment bankers to assist us in raising up to $7 million in additional equity capital to fund our 2008 fiscal year operations (we have recently closed on approximately $1.7 million of this equity raise and such amount is included in cash as of March 28, 2008).  This additional equity requirement results from the additional time needed to make our major retail distribution contracts operational and reach critical mass of cards in the marketplace.

•
Engaged the aforementioned investment bankers to also assist us in sourcing short-term accounts receivable financing that we will need to fund the face amount of gift cards and the load amount of reloadable general spend cards prior to receiving the money from our distributors.

Although we reasonably believe that we will be successful in raising the required equity and debt capital we need to fund our operations and cash commitments, no assurance can be given that our beliefs will come to fruition.  Additionally, we have incurred significant losses and negative cash flows from operations since our inception, and as a result no assurance can be given that we will be successful in attaining profitable operations, especially when one considers the problems, expenses and complications frequently encountered in connection with entrance into established markets and the competitive environment in which we operate.

These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C – INCOME TAXES

We recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying consolidated statements of operations. Accordingly, no provisions for income taxes or deferred income taxes payable have been provided for in the accompanying consolidated financial statements.

F-20 (10-KSB 12/29/07)

We believe that on December 28, 2006, we triggered the “change in control” provisions of the Internal Revenue Code limiting our $16.1 million operating loss carry forwards up to that date, to approximately $242,000 per year until such carryforwards expire. Assuming our additional net operating loss carry forwards incurred in fiscal 2007 are not disallowed by taxing authorities because of such change in control provisions, at December 29, 2007 we have total net operating loss carry forwards of approximately $12.8 million for income tax purposes (in addition to the reduction of operating loss carryforwards arising from the change in control,  our net operating loss carry forwards differ from our deficit primarily due to dividends paid on Series A Convertible Preferred Stock and the loss on derivative financial instruments and certain stock based compensation and impairment expenses that are considered to be permanent differences between book and tax reporting). These loss carry forwards expire in various years through the year ended December 29, 2027.  Components of our net current and non-current deferred income tax assets, assuming an effective income tax rate of 39.5%, are approximately as follows at December 29, 2007:

Net current deferred income tax asset:
Accounts payable and accrued liabilities	$229,300
Deferred revenues (net of receivables)	35,500
Other	(15,700)
Subtotal	249,100
Less valuation allowance	(249,100)
Net current deferred income tax asset	$-

Non-current deferred income tax asset:
Intangibles	$12,700
Net operating loss carry forwards	4,810,200
Subtotal	4,822,900
Less valuation allowance	(4,822,900)

Non-current deferred income tax asset	$-

Our deferred income tax assets are not recorded in the accompanying consolidated balance sheet because we established valuation allowances to fully reserve them as their realization did not meet the required asset recognition standard established by FAS 109. The total valuation allowance decreased by approximately $1,166,000; such decrease occurred despite our significant loss in 2007 because our net operating loss carryforwards (and therefore the related valuation allowance) were reduced because of the aforementioned change in control provision.

  NOTE D - PROPERTY AND EQUIPMENT

 Property and equipment consists of the following at December 29, 2007:

Balances	Amounts

Furniture, fixtures and equipment	$819,732
Computer software	195,797
Leasehold improvements	190,038
1,205,567
Less accumulated depreciation and amortization	(446,306)

Property and equipment – net	$759,261

F-21 (10-KSB 12/29/07)

NOTE E - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under various operating lease agreements for our facilities.  Future minimum lease payments and anticipated common area maintenance charges under all of our operating leases are approximately as follows at December 29, 2007:

Year ended	Amounts

2008	$441,000
2009	196,300
2010	200,600
2011	205,100
2012	156,300

Total	$1,199,300

In October 2007 we vacated our Bradenton, Florida lease premises which were formerly our offices.   Unless we are able to sublease the space, as of December 29, 2007, we remain liable for monthly rents of approximately $12,200  through the lease expiration on December 31, 2008.   We were also leasing an additional 10,000 square feet on the second floor of the same building, for which we paid a monthly rent of approximately $11,780 through October 2007 (at which time our lessor released us from future liability on such lease with minimal cost to us).  We made the decision to relocate to Tampa primarily because we believe that our new Tampa location will provide greater opportunity for us to hire both the technical and customer support staff we anticipate needing to implement our business model.

In December 2007, we evaluated the ability to recover the minimum future lease payments of $149,500 for our Bradenton location as well as leasehold improvements, fixtures and equipment having a net book value of approximately $58,000.  Our evaluation, taking into consideration the leasing market in Bradenton and our recent experience concerning the second floor of the Bradenton location, resulted in our recording a charge to operations of approximately $176,000 for the fair value of the net future lease rentals (i.e. the future minimum lease payments minus estimated sublease rentals we reasonably can expect to receive) and the carrying value of leasehold improvements, fixtures and equipment related to such facility.  This charge is included in general and administrative expenses in the accompanying 2007 statement of operations.  We did not incur any other significant costs as a result of our move to our new Tampa, Florida facility.

Rent expense included in loss from continuing operations for the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006 approximated $332,600, $71,700 and $274,000, respectively.

Employment Agreements

We are obligated under the following employment agreements:

●
The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000 (raised to $275,000 in February 2008). The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Welch Option Shares”), which when using Black-Scholes resulted in an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Welch Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

F-22 (10-KSB 12/29/07)

On  July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which when using Black-Scholes resulted in an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000 (raised to $200,000 in February 2008). Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Springer Option Shares”), which when using Black-Scholes resulted in an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Springer Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which when using Black-Scholes resulted in an aggregate fair value of approximately $291,000.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

In addition to the above, at December 30, 2006, we were obligated under an employment agreement with our previous Chairman of the Board of Directors and Chief Executive Officer, Clifford Wildes. The agreement was terminated on January 29, 2007. As consideration for such termination and accrued vacation owed to Mr. Wildes of approximately $90,000, we agreed to pay him a total sum of $250,000 over a period of six months.
At December 29, 2007, the amounts owed to Mr. Wildes under this arrangement were completely satisfied and there was no remaining liability.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank, and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”) our card issuing banks and Metavante Corporation, our processor, that have initial expiration dates from June 2009 through October 2011.   Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante Corporation and FNB&T agreements also require a minimum payment of $5,000 per month.  During the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006, we made aggregate payments of approximately $117,800, $9,000 and $0, respectively to Metavante and no payments to FNB&T under these arrangements.

F-23 (10-KSB 12/29/07)

Pending or Threatened Litigation

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.

We may also become involved in certain other litigation from time to time in the ordinary course of business, however at December 29, 2007, no such litigation exists or is threatened.

Purchase Commitments

As of December 29, 2007, we had non-cancelable purchase commitments for card inventory, including plastic, collateral material and fees, totaling approximately $1,000,000; substantially all of which is expected to be paid by mid 2008. This amount includes approximately $670,000 that is recorded in accounts payable and accrued inventory liability on the balance sheet as of December 29, 2007.

NOTE F - STOCK OPTIONS

On March 1, 2007, our stockholders approved the 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) which combines the 709,850 shares that were issued and outstanding under the 2004 Stock Option Plan with the 2.3 million shares available for issuance under the 2007 Plan. As of December 29, 2007, we had 2,403,696   total options outstanding, consisting of 2,329,888 options issued to employees and non-employee directors and 73,808 options issued to consultants. Such options vest over various periods up to three years and expire on various dates through 2017.

The fair value of each option grant is estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions for the years ended December 29, 2007 and September 2006 (there were no options issued in the three month period ended December 30, 2006):

	Year ended	Year ended
	December 29, 2007	September 30, 2006
Expected Term in years	5	2 and 5
Expected stock price volatility	71% - 169%	77% – 207%
Risk free interest rate	4.06% - 5.03%	4.18% - 5.30%
Dividend yield	0%	0%

F-24 (10-KSB 12/29/07)

The following table describes our stock option activity during the year ended December 29, 2007, the three months ended December 30, 2006 and the year ended September 30, 2006:

	Number of Options	Weighted average exercise Price per share (price at date of grant)

Outstanding at September 30, 2005	638,583	$8.44
Granted	212,875	$10.40
Exercised	(10,000)	$4.00
Cancelled	(112,859)	$8.58
Outstanding at September 30, 2006	728,599	$7.78
Granted	-	$-
Cancelled	(16,166)	$2.77
Outstanding at December 30, 2006	712,433	$7.89
Granted	1,820,865	$2.25
Exercised	(4,667)	$1.77
Cancelled	(124,935)	$8.37

Outstanding at December 29, 2007	2,403,696	$3.59

Options granted at or above market value during the year December 29, 2007	1,820,865

The following table summarizes information regarding options that are outstanding at December 29, 2007:

	Options outstanding			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number Exercisable	Weighted average exercise price per share

$1.50	1,167,402	9.0	$1.50	506,492	$1.50
$3.20-$7.00	1,001,938	5.3	$3.88	561,491	$3.80
$8.00-$13.80	180,606	3.5	$10.50	177,857	$10.50
$15.60-$32.00	53,750	2.4	$20.34	53,750	$20.34
	2,403,696	6.9	$3.59	1,299,590	$4.51

F-25 (10-KSB 12/29/07)

The weighted average grant-date fair value of options granted during the years ended December 29, 2007 and September 30, 2006 was approximately $3.8 million and $1.6 million, respectively.  The total fair value of shares vested during the year ended December 29, 2007 was approximately, $2.0 million. We estimate the aggregate stock-based compensation attributable to unvested options to be approximately $1,990,000, which amount is expected to be realized over a period of approximately three years.

Common shares required to be issued upon the exercise of stock options and warrants would be issued from our authorized and unissued shares.

In addition to the options issued under the employment agreements discussed at Note E, the 2007 and 2006 grants above include the following options issued to officers and non-employee directors:

•
232,500 stock options to six officers on January 18, 2007 at an exercise price of $1.50 per share.  Using the Black-Scholes option valuation model an aggregate fair value of approximately $326,100 is expected to be recognized as stock based compensation over the vesting period of the options.  The options vest one third at the one year anniversary and then ratably for the following 24 months.

•
220,000 stock options to eight officers at various times during 2007 at exercise prices ranging from $3.05 to $4.80 per share.  Using the Black-Scholes option valuation model an aggregate fair value of approximately $748,600 is expected to be recognized as stock based compensation over the vesting period of the options   The options vest one third at the one year anniversary and then ratably for the following 24 months.

•
70,000 options to the non-employee members of our Board of Directors at an exercise price of $4.50 per share. The options, which were 100% vested on the date of grant, had a fair value of approximately $298,000.  This amount has been charged to operations during the year ended December 29, 2007.

•
20,000 options to the non-employee members of our Board of Directors in January 2006 and April 2006 at exercise prices of $8.40 and $8.00 per share, respectively. The options, which were 100% vested on the date of grant, had a fair value of approximately $98,400. This amount was charged to operations during the year ended September 30, 2006.

•
22,500 options to two officers in October 2005 and July 2006 at exercise prices of $13.60 and $8.20 per share, respectively.  Using the Black-Scholes option valuation model, an aggregate fair value of approximately $173,500 is being recognized as stock based compensation over the vesting periods of the options.   One third of the options vested after 90 days from grant, one third at the one year anniversary and the final one third are to be vested on the two year anniversary.

Finally, on January 24, 2008, the Company’s Board of Directors awarded the following stock options:

•
Mr. Welch was awarded 95,000 stock options and Mr. Springer was awarded 45,000 stock options at an exercise price of $4.00 per share. Using the Black-Scholes option valuation model an aggregate fair value of approximately $344,400 is expected to be recognized over the vesting periods of the options.  The first seventeen installments vested on January 28, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense will be recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

•
A total of 155,000 stock options were awarded to eight officers at an exercise price of $4.00 per share.  Using the Black-Scholes option valuation model an aggregate fair value of approximately $381,300 is expected to be recognized as stock based compensation over the vesting periods of the options.  The options for the eight officers vest one third at the one year anniversary and then ratably for the following 24 months.

F-26 (10-KSB 12/29/07)

NOTE G – OTHER STOCK-BASED COMPENSATION

In addition to stock based compensation and consulting arising from the issuance of options, we incurred other significant stock based consulting expenses as follows during the years ended December 29, 2007 and September 30, 2006 (no other stock based compensation and consulting was applicable during the three months ended December 30, 2006):

2007

We issued 200,000 warrants to DFS Services LLC on November 12, 2007, which allow such entity to purchase a like number of shares of our common stock at an exercise price of $3.00 per share.  The warrants expire on November 12, 2010.  The fair value of the warrants was calculated as $535,300 and classified as equity.  The value of the DFS Services LLC warrants is being charged to operations over the next 18 months, $107 was recognized in 2007.  The balances in prepaid and other current assets and other non-current assets for the year ended December 31, 2007, representing the unamortized amounts, were $232,115 and $303,080, respectively.

2006

We issued 107,500 shares of our restricted common stock to consultants; 48,750 of which were subsequently forfeited.  The shares were fully vested as of September 30, 2006. Consulting expense of approximately $453,000 (which amount represented the fair value of these shares) was charged to operations in fiscal 2006.

In addition, we issued 60,000 warrants to a consulting entity, which allow such entity to purchase a like number of shares of our common stock for $5.00 per share.  Subsequently, approximately 22,500 of these warrants were forfeited when we canceled the agreement.  The warrants expire at various times in 2011.  We charged operations for the fair value of these warrants (approximately $226,700) in fiscal 2006.

NOTE H - SETTLEMENT OF LITIGATION

At September 30, 2005, we were involved in litigation with a former employee. There were many issues between the parties, including the former employee's claim of damages in excess of $6,000,000. The former employee also made a claim outside of the litigation that he was entitled to pre-merger shares valued at approximately $5,200,000.  We paid cash of $75,000 to settle this litigation in 2006.

At September 30, 2006 we were involved in litigation with MTEL Communications and Miguel Vasquez, its founder. The dispute involved an agreement to purchase assets and a consulting agreement, both related to our discontinued telecom operations. On November 22, 2006, the parties agreed to settle all matters and we agreed to return certain discontinued telecom operations assets which had a carrying value of $100,000 (after the impairment loss discussed at Note A). The value of this settlement was included in the income (loss) from discontinued operations in the September 30, 2006 statement of operations.

F-27 (10-KSB 12/29/07)

NOTE I – PRIVATE PLACEMENTS OF COMMON STOCK WITH REGISTRATION RIGHTS

During the year ended September 30, 2005, we completed two private placements of our common stock as follows:

●	In December 2004, we completed a private placement of 356,250 of shares of our common stock to certain accredited investors for $1,425,000.

●
In July 2005, we completed the private placement of 618,125 shares of our common stock to certain accredited investors for $4,945,000 in an offering, agreed to on June 17, 2005. The purchasers also received a warrant exercisable for two years to purchase one share of common stock for $12.00 per share for each share of common stock purchased.  This price was subsequently decreased to $4.00 per share. All such warrants were exercised prior to September 30, 2006.

We agreed to register the shares and the shares underlying the warrants, and also agreed to pay certain penalties if we failed to timely perform or provide for the registration of these shares and warrants. Because we were not successful in registering the shares in the agreed upon time frame, we incurred cumulative penalties of $652,625 through September 30, 2006.

These penalties were settled as follows:

●
In March 2006, we issued 39,531 unregistered shares of our common stock in settlement of $158,125 in accrued penalties for the common stock sold by us in December 2004. The agreement to issue these shares stipulated that penalties related to this issuance of stock ceased on February 17, 2006.

●
In March 2006, we issued 61,814 unregistered shares of our common stock in settlement of $494,500 in accrued penalties for the common stock sold by us in June 2005. The agreement to issue these shares stipulated that penalties related to this issuance of stock continued to accrue until such time that the shares and warrants were registered, which registration became effective in June 2006.

The agreements required us to maintain the effectiveness of the registration statement until two years after the shares were originally sold to the investors, at which point the shares could be freely sold by them without registration.  As of September 30, 2006, we had accrued approximately $203,700 of such penalties based on an estimate of the weighted probability of our failure to maintain effectiveness.  However, as of December 30, 2006, in accordance with SFAS 5, we determined that such liability was no longer needed;  consequently it was reversed and reflected as an increase in additional paid in capital on such date.
NOTE J – CONVERTIBLE PROMISSORY NOTES, CONVERTIBLE PREFERRED STOCK AND EXCHANGE TRANSACTIONS

Interim Financing
During the third quarter of fiscal 2006, we issued $1,150,000 of 9.0% Convertible Promissory Notes, plus warrants to purchase 213,450 shares of our common stock, that was intended as interim financing (the “Interim Financing”).
F-28 (10-KSB 12/29/07)

We evaluated the terms of the convertible promissory notes and warrants issued in connection with the Interim Financing and concluded that equity classification was not afforded the warrants and certain derivative features embedded in the convertible promissory notes. In these instances we are required to carry the financial instruments at fair values on our balance sheet and record fair value adjustments in our statement of operations. Accordingly, we allocated proceeds from the Interim Financing to the detachable warrants and to a compound derivative embedded in the convertible promissory notes in the amounts of $1,333,836 and $274,400, respectively, based upon the fair values of these financial instruments. This allocation resulted in a day-one loss amounting to $458,236 because the aggregate fair values of the derivative financial instruments of $1,608,236 exceeded the gross proceeds received from the financing of $1,150,000.  As a result, the convertible promissory notes were originally recorded at zero and the discount from the face amount of the convertible promissory notes was amortized to operations through periodic charges to interest expense using the effective interest method. Amortization of this debt discount associated with the Interim Financing amounted to $1,085,340 during the period from transaction inception until the exchange transaction described below.

Additional Financing

On August 11, 2006, we issued additional debt financing in the form of 9.0% Senior Secured Convertible Promissory Notes with a face value of $2,900,000, plus warrants to purchase 580,000 shares of our common stock  (the “Additional Financing”).  Also $1,050,000 of Interim Financing plus accrued interest of $17,250 were converted into the new financing for a total face value of $3,967,250.  The remainder of the Interim Financing of $100,000 was repaid.

We evaluated the terms of the Senior Secured Convertible Promissory Notes and warrants issued in connection with the Additional Financing and concluded that equity classification was not afforded the warrants and certain derivative features embedded in the convertible promissory note. We also evaluated the exchange of the Interim Financing debt instruments issued in the Additional Financing and concluded that the Interim Financing balances required extinguishment. Accordingly, we allocated proceeds from Additional Financing to the detachable warrants and a compound derivative embedded in the promissory notes in the amounts of $3,207,860 and $1,270,400, respectively, based upon the fair values of these financial instruments. Because the aggregate fair values of these derivative instrument liabilities of $4,478,260 exceeded the gross proceeds of $2,900,000, we recognized a day-one loss amounting to $1,578,260.

We also evaluated the exchange of the Interim Financing debt instruments issued in the Additional Financing and concluded that the Interim Financing balances required extinguishment. We recognized fair values for the new convertible debt, derivative warrants and a compound derivative embedded in the new note of $1,106,699, $1,238,864 and $512,280, respectively.  Because the aggregate fair values of these instruments of $2,857,843 exceeded the carrying values of the Interim Financing notes and warrants that were exchanged, as well as the compound embedded derivative, we recognized an extinguishment loss of $482,814. The resulting discount from the face value of the Notes was amortized to operations through periodic charges to interest expense using the effective interest method until the date of their conversion to preferred stock in December 2006. Amortization of debt discount associated with the Additional Financing amounted to $348,398 during the period from inception until the exchange transaction described below.

F-29 (10-KSB 12/29/07)

Exchange Transaction
On September 29, 2006, we entered into an exchange agreement with the note holders whereby all the outstanding convertible promissory notes and warrants discussed above were exchanged for new 9.0% Senior Secured Convertible Promissory Notes (the “Convertible Notes”) with a face value of $3,967,250 and certain Additional Investment Rights (“AIR”) to purchase an additional $1,000,000 face value of Convertible Notes with the same terms and conditions as discussed below (the “Exchange Transaction”).  On November 8, 2006, the investors exercised their right to purchase the additional Convertible Notes for their face amount of $1,000,000.

We entered into the Exchange Transaction in order to establish a fixed conversion price for the Convertible Notes, remove the anti-dilution provisions of the Convertible Notes and to eliminate the warrants that previously existed.  Because the Convertible Notes were convertible into a fixed number of shares of our common stock, they were afforded the “Conventional Convertible Debt” exemption in EITF Issue 00-19 and, accordingly, the embedded conversion option was not required to be bifurcated and accounted for at fair value as a derivative instrument liability.

Although the Exchange Transaction was affected with existing debt holders and similar face values and interest rates were present, we determined that other material changes to the financial instruments resulted in an extinguishment of the Additional and Interim Financing instruments. Accordingly, we recorded the “newly issued” Convertible Notes and AIR at their fair values, which was estimated to be $6,614,583 and $600,000, respectively, and which resulted in an extinguishment loss of $4,655,003.

On December 21, 2006, we issued an additional $200,000 in Convertible Notes to an existing holder of the Convertible Notes.

Series A Convertible Preferred Stock
On December 28, 2006, we completed the exchange of all outstanding Convertible Notes and all accrued but unpaid interest thereon, in the aggregate face amount of $5,327,934 ($5,167,250 principal plus $160,684 of interest), into 5,327,934 shares of our Series A Convertible Preferred Stock (or Series A Preferred Stock). Pursuant to the terms of the exchange, all of these notes were surrendered and cancelled as consideration for the shares of Series A Preferred Stock.

Further, in a private placement occurring concurrently with the exchange, we sold an additional 4,000,000 shares of our Series A Preferred Stock for aggregate gross proceeds of $4,000,000 to certain accredited investors, including investors who had been holders of the senior secured convertible promissory notes. Because the market price of the underlying common stock was $1.25, we increased our deficit for a  beneficial conversion feature of $1,000,000 (as a preferred stock dividend) in connection with this sale.

On December 27, 2006, we filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, or the Series A Certificate, which sets forth the rights and preferences of the Series A Preferred Stock. The Series A Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and was effective as of December 27, 2006.

Pursuant to the Series A Certificate, dividends on the Series A Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Series A Preferred Stock, whether or not earned or declared by the Board. Until paid, the right to receive dividends on the Series A Preferred Stock shall accumulate, and shall be payable semiannually at our option either in cash or in shares of common stock, on June 30 and December 31 of each year, commencing on June 30, 2007, at a dividend rate on each share of Series A Preferred Stock of 5%. The holders of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of common stock and shall be entitled to notice of any stockholders meeting in accordance with our Bylaws, as amended, and shall be entitled to vote, with respect to any question upon which holders of common stock are entitled to vote, including, without limitation, for the election of directors, voting together with the holders of common stock as one class. Each holder of shares of Series A Preferred Stock shall be entitled to vote on an as-converted basis. In addition, as long as at least 33% of the shares of Series A Preferred Stock issued remain outstanding, the holders of at least a majority of the outstanding Series A Preferred Stock, voting as a separate class, shall be entitled to designate and elect one member of the Board.

F-30 (10-KSB 12/29/07)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company, or a Liquidation, before any distribution of our assets shall be made to or set apart for the holders of the common stock or any other class of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive payment out of such assets in an amount equal to the greater of (i) $1.00 per share of Series A Preferred Stock, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series A Preferred Stock to common stock, subject to but immediately prior to such Liquidation. If our assets available for distribution to the holders of Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed prorata among the holders of Series A Preferred Stock based on the aggregate liquidation preferences of the shares of Series A Preferred Stock held by each such holder.

As long as at least 33% of the shares of Series A Preferred Stock remain outstanding, the consent of the holders of at least 50% of the shares of Series A Preferred Stock at the time outstanding shall be necessary for effecting (i) any amendment, alteration or repeal of any of the provisions of the Series A Certificate in a manner that will adversely affect the rights of the holders of the Series A Preferred Stock; (ii) the authorization or creation by us of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action that would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series A Preferred Stock in any manner; and (iii) our entrance into any indebtedness in an amount greater than $1,000,000. These listed actions by us will no longer require a vote of the holders of Series A Preferred Stock at such time as we first earn an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on our balance sheet first becomes at least $15,000,000.

Shares of the Series A Preferred Stock are convertible at any time into shares of common stock at the initial conversion price of $1.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations. In addition, if 10% or less of the aggregate shares of Series A Preferred Stock remain outstanding, or in the event of a sale, transfer or other disposition of all or substantially all of our property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series A Preferred Stock would be greater on an as-converted basis, all remaining outstanding shares of Series A Preferred Stock mandatorily convert into common stock.

Emerging Growth Equities, Ltd. acted as placement agent for the December 27, 2006 transaction and received a fee equal to $117,600 and a warrant to purchase 320,000 shares of common stock, exercisable at $1.10 per share and expiring on December 28, 2011.  Robert A. Berlacher, who served on the Company’s Board of Directors from March 1, 2007 through October 25, 2007, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or Emerging Growth Equities, Ltd. related to the Company’s sale of the Series A Preferred Stock.

Series B Convertible Preferred Stock

The Company entered into securities purchase agreements, dated as of June 29, 2007, with several institutional and accredited investors (the “Investors”), pursuant to which the Company issued and sold to the Investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share ( or Series B Preferred Stock), (ii) 2,023,199 shares of its common stock and (iii) warrants to purchase 1,511,600 shares of common stock, for an aggregate purchase price of $9,069,597.

F-31 (10-KSB 12/29/07)

Pursuant to the Series B Preferred Stock Certificate of Designation, the holders of the Series B Preferred Stock  have full voting rights and powers equal to the voting rights and powers of holders of common stock and are entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and are entitled to vote, with respect to any question upon which holders of common stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of common stock as one class. Each holder of shares of Series B Preferred Stock are entitled to vote on an as-converted basis.

In addition, as long as at least 33% of the shares of Series B Preferred Stock remain outstanding, the holders of at least a majority of the outstanding Series B Preferred Stock, (provided at least two holders of the shares of Series B Preferred Stock at the time outstanding agree in such requisite vote), voting as a separate class, shall be necessary for effecting, whether by merger, consolidation or otherwise (i) any amendment, alteration or repeal of any of the provisions of the Certificate of Designation in a manner that will adversely affect the rights of the holders of the Series B Preferred Stock; provided however, that no such consent shall be required for the Company to amend the Company’s Articles of Incorporation to increase the Company's shares of common stock or undesignated preferred stock; and (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference or redemption rights, pari passu with or senior to, the Series B Preferred Stock in any manner; provided, however, that no such consent shall be required for the Company to amend the Company’s Articles of Incorporation to increase the Company's shares of common stock or undesignated Preferred Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), after any distribution of assets of the Company to the holders of then outstanding shares of the Company’s Series A Preferred Stock, but before any distribution of assets of the Company shall be made to or set apart for the holders of the common stock or any other class of preferred stock, the holders of Series B Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $3.00 per share of Series B Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series B Preferred Stock to common stock, subject to but immediately prior to such Liquidation. If the assets of the Company available for distribution to the holders of Series B Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series B Preferred Stock based on the aggregate liquidation preferences of the shares of Series B Preferred Stock held by each such holder.

Emerging Growth Equities, Ltd. acted as placement agent for the June 29, 2007 transaction and received a fee equal to $634,872 and a warrant to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012.  Robert A. Berlacher, who served on the Company’s Board of Directors from March 1, 2007 through October 25, 2007, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or Emerging Growth Equities, Ltd. related to the Company’s sale of common stock, Series B Preferred Stock and warrants.

F-32 (10-KSB 12/29/07)

NOTE K – OUTSTANDING WARRANTS

At December 29, 2007, we have the following outstanding warrants which allow the holders to acquire a like number of shares of our common stock:

Warrants issued in connection with/as:	Number outstanding	Exercise price per share	Expiration date

Partial compensation for our placement agent in connection with the sale of our Series A Convertible Preferred Stock on December 28, 2006	320,000	$1.10	December 28, 2011

Securities Purchase Agreements dtd June 29, 2007	1,511,600	$5.00	June 29, 2012

Partial compensation for our placement agent in connection with the Securities Purchase Agreement dtd June 29, 2007	120,928	$3.30	June 29, 2012

DFS Services LLC warrants dated November 12, 2007	200,000	$3.00	November 12, 2010

Consulting services agreement	37,500	$5.00	Various dates through 2011

Cooperation Agreement on November 22, 2006	5,000	$1.20	November 22, 2011

Total warrants and weighted average exercise price	2,195,028	$4.15

NOTE L –SUBSEQUENT EVENTS

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. The collateral, which was in the form of a one year letter of credit from a bank, was placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $7.2 million. The issuing bank required that the letter of credit be guaranteed by Jeffrey Porter and Bruce E. Terker in addition to the Company. In this case, approximately $1 million of the collateral for the letter of credit was arranged by Mr. Porter, one of our major stockholders, and the remaining collateral for the letter of credit was provided by Mr. Terker, a current member of our Board of Directors, who is also a major stockholder. In connection with this accommodation, the company and Messrs. Porter and Terker entered into a Guaranty and Indemnification Agreement. In one instance, Mr. Terker, who put up the $1 million of collateral, agreed to a compensation of 2% per quarter paid in arrears in cash. In the other instance, Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year. The Agreement can be cancelled by the Company in certain circumstances in 30 days.  After one year, it is expected that the Company will have the ability to fund the collateral requirement, if any, without the assistance of the guarantors.

In February 2008, we completed the registration process for up to 2,195,028 shares of common stock issuable upon exercise of outstanding warrants on Form S-1.  This registration will permit certain warrant holders to exercise their warrants and immediately sell registered common stock if they so choose.  We paid all costs, expenses and fees in connection with the registration of these shares.  If all of these warrants were exercised, we would receive approximately $9,100,000.

F-33 (10-KSB 12/29/07)

On March 21, 2008, the Company entered into a securities purchase agreement with Bruce E. Terker, a current member of our Board of Directors, pursuant to which the Company sold to Mr. Terker 200,000 shares of common stock and a warrant to purchase 100,000 shares of common stock, exercisable at $3.25 per share and expiring on March 21, 2011, for an aggregate purchase price of $500,000.

As of March 28, 2008, the Company entered into securities purchase agreements with certain accredited investors, pursuant to which the Company sold (i) 490,000 shares of common stock at $2.50 per share, and (ii) warrants to purchase 245,000 shares of common stock, exercisable at $3.25 per share and expiring on March 28, 2011, for an aggregate purchase price of approximately $1.2 million.

NOTE M –OTHER RELATED PARTY TRANSACTIONS

At December 29, 2007, accounts payable and accrued personnel costs include approximately $31,000 owed to various officers for accrued vacation and $38,000 owed to our directors.

End of Financial Statements.

F-34 (10-KSB 12/29/07)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	March 28, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8-K 03/28/08)

Item 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2008 and on March 31, 2008, nFinanSe Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”), with those certain accredited investors party thereto (the “Investors”).  Pursuant to the Purchase Agreements executed on March 28, 2008, the Company issued and sold to the Investors an aggregate of (i) 490,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants (“Warrants”) to purchase 245,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $1,225,000.  Pursuant to the Purchase Agreements executed on March 31, 2008, the Company issued and sold to the Investors an aggregate of (i) 240,000 shares of Common Stock, at a purchase price of $2.50 per share, and (ii) Warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $600,000.

Pursuant to the terms of the Purchase Agreements, each Investor has a right to exchange all of its Common Stock and Warrants purchased under the Purchase Agreements for shares of securities (“Exchange Securities”) issued by the Company in connection with a subsequent capital raising transaction (“Subsequent Issuance”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in such Subsequent Issuance.  In the event an Investor exercises its exchange rights, such Investor is entitled to exchange its Common Stock and Warrants for the number of Exchange Securities that is equal to the product obtained by multiplying (i) the number of shares of such Investor’s Common Stock purchased under the Purchase Agreements by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Subsequent Issuance.  The Investors’ exchange rights under the Purchase Agreements automatically terminate if no Subsequent Issuance occurs within six (6) months following the date of the Purchase Agreements.

Pursuant to an amendment, dated March 31, 2008, between the Company and Bruce E. Terker, the Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, whereby he purchased 200,000 shares of Common Stock and 100,000 Warrants for an aggregate purchase price of $500,000, was amended to grant Mr. Terker the above-described exchange right.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

In the aggregate, pursuant to the Purchase Agreements executed on March 28, 2008, the Purchase Agreements executed on March 31, 2008, and the Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, as amended, the purchase price paid for the Common Stock and Warrants was $2,325,000.

The Warrants entitle the Investors to purchase up to an aggregate of 465,000 shares of Common Stock at an exercise price of $3.25 per share and may also be exercised by means of a “cashless exercise.”  The Warrants expire after a three-year term.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investors would have received had the Investors been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by any Investor to the extent that, if exercised by such Investor, such Investor or any of its affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

Page 2 (8-K 03/28/08)

Emerging Growth Equities, Ltd. acted as placement agent for the above-described transaction and will receive a $113,000 fee and a warrant to purchase 18,600 shares of Common Stock, exercisable at $3.58 per share and expiring on March 31, 2013.

The foregoing is a summary description of certain terms of the Purchase Agreements and the Warrants.  The form of the Purchase Agreements and the form of the Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Common Stock and the shares of Common Stock into which the Warrants are exercisable have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Company offered and sold the Common Stock and the Warrants to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Form of Purchase Agreement.

99.2 – Form of Warrant.

Page 3 (8-K 03/28/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	March 31, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

Page 4 (8-K 03/28/08)

EXHIBIT INDEX

Exhibit No.             Document

99.1	Form of Purchase Agreement.
99.2	Form of Warrant.

Page 5 (8-K 03/28/08)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 28, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8-K/A 03/28/07)

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by nFinanSe Inc. (the “Company”) to supplement the Company’s Current Report on Form 8-K filed on March 31, 2008 (the “Original Report”).  This Amendment is filed solely to supplement the information previously reported under Item 1.01 in the Original Report.  The penultimate paragraph of the Original Report inadvertently failed to include Collins Stewart LLC as co-placement agent for the Company’s sale of (i) shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase shares of Common Stock at an exercise price of $3.25 per share.  As such, the penultimate paragraph of the Original Report is amended to read as follows and the Original Report is amended to include the following disclosure:

“Collins Stewart LLC and Emerging Growth Equities, Ltd. acted as placement agents for the above-described transaction and will share equally a $113,000 fee and warrants to purchase 18,600 shares of Common Stock, exercisable at $3.58 per share and expiring on March 31, 2013.”

Page 2 (8-K/A 03/28/07)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	April 1, 2008	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer

Page 3 (8-K/A 03/28/07)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 21, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8-K/A 03/21/08)

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by nFinanSe Inc. (the “Company”) to supplement the Company’s Current Report on Form 8-K filed on March 28, 2008 (the “Original Report”).  The Original Report inadvertently included the incorrect Exhibit 99.1 under Item 9.01 of the Original Report.  This Current Report has attached the corrected Exhibit 99.1 and is filed solely to provide such corrected exhibit.  The text of Item 1.01 and Item 9.01 as disclosed in the Original Report follows below.

Item 1.01.  Entry into a Material Definitive Agreement.

On March 21, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The Warrants entitle Mr. Terker to purchase up to an aggregate of 100,000 shares of Common Stock at an exercise price of $3.25 per share.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  Mr. Terker may also exercise the Warrants by means of a “cashless exercise.”  The Warrants expire after a three-year term.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Warrants.  The Form of Purchase Agreement and the Form of Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Form of Securities Purchase Agreement.
99.2 – Form of Warrant.

Page 2 (8-K/A 03/21/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	April 1, 2008	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

Page 3 (8-K/A 03/21/08)

EXHIBIT INDEX

Exhibit No.             Document

99.1	Form of Securities Purchase Agreement.
99.2	Form of Warrant.

Page 4 (8-K/A 03/21/08)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 29, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File Number 000-33389

nFinanSe Inc.

(Exact name of registrant as specified in its charter)

Nevada	65-1071956
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3923 Coconut Palm Drive, Suite 107
Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code:	(813) 367-4400

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes	X	No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes	No	X

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 8,616,454 shares of common stock, $0.001 par value, outstanding as of May 8, 2008

Page 1 (10-Q 03/29/08)

nFinanSe Inc.
A Development Stage Enterprise

Page No.
NOTE REGARDING FORWARD LOOKING STATEMENTS	3

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements:
Consolidated Balance Sheets as of March 29, 2008 (unaudited) and December 29, 2007 (audited)	4
Consolidated Statements of Operations (unaudited) for the three months ended March 29, 2008 and March 31, 2007, and for the period July 10, 2000 (inception) to March 29, 2008	5
Consolidated Statements of Cash Flows (unaudited) for the three months ended March 29, 2008 and March 31, 2007, and for the period July 10, 2000 (inception) to March 29, 2008	6
Notes to Consolidated Financial Statements (unaudited)	8
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.	22
Item 3. Quantitative and Qualitative Disclosures About Market Risk.	29
Item 4. Controls and Procedures.	29
PART II - OTHER INFORMATION
Item 1. Legal Proceedings.	29
Item 1A. Risk Factors.	29
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.	30
Item 3. Defaults Upon Senior Securities.	32
Item 4. Submission of Matters to a Vote of Security Holders.	32
Item 5. Other Information.	32
Item 6. Exhibits.	33

SIGNATURES

Page 2 (10-Q 03/29/08)

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this quarterly report we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  Forward looking statements included in this quarterly report include but are not limited to:

•	our current cash expectations of our operations to fund normal and recurring operating commitments over the next twelve months;
•	the competitive advantages and customer acceptance of a Discover® Network branded stored value cards (“SVCs”);
•	our ability to expand the number of active retail locations through our distributors selling our retail gift and reloadable general spend SVCs; and
•	our ability to successfully recruit operations, information technology and customer service employees in the Tampa, Florida area.

When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our Company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	our ability to design and market our products;
•	our ability to protect our intellectual property rights and operate our business without infringing upon the intellectual property rights of others;
•	whether or not markets for our products develop and, if they do develop, the pace at which they develop;
•	our ability to attract the qualified personnel to implement our growth strategies;
•	our ability to develop sales and distribution capabilities;
•	the accuracy of our estimates and projections;
•	our ability to fund our short-term and long-term financing needs;
•	the effect of certain accounting interpretations on our financial results;
•	changes in our business plan and corporate strategies; and
•
other risks and uncertainties discussed in greater detail in this quarterly report and our Annual Report on Form 10-KSB for the year ended December 29, 2007, including those factors under the heading “Risk Factors” and those risks discussed under the heading “Management’s Discussion and Analysis or Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this quarterly report as well as other public reports filed with the United States Securities and Exchange Commission, or the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this quarterly report to reflect new events or circumstances unless and to the extent required by applicable law.

As used in this quarterly report, the terms “we,” “us,” “our,” “nFinanSe,” and “the Company” mean nFinanSe Inc. and subsidiaries unless otherwise indicated. All dollar amounts in this quarterly report are in U.S. dollars unless otherwise stated.

Page 3 (10-Q 03/29/08)

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.
nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS
	March 29,	December 29,
	2008 (unaudited)	2007 (audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,313,148	$2,497,365
Short term investment	-	728,000
Receivables:
Accounts (net of allowance for doubtful accounts of $0 and $0, respectively)	7,129	10,957
Other	10,056	19,027
Prepaid expenses and other current assets (including prepaid marketing costs of approximately $822,000 and $312,000, respectively)	1,530,884	705,608
Inventories (net of inventory reserves of $53,400 and $24,500, respectively)	2,287,768	1,942,206
Total current assets	5,148,985	5,903,163

PROPERTY AND EQUIPMENT (net of accumulated depreciation of $521,627 and $446,306, respectively)	735,692	759,261

OTHER ASSETS	205,948	338,160

TOTAL	$6,090,625	$7,000,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$860,843	$139,635
Accrued personnel costs	105,010	130,804
Accrued inventory liability	-	593,431
Accrued lease and contractual obligations	193,346	220,809
Deferred revenues	87,500	106,250
Derivative liability	101,016	-
Other accrued liabilities	540,711	371,298
Total current liabilities	1,888,426	1,562,227

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $.001 par value: 25,000,000 shares authorized; 8,600,484 and 8,820,484 outstanding on March 29, 2008 and December 27, 2007, respectively, as follows:
Series A Convertible Preferred Stock – 9,327,934 shares authorized; 7,600,484 and 7,820,484 shares issued and outstanding with liquidation values of $7,694,189 and $8,213,651 (including undeclared accumulated dividends in arrears of $93,705 and $393,167) as of March 29, 2008 and December 29, 2007, respectively	7,600	7,820
Series B Convertible Preferred Stock – 1,000,010 shares authorized; 1,000,000 shares issued and outstanding with a liquidation value of $3,000,000 at March 29, 2008 and December 29, 2007	1,000	1,000
Common stock - $0.001 par value: 200,000,000 shares authorized; 8,386,454 and 7,371,929 shares issued and outstanding as of March 29, 2008 and December 29, 2007, respectively	8,386	7,372
Additional paid-in capital	44,543,600	42,002,195
Deficit accumulated during the development stage	(40,358,387)	(36,580,030)
Total stockholders’ equity	4,202,199	5,438,357

TOTAL	$6,090,625	$7,000,584

See notes to consolidated financial statements.

Page 4 (10-Q 03/29/08)

FinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended March 29, 2008	For the three months ended March 31, 2007	For the period July 10, 2000 (inception) to March 29, 2008

REVENUES	$8,647	$1,769	$1,214,815

OPERATING EXPENSES
Transaction and operating expenses	453,306	200,440	3,041,940
Selling and marketing expenses	915,036	529,903	5,271,667
General and administrative expenses	2,022,925	1,945,108	24,369,142
Total operating expenses	3,391,267	2,675,451	32,682,749

Loss before other income (expense)	(3,382,620)	(2,673,682)	(31,467,934)

Other income (expense):
Interest expense	(416)	-	(1,688,680)
Interest income	997	23,441	1,141,237
Gain on derivative instruments	-	-	1,845,262
Loss on debt extinguishment	-	-	(4,685,518)
Registration rights penalties	-	-	(98,649)
Other income (expense)	-	33,326	(93,856)
Total other income (expense)	581	56,767	(3,580,204)

Loss from continuing operations	(3,382,039)	(2,616,915)	(35,048,138)

Income (loss) from discontinued operations	-	4,940	(3,861,579)

Net loss	(3,382,039)	(2,611,975)	(38,909,717)
Dividends paid on Series A Convertible Preferred Stock	(3,151)	-	(1,448,670)
Undeclared and unpaid dividends on Series A Convertible Preferred Stock	(93,705)	(121,390)	(93,705)
Net loss attributable to common stockholders	$(3,478,895)	$(2,733,365)	$(40,452,092)
Net loss per share - basic and diluted:
Continuing operations	$(0.46)	$(0.72)
Discontinued operations	$-	$-
Total net loss per share	$(0.46)	$(0.72)
Weighted average number of shares outstanding	7,544,153	3,821,487

See notes to consolidated financial statements.

Page 5 (10-Q 03/29/08)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended March 29, 2008	For the three months ended March 31, 2007	For the period July 10, 2000 (inception) to March 29, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,382,039)	$(2,611,975)	$(38,909,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	78,416	57,626	1,040,649
Provision for inventory obsolescence	28,971	4,607	547,827
Provision for bad debts	-	-	462,009
Amortization of intangible assets	-	-	15,485
Stock based compensation and consulting	600,015	730,082	6,774,381
Purchased in process research and development	-	-	153,190
Gain on derivative instruments	-	-	(1,845,262)
Losses on debt extinguishments	-	-	4,685,518
Loss (gain) on disposal of assets	-	(1,633)	28,368
Loss from impairment of assets	-	30,982	1,095,903
Forgiveness of indebtedness as a result of litigation settlement	-	-	(50,000)
Non-cash interest expense	-	-	1,579,020
Amortization of premium on convertible promissory note	-	-	(863,049)
Value/expense of third party warrants	86	-	5,793
Changes in assets and liabilities, net:
Receivables	15,303	43,426	(316,930)
Prepaid expenses and other current assets	(684,748)	247,907	(1,404,012)
Inventories	(374,534)	(368,785)	(2,480,944)
Other assets	(8,400)	(7,871)	(19,614)
Assets of discontinued operations	-	-	(229,060)
Accounts payable and accrued liabilities	243,813	20,220	1,881,752
Accrued registration rights penalties	-	-	98,649
Deferred revenues	(18,750)	-	87,500
Liabilities of discontinued operations	-	-	-
NET CASH USED IN OPERATING ACTIVITIES	(3,501,867)	(1,855,414)	(27,662,544)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(54,847)	(20,825)	(2,009,181)
Early redemption of short-term investment	725,497	-	(2,503)
Investment in Product Benefits Systems Corporation	-	-	(15,737)
Cash advanced under note receivable	-	-	(202,000)
Other	-	-	(15,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	670,650	(20,825)	(2,244,421)

(Continued)

Page 6 (10-Q 03/29/08)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the three months ended March 29, 2008	For the three months ended March 31, 2007	For the period July 10, 2000 (inception) to March 29, 2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A Preferred Stock	-	-	4,000,000
Proceeds from issuance of Series B Preferred Stock	-	-	3,000,000
Proceeds from borrowings	-	-	5,365,162
Repayments of notes payable	-	-	(147,912)
Collections on note receivable from stockholder		-	3,000,000
Payments for stock issuance costs	(78,000)	(5,622)	(891,161)
Proceeds from the exercise of vested stock options	-	-	8,249
Proceeds from the issuance of Common Stock	1,725,000	-	16,885,775
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,647,000	(5,622)	31,220,113

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,184,217)	(1,881,861)	1,313,148

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,497,365	4,186,623	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,313,148	$2,304,762	$1,313,148

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$416	$-	$17,412
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of assets by issuance of Common Stock	$-	$-	$818,200
Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$-	$4,007,443
Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalization - see Note A	$-	$-	$2,969,000
Issuance of common stock in lieu of cash payment of registration penalties	$-	$-	$652,625
Reclassification of long-lived assets to assets of discontinued telecom operations	$-	$-	$100,000
Warrants Issued to DFS Services, LLC	$(86)	$-	$535,216
Reclassification of long-lived assets to prepaid expenses and other current assets	$140,613		140,613
Conversion of Series A Preferred Stock to Common Stock	$220	$-	$1,728
Dividends on Series A Convertible Stock Preferred Stock	$395,309	$-	$1,448,670
Conversion of Senior Secured Convertible Promissory Notes and accrued interest to Series A Convertible Preferred Stock	$-	$-	$5,327,934

See notes to consolidated financial statements.

Page 7 (10-Q 03/29/08)

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A - FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

Background

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc.) and those of its wholly-owned subsidiaries, nFinanSe Payments Inc. and MBI Services Group, LLC (currently dormant) (collectively, the “Company,” “we, ” “us, ” or “our”).  All significant inter-company balances and transactions have been eliminated.  We made the decision to abandon MBI Services Group, LLC’s pre-paid telephone card business in the fourth quarter of fiscal 2006.  We accounted for this discontinued operation using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As such, the results of MBI Services Group, LLC have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Income (loss) from discontinued operations” for each period presented.  Because we are continuing to raise funds, and because our revenues have been minimal, we are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

nFinanSe Inc. is a program manager and marketer of stored value cards, or SVCs, for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and reloadable ATM/prepaid card financial products. We believe SVCs are a fast-growing product segment in the financial services industry.

We operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for prepaid stored value cards.

Basis of Presentation

The consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles for interim financial statements, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, these financial statements do not include all the information and footnotes required by generally accepted accounting principles for annual financial statements. In addition, certain comparative figures presented may have been reclassified to conform the prior year’s data and the inception to date data to the Company’s current financial statements. In the opinion of management, the accompanying consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals and adjustments) to fairly present the financial position of the Company at March 29, 2008, and December 29, 2007, and its results of operations and cash flows for the three months ended March 29, 2008, and March 31, 2007. Operating results for the three months ended March 29, 2008, are not necessarily indicative of the results that may be expected for the fiscal year ending January 3, 2009. These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 29, 2007.

Page 8 (10-Q 03/29/08)

Revenue Recognition

We generate the following types of revenues:

•	Wholesale fees, which arise when our SVCs are sold and activated and when the nFinanSe NetworkTM is used to reload a card.
•	Transaction fees, which arise when our SVCs are used in a purchase or ATM transaction.
•	Maintenance fees, which arise when a card with a cash balance is charged for monthly maintenance.
•	Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements,” or SAB 104, for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. We recognize the costs of these revenues, including the cost of printing the cards, packaging and collateral material, at the time revenue is recognized.  Certain inactive card transactional costs are recognized as incurred.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for our wholesale fees and the face amount of gift cards and the load amount of the reloadable general spend cards vary by customer but are less than two weeks. Payroll card and reward card loads, and related fees on both, are usually paid in advance. Transaction fees and interest income are paid to us around the 15th of the following month by the bank issuing the card.  Maintenance fees are debited against active cards with balances  monthly in arrears each month from the date of activation.

Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers and, with the exception of some minimum cash balances, we generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account and related bad debts are based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are charged to operations using the first in, first out method. Our inventory costs generally arise from costs incurred to produce SVCs, including costs for plastic and packaging, embossing fees, printing fees and shipping.  At March 29, 2008, approximately $2,317,000 of the inventory balance relates to finished cards.

We have reserves for inventory damages and obsolescence of approximately $53,400 and $24,500 at March 29, 2008 and December 29, 2007, respectively, for inventories on hand at our distributors.

Page 9 (10-Q 03/29/08)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that (1) we will  be able to raise and generate sufficient cash to continue as a going concern, (2) all long-lived assets are recoverable and (3) the resolution of certain litigation will not result in a significant loss.  In addition, stock-based compensation expense represents a significant estimate concerning the future but unknown value of our common stock at some future date based on a formula used by most companies in making the value determination.  The markets for our products are characterized by intense price competition, rapid technological development, evolving standards and regulations and short product life cycles, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the shorter of the lease terms, if any, or the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or FAS 144, we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead us to believe that the carrying value of an asset may not be recoverable. During the three months ended March 31, 2007, we determined that certain deposits for dormant card programs were impaired and charged operations for approximately $31,000. The write off is included in general and administrative expenses in the accompanying statement of operations.  At March 29, 2008, we did not record any impairment charges and we believe our remaining long-lived assets are recoverable.

Advertising Costs

Advertising expenses, which were approximately $121,000 and $25,000 during the three months ended March 29, 2008 and the three months ended March 31, 2007, respectively, are expensed as incurred. The majority of advertising for the three month period ended March 29, 2008 was related to national trade print advertising for our gift, general spend and payroll SVC products, while the majority of advertising for the three months ended March 31, 2007 was related to promoting the sale of SVCs on our Internet site.  At March 29, 2008, we had approximately $822,000 in prepaid marketing of which $312,700 was attributable to prepaid national trade print advertising.

Research and Development

Research and development costs, which approximated $287,000 and $225,000 during the three months ended March 29, 2008, and the three months ended March 31, 2007, respectively, are expensed as incurred.  These costs are primarily related to network software development, security compliance and systems maintenance and are included in general and administrative expenses in the accompanying consolidated statements of operations.

Page 10 (10-Q 03/29/08)

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128, “Earnings per Share,” or FAS 128, and SEC Staff Accounting Bulletin No. 98, or SAB 98.  Basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period after deducting dividends on our convertible preferred stock by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period (common stock equivalents arise from options, warrants and convertible preferred stock). Because of our net losses, none of these common stock equivalents have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

The following table lists the total of common stock and our common stock equivalents outstanding at March 29, 2008:

Description	Shares of common stock and common stock equivalents

Common stock outstanding	8,386,454
Series A Convertible Preferred Stock outstanding	7,600,484
Series B Convertible Preferred Stock outstanding	1,000,000
Stock options outstanding	2,745,122
Warrants outstanding	2,540,028

Total	22,272,088

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109, “Accounting for Income Taxes,” or FAS 109. Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments,” consist of cash, evidence of ownership in an entity and contracts that both (1) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (2) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist primarily of cash and cash equivalents, short term investment(s), accounts receivable, accounts payable and accrued liabilities.  The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature.

Page 11 (10-Q 03/29/08)

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and cash equivalents. We frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Stock-Based Compensation

Effective January 1, 2006, we began applying Financial Accounting Standards No. 123R (“FAS 123 (Revised)”), “Share-Based Payments” (“FAS 123(R)”) to account for our stock based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees.  We elected to apply FAS 123(R) on a modified prospective method for awards existing at the date of adoption. This method requires us to begin recording compensation expense for the remaining period of time as such awards continued to vest.  The effect of adopting this statement was to increase our net loss by approximately $600,000 and $730,100 during the three month periods ended March 29, 2008 and March 31, 2007, respectively.

The following table summarizes stock based compensation charged to operations and discontinued operations.

Stock based compensation charged to:	For the three months ended March 29, 2008	For the three months ended March 31, 2007

Transaction and operating expenses	$243	$461
Selling and marketing expenses	62,912	44,874
General and administrative expenses	536,860	684,747
Total stock based compensation included in loss from continuing operations	600,015	730,082

Stock based compensation charged to discontinued operations	-	-

Total stock based compensation	$600,015	$730,082

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force (“EITF”) Issue No. 96-18. Pursuant to this standard, the value of these options is estimated at each reporting date and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated each period. As a result, under these arrangements, our initial and periodic recording of stock based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Dividends on Preferred Stock

Our Series A Convertible Preferred Stock accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock. There are no dividend requirements on our Series B Convertible Preferred Stock.

In January 2008, dividends were declared and satisfied through the issuance of 104,252 shares of our common stock for the period of December 28, 2006 through the dividend payment date of December 31, 2007.  In January 2008, dividends were paid on the voluntary conversion of 220,000 shares of Series A Preferred Stock into 220,000 shares of common stock, in the form of 273 shares of common stock.  Dividends owed but not declared on our Series A Convertible Preferred Stock were $93,705 and $121,390 as of March 29, 2008 and March 31, 2007, respectively.

Page 12 (10-Q 03/29/08)

Fair Value Measurements

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements” (“FAS 157”) and we adopted FAS 157, on December 30, 2007, the first day of fiscal year 2008. FAS 157 defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157,” which amends FAS 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on December 30, 2007, this standard applies prospectively to new fair value measurements of financial instruments and recurring fair value measurements of non-financial assets and non-financial liabilities. On January 4, 2009, the beginning of our 2009 fiscal year, the standard will also apply to all other fair value measurements.

In February 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115” (FAS 159).  We adopted FAS 159, on December 30, 2007, the first day of our 2008 fiscal year. This standard permits entities to choose to measure many financial instruments and certain other items at fair value. While FAS 159 became effective for our 2008 fiscal year, we did not elect the fair value measurement option for any of our financial assets or liabilities.

FAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The three tiers are as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

•
Level 2-Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

•
Level 3-Unobservable Inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability. We develop these inputs based on the best information available, including our own data.

As of March 29, 2008, the Company held a derivative liability that is required to be measured at fair value on a recurring basis.  We value our derivatives using valuations that are calibrated to the initial trade prices. Subsequent valuations are based on observable inputs to the valuation model including interest rates, price of our common stock, and volatilities (see Note E – Derivative Instrument).  In accordance with the fair value hierarchy described above, the following table shows the fair value of this liability:

	Fair Value Measurements as of March 29, 2008
Description	Balance at March 29, 2008	Level 1	Level 2	Level 3
Liabilities:
Derivative instrument	$101,106	$-	$101,016	$-

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Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“FAS 160”). FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation.  FAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R broadens the guidance of FAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. FAS 141R applies prospectively to business combinations consummated in fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

In March 2008, the FASB issued Financial Accounting Standard No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“FAS 161”).  FAS 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  FAS 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of FAS 133 have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows.  FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company currently provides an abundance of information about its use of derivatives in its quarterly and annual filings with the SEC, including many of the disclosures contained within Statement 161.  Thus, the Company currently does not anticipate the adoption of Statement 161 will have a material impact on the disclosures already provided.  The Company does not currently utilize derivatives to hedge any of its financial instruments.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  At March 29, 2008, we have cash of approximately $1.3 million, which amount is not expected to be adequate to meet our anticipated cash commitments in 2008. As a result we have:

•
Engaged investment bankers to assist us in raising up to $7 million in additional equity capital to fund our 2008 fiscal year operations.  We have recently closed on approximately $2.3 million of this equity raise.  Our need for additional equity results from the additional time needed to make our major retail distribution contracts operational and reach critical mass of SVCs in the marketplace.

•
Engaged the investment bankers to also assist us in sourcing short-term accounts receivable financing that we will need to fund the face amount of gift cards and the load amount of reloadable general spend cards prior to receiving the money from our distributors.

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Although we reasonably believe that we will be successful in raising the required equity and debt capital we need to fund our operations and cash commitments, no assurance can be given that our beliefs will come to fruition.  Additionally, we have incurred significant losses and negative cash flows from operations since our inception, and as a result no assurance can be given that we will be successful in attaining profitable operations, especially when one considers the problems, expenses and complications frequently encountered in connection with entrance into established markets and the competitive environment in which we operate.

These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under various operating lease agreements for our facilities.  Future minimum lease payments and anticipated common area maintenance charges under these  leases are approximately as follows at March 29, 2008:

Twelve months ending	Amounts

March 2009	$379,800
March 2010	197,400
March 2011	201,700
March 2012	206,200
March 2013	104,200
Total	$1,089,300

Rent expense included in loss from continuing operations for the three months ended March 29, 2008 and March 31, 2007 approximated $81,100 and $73,700, respectively.

Employment Agreements

We are obligated under the following employment agreements:

●
The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000 (raised to $275,000 in February 2008). The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Welch Option Shares”), which were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Welch Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

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On  July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000 (raised to $200,000 in February 2008). Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Springer Option Shares”), which were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Springer Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $291,000.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

In addition to the above, certain other options were issued to Messrs. Welch and Springer in January 2008 (see Note D – Stock Options and Warrants).

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in their respective employment agreements), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their employment agreements or twelve months, whichever period is shorter.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank (“PDNB”), and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”), our card issuing banks and Metavante Corporation, our processor, that have initial expiration dates from June 2009 through October 2011.   Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante Corporation and FNB&T agreements also require a minimum payment of $5,000 per month.  During the three months ended March 29, 2008 and the three months ended March 31, 2007, we made aggregate payments of approximately $88,800 and $1,400 , respectively to Metavante, $300 and $0, respectively to PDNB and no payments to FNB&T under these arrangements.

Pending or Threatened Litigation

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.
Page 16 (10-Q 03/29/08)

We may also become involved in certain other litigation from time to time in the ordinary course of business. However at March 29, 2008, no other significant litigation exists or is threatened.

NOTE D - STOCK OPTIONS AND WARRANTS

On March 1, 2007, our stockholders approved the 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) which combines the 709,850 shares that were issued and outstanding under the 2004 Stock Option Plan with the 2.3 million shares available for issuance under the 2007 Plan.  On May 8, 2008 at the Company’s Annual Stockholders Meeting, the Company’s Stockholders voted to amend the 2007 Plan by increasing the number of authorized shares available for issuance by 1,000,000 shares to a total of 3,300,000 shares.  As of March 29, 2008, we had 2,745,122 total options outstanding, consisting of 2,671,314 options issued to employees and non-employee directors and 73,808 options issued to consultants. Such options vest over various periods up to three years and expire on various dates through 2018.

The fair value of each option grant is estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions for the three months ended March 29, 2008 and March 31, 2007:

	Three months ended	Three months ended
	March 29, 2008	March 31, 2007
Expected Term in years	5	5
Expected stock price volatility	73.1%	106.3% - 169.0%
Risk free interest rate	2.67% - 3.08%	4.5% - 4.75%
Dividend yield	0%	0%

The following table describes our stock option activity for the three months ended March 29, 2008:

	Number of Options	Weighted average exercise price per share (priced at date of grant)

Outstanding at December 29, 2007	2,403,696	$3.59
Granted	363,000	$3.95
Cancelled	(21,574)	$2.01

Outstanding at March 29, 2008	2,745,122	$3.65

Options granted at or above market value during the three months ended March 29, 2008	363,000

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The following table summarizes information regarding options that are outstanding at March 29, 2008:

	Options outstanding			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number exercisable	Weighted average exercise price per share
$1.50	1,155,828	8.8	$1.50	706,419	$1.50
$3.20-$10.18	1,439,794	6.2	$4.17	824,082	$4.27
$10.20-$13.80	95,750	2.5	$12.26	95,750	$12.25
$15.60-$32.00	53,750	2.2	$20.34	53,750	$20.34
	2,745,122	7.0	$3.65	1,680,001	$4.07

Since our options have exercise prices equal to their market prices on the date of grant, no intrinsic value exists in our options.  The fair value of options granted during the three month periods ended March 29, 2008 and March 31, 2007 was approximately $883,000 and $2.0 million, respectively.  The total fair value of shares vested during the fiscal quarter ended March 29, 2008 was approximately, $600,000.  The aggregate stock-based compensation not yet recognized at March 29, 2008 was approximately $2,189,000, which amount is expected to be recognized as expense over a period of approximately three years.

Other Officer Options

On January 24, 2008, the Company’s Board of Directors awarded the following stock options:

•
Mr. Welch was awarded 95,000 stock options and Mr. Springer was awarded 45,000 stock options at an exercise price of $4.00 per share. Using the Black-Scholes option valuation model an aggregate fair value of approximately $344,400 is expected to be recognized over the vesting periods of the options.  The first seventeen installments vested on January 28, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense will be recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

•
A total of 155,000 stock options were awarded to eight officers at an exercise price of $4.00 per share.  Using the Black-Scholes option valuation model an aggregate fair value of approximately $381,300 is expected to be recognized as stock based compensation over the vesting periods of the options.  The options for the eight officers vest one third at the one year anniversary and then ratably for the following 24 months.

Non Employee Director Options

During the quarter ended March 31, 2007, 70,000 options were granted to the non-employee members of our Board of Directors. The options, which were 100% vested on the date of grant, had a fair value of approximately $298,000. This amount was included in stock-based compensation in the accompanying March 31, 2007 statement of operations.  The non-employee members of our Board of Directors were granted 50,000 options after the Company’s Annual Stockholders meeting on May 8, 2008.  The options, which were 100% vested on the date of grant with an exercise price of $2.20, had a fair value of approximately $69,000.  This amount will be included in employee and director stock-based compensation in the statement of operations for the three and six months ended June 28, 2008.

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Outstanding Warrants

The following table summarizes information on warrants issued and outstanding that allows the holder to purchase a like amount of common stock at March 29, 2008.

Warrants issued in connection with/as:	Number outstanding	Exercise price per share	Expiration date
Partial compensation for our placement agent in connection with the sale of our Series A Convertible Preferred Stock on December 28, 2006	320,000	$1.10	December 28, 2011

Partial compensation for our placement agent in connection with the sale of our Series B Convertible Preferred Stock and Common Stock on June 29, 2007	120,928	$3.30	June 29, 2012

Issued pursuant to Securities Purchase Agreements dated June 29, 2007	1,511,600	$5.00	June 29, 2012

Issued pursuant to a Securities Purchase Agreement dated March 21, 2008	100,000	$3.25	March 21, 2011

Issued pursuant to Securities Purchase Agreements dated March 28, 2008	245,000	$3.25	March 28, 2011

Warrants held by DFS Services LLC dated November 12, 2007	200,000	$3.00	November 12, 2010

Consulting services agreement	37,500	$5.00	Various dates through 2011

Cooperation Agreement dated November 22, 2006	5,000	$1.20	November 22, 2011

Total warrants and weighted average exercise price per share outstanding at March 29, 2008	2,540,028	$4.03

NOTE E – DERIVATIVE INSTRUMENT

Pursuant to certain provisions of the Securities Purchase Agreements discussed in Note F –Other Significant Period Events, the Company recognized a derivative liability pursuant to FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” because the Exchange Securities (as defined below) offer a freestanding put derivative providing for contingent future anti-dilution protections to certain of the investors in the Securities Purchase arrangement.  The derivative liability was measured at fair value on March 29, 2008.  Subsequent to the fiscal quarter end, the Company entered into additional Securities Purchase Agreements on March 31, 2008 with the same exchange provisions, which will be reflected in the next reporting period.

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NOTE F - OTHER SIGNIFICANT PERIOD EVENTS

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. The collateral, which was in the form of a one year letter of credit from a bank, was placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $7.2 million. The issuing bank required that the letter of credit be guaranteed by Jeffrey Porter, one of our major stockholders, and Bruce E. Terker, a current member of our Board of Directors and major stockholder, and the Company. Approximately $1 million of the collateral for the letter of credit was arranged by Mr. Porter and the remaining collateral for the letter of credit was provided by Mr. Terker. In connection with this accommodation, the Company and Messrs. Porter and Terker entered into respective Guaranty and Indemnification Agreements. Mr. Porter agreed to a compensation of 2% of the $1,000,000 in collateral per quarter paid in arrears in cash. Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year. The Guarantee and Indemnification Agreements can be cancelled by the Company upon receiving a more favorable arrangement from another party.  After one year, it is expected that the Company will have the ability to fund the collateral requirement, if any, without the assistance of the guarantors.

On March 21, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  Mr. Terker may also exercise the Warrants by means of a “cashless exercise.”  The Warrants expire after a three-year term.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.  The Purchase Agreement with Mr. Terker was subsequently amended on March 31, 2008 as discussed in Note G – Other Significant Subsequent Events.

On March 28, 2008 and March 31, 2008, the Company entered into additional Securities Purchase Agreements (the “Subsequent Purchase Agreements”), with certain accredited investors (the “Investors”).  Pursuant to the Subsequent Purchase Agreements executed on March 28, 2008, the Company issued and sold to the Investors an aggregate of (i) 490,000 shares of Common Stock, at a purchase price of $2.50 per share, and (ii) Warrants to purchase 245,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $1,225,000. See Note G for details of the March 31, 2008 Subsequent Purchase Agreements.

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Pursuant to the terms of the Subsequent Purchase Agreements, each Investor has a right to exchange all of its Common Stock and Warrants purchased under the Subsequent Purchase Agreements for securities (“Exchange Securities”) issued by the Company in connection with a subsequent capital raising transaction (“Subsequent Issuance”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in such Subsequent Issuance.  In the event an Investor exercises its exchange rights, such Investor is entitled to exchange its Common Stock and Warrants for the number of Exchange Securities that is equal to the product obtained by multiplying (i) the number of shares of such Investor’s Common Stock purchased under the Subsequent Purchase Agreements by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Subsequent Issuance.  The Investors’ exchange rights under the Subsequent Purchase Agreements automatically terminate if no Subsequent Issuance occurs within six (6) months following the date of the Subsequent Purchase Agreements.

The Warrants entitle Mr. Terker and the Investors to purchase up to an aggregate of 460,000 shares of Common Stock at an exercise price of $3.25 per share and may also be exercised by means of a “cashless exercise.”  The Warrants expire after a three-year term.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker and the Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker or any Investor to the extent that, if they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

In the aggregate, pursuant to the Subsequent Purchase Agreements executed on March 28, 2008, the Subsequent Purchase Agreements executed on March 31, 2008, and the Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, as amended, the purchase price paid for the Common Stock and Warrants was $2,300,000.

Collins Stewart LLC and Emerging Growth Equities, Ltd. acted as placement agents for the above-described transactions and shared equally a $113,000 fee and a warrant to purchase 18,600 shares of Common Stock, exercisable at $3.58 per share and expiring on March 31, 2013.

NOTE G - OTHER SIGNIFICANT SUBSEQUENT EVENTS

As described in Note F above, pursuant to the Subsequent Purchase Agreements executed on March 31, 2008, the Company issued and sold to the Investors an aggregate of (i) 230,000 shares of Common Stock, at a purchase price of $2.50 per share, and (ii) Warrants to purchase 115,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $575,000.

Pursuant to an amendment, dated March 31, 2008, between the Company and Bruce E. Terker, the Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, whereby he purchased 200,000 shares of Common Stock and 100,000 Warrants for an aggregate purchase price of $500,000, was amended to grant Mr. Terker the exchange right described in Note F above.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

On May 8, 2008, 50,000 options were granted to the non-employee members of our Board of Directors. The options, which were 100% vested on the date of grant with an exercise price of $2.20, had a fair value of approximately $69,000. This amount will be included in employee and director stock-based compensation in the statement of operations for the three and six months ended June 28, 2008.

End of Financial Statements.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview. nFinanSe is a program manager and marketer of Stored Value Cards (“SVCs”). There are four basic types of SVCs that we market: reloadable general spend, gift,  payroll and corporate reward SVCs. The reloadable general spend and gift SVCs are marketed to the consumer through retailer programs managed by established prepaid card distributors. Payroll and corporate reward SVCs are marketed to large companies by our internal sales force. The loading of stored value cards either takes place over our proprietary nFinanSe Network TM or through Automated Clearing House (“ACH”) transactions, or though batch loads.  nFinanSe Network TM transactions can take place throughout our distributors’ retail networks and at several different payment and remittance processors such as Western Union® and MoneyGram®.

Reloadable general spend SVCs  are primarily targeted at the “cash-based consumer” credit market, which consists principally of those consumers who cannot qualify for a credit card or bank account or who are otherwise unattractive to banks, such as people who are recent immigrants, recently divorced, young or have no credit history or low income.  We believe gift SVCs have gained a high degree of consumer acceptance and our gift SVCs are marketed to appeal to this large consumer market segment. We market payroll SVCs directly to employers whose employee demographics fit the cash-based market profile. Our corporate reward SVCs are marketed to companies who intend to reward customer loyalty through the issuance of SVCs.

We earn revenues when a SVC is sold, when a reloadable SVC is loaded, when the SVC is used for purchases or ATM transactions and in some cases, for maintaining the use of the card on a monthly basis. The revenue that we earn can vary by the transaction type and the source of the transaction.

Discontinued Operations. In September 2006, we decided to discontinue the operations of our wholesale long distance and prepaid phone card subsidiary, MBI Services Group, LLC, due to lack of profitability and management’s desire to focus our entire effort on our core SVC business. Accordingly, all financial information pertaining to this discontinued business has been eliminated from ongoing operations for all periods presented in the financial statements included in this report and is shown as a single line item entitled “Discontinued Operations.”

Results of Operations. Our principal operations commenced in 2001; however, to this date, we have had limited revenues. Financial Accounting Standards Board Statement No. 7, or FAS 7, sets forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of management, our activities from our inception through March 29, 2008 fall within the referenced guidelines. Accordingly, we report our activities in this report in accordance with FAS 7.

Lack of Profitability of Business Operations since 2001. During the years leading up to fiscal 2006, we experienced significant difficulties and interruptions with our third-party card issuers due to administrative errors, defective cards and poor service. Additionally, it became apparent to management that there was a flaw in focusing solely on the sale of SVC products that did not include a convenient load solution for consumers. Consequently, management made the decision to expand our focus to include the development of a proprietary process, the nFinanSe Network TM, to allow the consumer to perform value loads in a retail environment. In fiscal 2006, we entered into agreements with MoneyGram® and Western Union® whereby SVCs could be loaded at their locations. These agreements greatly expanded our load network.

Additionally, in 2006, and as amended in June 2007, we signed an agreement with DFS Services, LLC that permits us to provide Discover® Network-branded SVCs directly or through a card issuing bank. We believe the Discover® Network SVC products have multiple competitive advantages over the SVCs we previously sold. Consequently, management made the decision to focus our efforts on implementing the agreement with DFS Services, LLC in lieu of pursuing SVC sales through our existing arrangements. Accordingly, our sales efforts were interrupted while we developed our new Discover® Network SVC programs and abandoned our then-existing SVC programs by disposing of our then-existing SVC inventory. The time and money lost due to the difficulties and interruptions we experienced with other issuers’ SVC programs, the cessation of sales activity and the SVC inventory write offs associated with the adoption and development of the Discover® Network SVC products, the expense of developing the nFinanSe Network and the time it has taken to develop the distribution network for our Discover® Network branded SVCs, has kept us from achieving profitability to date.

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During fiscal year 2008, we intend to expand the number of active retail locations where our retail gift and reloadable general spend SVCs can be purchased by rolling out cards to retail locations under contract with both our current and new distributors.  We expect this effort will also increase the number of locations where our card holders can load funds onto their cards.  At December 29, 2007, there were over 70,000 locations where our SVCs could be loaded and we had entered into agreements with several prepaid card distributors representing over 100,000 retail locations.  Much work is still required to have our SVCs accepted in the market.  As of March 29, 2008, we have approximately 217 retail locations offering our SVCs for sale and for reload services.

Revenues. We produce revenues through four general types of transactions:

•	Wholesale fees, which arise when our SVCs are sold and activated and when the nFinanSe NetworkTM is used to reload a card.
•	Transaction fees, which arise when our SVCs are used in a purchase or ATM transaction.
•	Maintenance fees, which arise when a card with a cash balance is charged for monthly maintenance.
•	Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.

These fees differ by card type, issuing bank or transaction type.

Revenues for the three months ended March 29, 2008 and the three months ended March 31, 2007 were $8,647 and $1,769, respectively. Revenues in both first quarters of 2007 and 2008 were restricted due to delays in getting cards for sale into retail locations.  These delays stem from the distributors inability to (i) timely certify their equipment, (ii) successfully complete pilots, (iii) market, train and sell their retailers on the Company’s products, and (iv) rollout cards prior to the fourth quarter holiday season, a traditional blackout time for any system or product initiatives.  During 2007, our focus was on executing agreements with prepaid card distributors.  As such, we have executed agreements with prepaid card distributors including InComm, Now Prepay, LDC and Emida. These distributors provide prepaid programs at more than 100,000 retail locations in the United States and we expect that InComm will begin marketing our SVCs before the end of the second quarter of 2008.  In October 2007, the Company was awarded a payroll card program with a large employer that we expect will be rolled-out in the second quarter of fiscal 2008.

Operating Expenses.  Operating expenses for the three months ended March 29, 2008 increased $715,816 to $3,391,267 compared to $2,675,451 for the three months ended March 31, 2007, a 27% increase. These changes in our operating expenses are attributable to the following:

•
Transaction and operating expenses. Transaction and operating expenses for the three months ended March 29, 2008 and the three months ended March 31, 2007 were $453,306 and $200,440, respectively, a 126% increase.   The components of expense are:

Description	For the three months ended March 29, 2008	For the three months ended March 31, 2007
SVC card cost, program and transaction expenses	$236,368	$98,896
Inventory reserves	28,971	4,607
Stock based compensation	243	461
Customer service expenses	187,724	96,476
Total Transaction and Operating Expenses	$453,306	$200,440

Page 23 (10-Q 03/29/08)

SVC card cost, program and transaction expenses increased $137,472, or 139%, when comparing the three month period ended March 29, 2008 with the three month period ended March 31, 2007.  These increases are primarily attributable to the periodic transaction costs associated with carrying a larger number of cards available for sale in 2008 versus the amount of cards available for sale in 2007.  The number of cards available for sale during the three months of 2008 was approximately 3.5 million compared to 0.5 million in the same period of 2007.

Inventory reserves increased $24,364 to $28,971 for the three month period ended March 29, 2008 from $4,607 for the three month period ended March 31, 2007 due primarily to the higher inventory levels at our distributors and the resulting increase in potential lost, damaged or obsolete SVC card packages.

Customer service expenses increased $91,248 to $187,724, when comparing the three month period ended March 29, 2008 with the three month period ended March 31, 2007.  This is due to the increase in staff for our 24 hour/seven days a week customer service department to support our SVC products.

•
Selling and marketing expenses. Selling and marketing expenses increased $385,133 to $915,036 when comparing the three month period ended March 29, 2008 with the same period from a year ago, a 73% increase.  The components of expense are:

Description	For the three months ended March 29, 2008	For the three months ended March 31, 2007
Advertising and marketing expenses	$308,077	$144,335
Sales force expenses	544,047	340,694
Stock based compensation	62,912	44,874
Total selling and marketing expenses	$915,036	$529,903

Advertising and marketing expenses increased 113%, or $163,742, to $308,077 when comparing the three month period ended March 29, 2008 with the three month period ended March 31, 2007.   This period to period change was primarily composed of increases in media and advertising agency expenses for a national trade print advertising campaign.

Sales force expenses increased $203,353 to $544,047, a 60% increase for the three month period ended March 29, 2008 when compared with the three month period ended March 31, 2007.  The principal components of this increase are employee compensation and benefits expense, travel and entertainment expense, and rent expense.  The increase in sales force compensation and travel and entertainment expenses can be attributed to the 10 additional hires for the sales force that occurred primarily in the three month period ended March 29, 2008.  In addition, the increase in rent expense is comprised of rent for the sales offices located in Atlanta and Dallas that were opened within the past twelve months, and rent for temporary warehouse space to store point-of-purchase displays for our distributors that were produced in anticipation of increased sales during this fiscal year.

•
General and administrative expenses. General and administrative expenses increased 4%, or $77,817, to $2,022,925 during the three month period ended March 29, 2008 when compared with the three month period ended March 31, 2007. This increase is primarily due to increases in:

Page 24 (10-Q 03/29/08)

▪	recruiting and consulting expenses of approximately $107,300 due to the new sales hires, programming costs to extend the life of our existing telephone system, and additional expenses related to complying with state and federal regulations,
▪	legal and professional fees of approximately $34,300 incurred in connection with our state licensing initiative, and
▪	taxes and licenses expense of approximately $57,600 due to additional expenses incurred in connection with our state licensing initiative, offset slightly by decreases in:
▪
stock based compensation expense of $147,887, primarily the result of stock options granted to our Board of Directors on March 1, 2007 (options are granted at the Company’s Annual Stockholders Meeting, which took place on May 8, 2008), and

▪	impairment of assets expense which was $0 for the three month period ended March 29, 2008 and $30,982 for the same period in 2007.

Loss Before Other Income (Expense).  As a result of the above, loss before other income (expense) for the three month periods ended March 29, 2008 and March 31, 2007 was $3,382,620 and $2,673,682, respectively.

Other Income (Expense):

Interest income. Interest income decreased $22,444 from $23,441 for the fiscal quarter ended March 31, 2007 to $997 for the fiscal quarter ended March 29, 2008.  This decrease is attributable to the interest income received on the overnight investment of the lower bank balances and lower effective investment interest rates in the first fiscal quarter of 2008 as compared with the first fiscal quarter of 2007 and a penalty imposed for the early redemption of our short term investment.

Other income (expense).
For the three month period ended March 31, 2007, we recorded other income of $33,326 consisting of $31,693 from the settlement of a lawsuit with a former service provider and $1,600 for the gain on sale of assets.  There was no other income (expense) recorded for the three month period ended March 29, 2008.

Loss from Continuing Operations. Loss from continuing operations was $3,357,209 for the fiscal quarter ended March 29, 2008 or $740,294 higher than the loss from continuing operations of $2,616,915 for the fiscal quarter ended March 31, 2007.

Income (Loss) from Discontinued Operations.  Income from our discontinued operations was $4,940 for the three months ended March 31, 2007 with no activity for the three months ended March 29, 2008.

Liquidity and Capital Resources. From inception to March 29, 2008, we have raised net proceeds of approximately $31,220,000 from financing activities. We used these proceeds to fund operating and investing activities.

Net cash used in operating activities was approximately $3,502,000 and $1,855,000 for the three month periods ended March 29, 2008 and March 31, 2007, respectively.  The increase in cash used in operations was the result of increases in inventories for the Discover® Network cards, prepayments for our national trade print advertising campaign and higher operating losses incurred during the current fiscal quarter from the same period of the prior year.

Net cash provided by investment activities for the fiscal quarter ended March 29, 2008 was approximately $670,700, consisting of the redemption of our short term investment of $725,500 and $54,800 for purchases of property and equipment primarily for additional computer hardware and software for new employees and nFinanSe NetworkTM.  Net cash used in investment activities for the fiscal quarter ended March 31, 2007 was approximately $20,800, which was primarily for computer hardware and software.

During the quarter ended March 29, 2008, we secured net cash provided by financing activities of approximately $1,647,000 through sales of our equity instruments.  We had a cash balance of approximately $1.3 million as of March 29, 2008.  Subsequent to fiscal March 2008, we completed an additional sale of equity in the amount of approximately $600,000.

Page 25 (10-Q 03/29/08)

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. The collateral, which was in the form of a one year letter of credit from a bank, was placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $7.2 million. The issuing bank required that the letter of credit be guaranteed by Jeffrey Porter, one of our major stockholders, and Bruce E. Terker, a current member of our Board of Directors and major stockholder, and the Company. Approximately $1 million of the collateral for the letter of credit was arranged by Mr. Porter and the remaining collateral for the letter of credit was provided by Mr. Terker. In connection with this accommodation, the Company and Messrs. Porter and Terker entered into respective Guaranty and Indemnification Agreements. Mr. Porter agreed to a compensation of 2% of the $1,000,000 in collateral per quarter paid in arrears in cash. Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year. The Guarantee and Indemnification Agreements can be cancelled by the Company upon receiving a more favorable arrangement from another party.  After one year, it is expected that the Company will have the ability to fund the collateral requirement, if any, without the assistance of the guarantors.

To fund the full scale implementation of our business plan and the planned rollout and distribution of cards in both the retail and paycard segments of our business, we will need to raise $6 - $7 million of additional capital over the next 12 months. Additionally, we expect to arrange a revolving accounts receivable credit facility which will be used to fund the face amount of gift cards and the load amounts on general spend cards on a daily basis. We expect to finance the aforementioned needs principally through public or private equity offerings and through debt financings and have retained investment bankers to assist us with the aforementioned offerings and financings.  We may decide to raise the capital in more than one transaction based on market conditions and business circumstances.  Although we are confident of our business plan, we have experienced unforeseen difficulties with implementing our plans in the past and there may be unforeseen difficulties going forward.  This could hamper our ability to raise the funds necessary to permit us to continue as a going concern. If we are able to raise required funds, the terms and conditions of such financing may be highly dilutive to existing stockholders.

Changes in Number of Employees and Location. We anticipate that the development of our business will require the hiring of a substantial number of additional employees in customer service.  The Company hired an additional eight new sales employees in January 2008.  In the fourth quarter of fiscal 2007, we relocated to an approximately 11,400 square foot office in the greater Tampa, Florida area because we believed that our former location in Bradenton, Florida made recruiting quite difficult due to the demographics of the area. The lease for our new Tampa office commenced on our move-in date in October 2007. The total minimum payments, exclusive of sales taxes and common area maintenance charges, over the five-year lease obligation are approximately $740,000. After our move to the Tampa location, we vacated the leased premises in Bradenton, Florida; however, we remain liable for approximately $108,000 of rent payable under our Bradenton lease through December 2008.

Off-Balance Sheet Arrangements:

Operating Leases

We are obligated under various operating lease agreements for our facilities.  Future minimum lease payments and anticipated common area maintenance charges under all of our operating leases are approximately as follows at March 29, 2008:

Page 26 (10-Q 03/29/08)

Twelve months ending	Amounts

March 2009	$379,800
March 2010	197,400
March 2011	201,700
March 2012	206,200
March 2013	104,200

Total	$1,089,300

Employment Agreements

At March 29, 2008, we are obligated under the following employment agreements:

●
The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000 (raised to $275,000 in February 2008). The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Welch Option Shares”), which were valued using the Black-Scholes option model at an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Welch Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which were valued using the Black-Scholes option model at an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000 (raised to $200,000 in February 2008). Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Springer Option Shares”), which were valued using the Black-Scholes option model at an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Springer Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

Page 27 (10-Q 03/29/08)

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which were valued using the Black-Scholes options model at an aggregate fair value of approximately $291,000. The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense. The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank, and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”) our card issuing banks and Metavante Corporation, our processor, that have initial expiration dates from June 2009 through October 2011.   Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante Corporation and FNB&T agreements also require a minimum payment of $5,000 per month.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern and  that all long-lived assets are recoverable.  In addition, stock-based compensation expense represents a significant estimate.  The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

See Note A — “Formation, Background and Operations of the Company” to the consolidated financial statements, regarding the effect of certain recent accounting pronouncements on our consolidated financial statements.

Page 28 (10-Q 03/29/08)

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Not applicable.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of our disclosure controls and procedures [as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)] as of March 29, 2008 was carried out by us under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer.  Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this report are effective.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Act are recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure.

Change in Internal Control over Financial Reporting

At December 29, 2007, our management identified certain significant deficiencies in our disclosure controls.  These deficiencies primarily related to a need to increase our available accounting resources and remediation of this deficiency is currently ongoing.  All other deficiencies identified were remediated as of the filing date of our 2007 Form 10-KSB.  Other than these efforts, there were no changes in our internal control over financial reporting occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.

We may also become involved in certain other litigation from time to time in the ordinary course of business. However at March 29, 2008, no other significant litigation exists or is threatened.

Item 1A. Risk Factors.

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, Item 1, “Risk Factors,” in our annual report on Form 10-KSB for the year ended December 29, 2007, which could materially affect our business, financial condition or future results.  Except for the risk factors below, there have been no material changes in risk factors from our 2007 Form 10-KSB.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

Page 29 (10-Q 03/29/08)

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future.

We have operated continuously at a loss since inception and may be unable to continue as a going concern. We expect to experience continuing financial losses. Losses for the three months ended March 29, 2008, and losses since inception were $3,382,039 and $38,909,717, respectively.  The extent to which we experience losses will depend on a number of factors, including:

●	implementation of our sales and marketing strategies;
●	competitive developments in our market;
●	customer acceptance of and demand for our SVCs and services;
●	our ability to attract, retain and motivate qualified personnel, particularly sales associates; and
●	the continued adoption by consumers of SVCs.

Our products may never achieve commercial acceptance among our target SVC customers. In addition, we may never obtain or sustain positive operating cash flow or generate net income in the future or ultimately achieve cash flow levels sufficient to support our operations.

Future sales of our common stock, or the perception that such sales may occur, could cause our stock price to fall.

Sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could harm the market price of our common stock and could materially impair our ability to raise capital in the future through offerings of our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Sale of Common Stock and Warrants

On March 21, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  Mr. Terker may also exercise the Warrants by means of a “cashless exercise.”  The Warrants expire after a three-year term.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

Page 30 (10-Q 03/29/08)

On March 28, 2008 and March 31, 2008, the Company entered into additional Securities Purchase Agreements (the “Subsequent Purchase Agreements”), with certain accredited investors (the “Investors”).  Pursuant to the Subsequent Purchase Agreements executed on March 28, 2008, the Company issued and sold to the Investors an aggregate of (i) 490,000 shares of Common Stock, at a purchase price of $2.50 per share, and (ii) Warrants to purchase 245,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $1,225,000. (See Note G for details on the March 31, 2008 Subsequent Purchase Agreements)

Pursuant to the terms of the Subsequent Purchase Agreements, each Investor has a right to exchange all of its Common Stock and Warrants purchased under the Subsequent Purchase Agreements for securities (“Exchange Securities”) issued by the Company in connection with a subsequent capital raising transaction (“Subsequent Issuance”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in such Subsequent Issuance.  In the event an Investor exercises its exchange rights, such Investor is entitled to exchange its Common Stock and Warrants for the number of Exchange Securities that is equal to the product obtained by multiplying (i) the number of shares of such Investor’s Common Stock purchased under the Subsequent Purchase Agreements by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Subsequent Issuance.  The Investors’ exchange rights under the Subsequent Purchase Agreements automatically terminate if no Subsequent Issuance occurs within six months following the date of the Subsequent Purchase Agreements.

The Warrants entitle Mr. Terker and the Investors to purchase up to an aggregate of 460,000 shares of Common Stock at an exercise price of $3.25 per share and may also be exercised by means of a “cashless exercise.”  The Warrants expire after a three-year term.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker and the Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker or any Investor to the extent that, if they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

In the aggregate, pursuant to the Subsequent Purchase Agreements executed on March 28, 2008, the Subsequent Purchase Agreements executed on March 31, 2008, and the Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, as amended, the purchase price paid for the Common Stock and Warrants was $2,300,000.

Collins Stewart LLC and Emerging Growth Equities, Ltd. acted as placement agents for the above-described transactions and shared equally a $113,000 fee and a warrant to purchase 18,600 shares of Common Stock, exercisable at $3.58 per share and expiring on March 31, 2013.

The intended use of the proceeds from the above described transaction is to fund our ongoing operations.

Page 31 (10-Q 03/29/08)

Item 3. Defaults upon Senior Securities.

None.

Item 4. Submission of Matters to a Vote of Security Holders.

None.

Item 5. Other Information.

None.

Page 32 (10-Q 03/29/08)

Item 6. Exhibits.

Exhibit Number	Description of Exhibit

10.1
Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and National Penn Bank (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.2
Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.3
Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker (Incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.4
Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker (Incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.5
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.6
Form of Warrant as issued by the Company to Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.7
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on March 31, 2008).

10.8
Form of Warrant as issued by the Company to certain investors on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on March 31, 2008).

*10.9	Amendment to Securities Purchase Agreement, dated March 31, 2008, by and between the Company and Bruce E. Terker.
*31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
*32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* filed herewith.

Page 33 (10-Q 03/29/08)

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NFINANSE INC.

Date: May 13, 2008	By:	/s/ Jerry R. Welch

Jerry R. Welch, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

NFINANSE INC.

Date: May 13, 2008	By:	/s/ Raymond P. Springer

Raymond P. Springer, Chief Financial Officer (Principal Financial Officer)

NFINANSE INC.

Date: May 13, 2008	By:	/s/ Jerome A. Kollar

Jerome A. Kollar, Vice President Finance and Controller (Principal Accounting Officer)

Page 34 (10-Q 03/29/08)

EXHIBITS INDEX

Exhibit Number	Description of Exhibit

10.1
Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and National Penn Bank (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.2
Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.3
Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker (Incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.4
Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker (Incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K filed with the SEC on February 22, 2008).

10.5
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.6
Form of Warrant as issued by the Company to Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.7
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on March 31, 2008).

10.8
Form of Warrant as issued by the Company to certain investors on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on March 31, 2008).

*10.9	Amendment to Securities Purchase Agreement, dated March 31, 2008, by and between the Company and Bruce E. Terker.
*31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
*32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
* filed herewith.

Page 35 (10-Q 03/29/08)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 16, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8-K 05/16/08)

Item 1.01.  Entry into a Material Definitive Agreement.

On May 16, 2008, nFinanSe Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The Warrants entitle Mr. Terker to purchase up to an aggregate of 100,000 shares of Common Stock at an exercise price of $3.25 per share.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  Mr. Terker may also exercise the Warrants by means of a “cashless exercise.”  The Warrants expire after a three-year term.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Warrants.  The Purchase Agreement and the Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on May 16, 2008.

99.2 – Warrant, as issued by the Company to Bruce E. Terker on May 16, 2008.

Page 2 (8-K 05/16/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	May 22, 2008	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

Page 3 (8-K 05/16/08)

EXHIBIT INDEX

Exhibit No.                                Document

99.1	Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on May 16, 2008.
99.2	Warrant, as issued by the Company to Bruce E. Terker on May 16, 2008.

Page 4 (8-K 05/16/08)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 (8-K 06/10/08)

Item 1.01.  Entry into a Material Definitive Agreement.

Common Stock and Series C Preferred Stock Offering

On June 12, 2008, nFinanSe Inc. (the “Company”) entered into Securities Purchase Agreements, dated as of June 12, 2008 (the “Purchase Agreements”), with several institutional and accredited investors (collectively, the “Purchase Investors”), pursuant to which the Company issued and sold to the Purchase Investors an aggregate of (i) 832,500 shares of its common stock, $0.001 par value per share (“Common Stock”), (ii) 3,225,000 shares of its Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), and (iii) warrants to purchase 2,028,750 shares of Common Stock at an exercise price of $2.30 per share (the “Purchase Warrants”), for an aggregate purchase price of $8,115,000.

Pursuant to the terms of the Purchase Agreements, each Purchase Investor who invested $500,000 or less received (i) shares of Common Stock at a purchase price of $2.00 per share, and (ii) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock purchased by such Purchase Investor; provided, however, that at such time as such Purchase Investor, together with its affiliates, owned 750,000 shares of Common Stock, each such Purchase Investor received (A) shares of Series C Preferred Stock (“Preferred Shares”) at the purchase price of $2.00 per share, and (B) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.  Each Purchase Investor who invested over $500,000 received (x) Preferred Shares at the purchase price of $2.00 per share, and (y) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.

Pursuant to the terms of the Purchase Agreement, in consideration for participation in the offer and sale of the Common Stock, Series C Preferred Stock and the Purchase Warrants, each Purchase Investor who invested an amount equal to at least 50% of such Purchase Investor’s investment in the Company’s June 29, 2007 offer and sale of Common Stock, Series B Preferred Stock (as defined below) and warrants to purchase an aggregate of 1,511,600 shares of Common Stock (collectively, the “June 2007 Warrants”), such Purchase Investor’s June 2007 Warrants were amended as of the closing date of the Purchase Agreements such that the exercise price per share of such Purchase Investor’s June 2007 Warrants was reduced from $5.00 per share to $2.30 per share.  Except for the above-referenced amendment, the June 2007 Warrants remained unchanged and in full force and effect.

Also on June 12, 2008, the Company entered into Securities Exchange Agreements, dated as of June 12, 2008 (the “Exchange Agreements”), with several institutional and accredited investors (the “Exchange Investors” and, together with the Purchase Investors, the “Investors”).  Pursuant to the Exchange Agreements, the Company issued (i) an aggregate of 587,500 of Common Stock and 812,500 shares of Series C Preferred Stock in exchange for the surrender by the Exchange Investors of 1,120,000 shares of Common Stock purchased by the Exchange Investors from the Company between March 21, 2008 and May 16, 2008, and (ii) warrants to purchase up to 700,000 shares of Common Stock at an exercise price of $2.30 per share (“Exchange Warrants” and, together with the Purchase Warrants, the “Warrants”) in exchange for the surrender by the Exchange Investors of warrants to purchase up to 560,000 shares of Common Stock at an exercise price of $3.25 per share purchased by the Exchange Investors between March 21, 2008 and May 16, 2008.

Page 2 (8-K 06/10/08)

Pursuant to the terms of the Purchase Agreements and the Exchange Agreements, the Company shall, upon request from the Investors and subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable, a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of (i) the Common Stock and, (ii) the shares of Common Stock into which the Series C Preferred Stock is convertible and the Warrants are exercisable (collectively, the “Conversion Shares”), by the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earlier of (i) in the case of the Common Stock and Conversion Shares issued to the Purchase Investors pursuant to the terms of the Purchase Agreements, (A) all of such Common Stock and Conversion Shares has been sold, (B) all of such Common Stock and Conversion Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 of the Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchase Investors, or (C) the second anniversary of the closing date of the Purchase Agreements, and (ii) in the case of the Common Stock and Conversion Shares issued to the Exchange Investors pursuant to the terms of the Exchange Agreements, (A) the second anniversary of the closing date of the Exchange Agreements, (B) the date on which the Exchange Investors may sell all of such Common Stock and Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Act, or (C) such time as all of such Common Stock and Conversion Shares have been sold pursuant to a registration statement.

The Warrants entitle the Investors to purchase up to an aggregate of 2,728,750 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Purchase Warrants expire after a five-year term and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Purchase Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Purchase Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Purchase Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Purchase Warrants.  The Purchase Warrants are not exercisable by the Purchase Investors to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.  With respect to the securities purchased by Midsummer Investment, Ltd. (“Midsummer”), the Company has agreed that the Series C Preferred Stock and Purchase Warrants held by Midsummer shall not converted or exercised (as the case may be) such that Midsummer or any of its affiliates would own in excess of 4.9% of the then issued and outstanding shares of Common Stock.

Collins Stewart LLC and Emerging Growth Equities, Ltd. (“EGE”) acted as placement agents for the above-described transactions and will share equally a $535,600 fee and a warrant to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013.  Robert A. Berlacher, a former member of the Company’s Board of Directors and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd. (“EGE Holdings”), a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings or EGE related to the Company’s sale or exchange of Common Stock, Series C Preferred Stock and the Warrants.

Page 3 (8-K 06/10/08)

    The foregoing is a summary description of certain terms of the Purchase Agreements, Exchange Agreements and the Warrants.  The form of the Purchase Agreements, the form of the Exchange Agreements and the form of the Warrants are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto.

Loan and Security Agreement

On June 10, 2008 the Company and its wholly-owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer, Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the “Lenders”).  The Loan and Security Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 (the “Credit Facility”), with the Borrowers’ obligations secured by a lien on substantially all of their assets.  Loans will be funded by the Lenders into a deposit account subject to the Lenders’ lien, and funds in the deposit account will be used solely to make payments to stored value card issuers for credit to stored value cards.  Loan amounts in the deposit account will accrue interest at 6% per annum, and loan amounts withdrawn from the deposit account will accrue interest at 16% per annum.  Loans may be repaid and reborrowed in accordance with the provisions of the Loan and Security Agreement.

The maturity date of the Credit Facility is one year after the date of the initial borrowing.  The maturity date may be extended by an additional six months upon the satisfaction of certain conditions.  The Credit Facility provides for customary Events of Default, including but not limited to (i) the occurrence of a Material Adverse Change, and (ii) the occurrence of a Change of Control.  The Credit Facility contemplates that, with Lender consent, the maximum commitment may be increased to up to $20,000,000, and additional lenders may be added.

Collins Stewart LLC and EGE acted as placement agents for the Loan and Security transaction and will share equally a $310,000 fee.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Common Stock, Series C Preferred Stock and Conversion Shares have not been registered under the Act.  The Company offered and sold the Common Stock, Series C Preferred Stock and Conversion Shares to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Amendment of the Series A Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series A Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Series A Certificate”), which sets forth the rights and preferences of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”).  The Series A Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

Page 4 (8-K 06/10/08)

    The Series A Certificate of Amendment amends the Series A Certificate to provide that, (i) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the Series A Preferred Stock, the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), and the Series C Preferred Stock shall rank on a parity with each other with respect to any payments related to a Liquidation, and (ii) if the assets of the Company available for distribution to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are insufficient to make in full the payment required by the Series A Certificate, as amended, in the event of a Liquidation, then the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were paid in full.

The foregoing is a summary description of certain terms of the Series A Certificate of Amendment.  The complete Series A Certificate of Amendment is attached as Exhibit 99.4 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.4 attached hereto.

Amendment of the Series B Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series B Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Series B Certificate”), which sets forth the rights and preferences of the Series B Preferred Stock.  The Series B Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

The Series B Certificate of Amendment amends the Series B Certificate to provide that, (i) in the event of any Liquidation, the Series B Preferred Stock, the Series A Preferred Stock and the Series C Preferred Stock shall rank on a parity with each other with respect to any payments related to a Liquidation, and (ii) if the assets of the Company available for distribution to the holders of Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock are insufficient to make in full the payment required by the Series B Certificate, as amended, in the event of a Liquidation, then the holders of the Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock were paid in full.

The foregoing is a summary description of certain terms of the Series B Certificate of Amendment.  The complete Series B Certificate of Amendment is attached as Exhibit 99.5 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.5 attached hereto.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of the Series A Certificate and the Series B Certificate

The information provided in response to Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Page 5 (8-K 06/10/08)

Series C Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock (the “Series C Certificate”), which sets forth the rights and preferences of the Series C Preferred Stock.  The Series C Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

Pursuant to the Series C Certificate, the holders of the Series C Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock, shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class.  Each holder of shares of Series C Preferred Stock shall be entitled to vote on an as-converted to Common Stock basis.

In the event of any Liquidation, before any distribution of assets of the Company shall be made to or set apart for the holders of the Common Stock, the holders of Series C Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $2.00 per share of Series C Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series C Preferred Stock to Common Stock, subject to but immediately prior to such Liquidation.  If the assets of the Company available for distribution to the holders of Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock are insufficient to make in full the above-referenced payment required by the Series C Certificate, then the holders of the Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock were paid in full.

As long as at least 33% of the shares of Series C Preferred Stock issued pursuant to the Purchase Agreements are outstanding, the consent of the holders of at least 33% of the shares of Series C Preferred Stock at the time outstanding shall be necessary for effecting:  (i) any amendment, alteration or repeal of any of the provisions of the Series C Certificate in a manner that will adversely affect the rights of the holders of the Series C Preferred Stock, and (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series C Preferred Stock in any manner.  These listed actions by the Company will no longer require a vote of the holders of Series C Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series C Preferred Stock are convertible at any time into shares of Common Stock by any holders thereof at the initial conversion price of $2.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations.  In addition, if 10% or less of the aggregate shares of Series C Preferred Stock issued pursuant to the Purchase Agreements remain outstanding or, in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series C Preferred Stock would be greater on an as-converted to Common Stock basis, all remaining outstanding shares of Series C Preferred Stock mandatorily convert into Common Stock.

Page 6 (8-K 06/10/08)

The number of shares of Series C Preferred Stock that may be converted into Common Stock by any holder, and the number of shares of Series C Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its affiliates does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

    The foregoing is a summary description of certain terms of the Series C Certificate.  The complete Series C Certificate is attached as Exhibit 99.6 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.6 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement, as executed by the Company and the Purchase Investors on June 12, 2008.
99.2	Form of Warrant, as issued by the Company to the Purchase Investors on June 29, 2007.
99.3	Form of Securities Exchange Agreement, as executed by the Company and the Exchange Investors on June 12, 2008.
99.4	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series A Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.5	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series B Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.6	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.7
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

Page 7 (8-K 06/10/08)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	June 16, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

Page 8 (8-K 06/10/08)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement, as executed by the Company and the Purchase Investors on June 12, 2008.
99.2	Form of Warrant, as issued by the Company to the Purchase Investors on June 29, 2007.
99.3	Form of Securities Exchange Agreement, as executed by the Company and the Exchange Investors on June 12, 2008.
99.4	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series A Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.5	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series B Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.6	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.7
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

Page 9 (8-K 06/10/08)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 28, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File Number 000-33389

nFinanSe Inc.

(Exact name of registrant as specified in its charter)

Nevada	65-1071956
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3923 Coconut Palm Drive, Suite 107
Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code:	(813) 367-4400

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes	X	No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes	No	X

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 9,217,454 shares of common stock, $0.001 par value, outstanding as of August 4, 2008

Page 1 (10-Q 06/28/08)

nFinanSe Inc.
A Development Stage Enterprise

Page No.
NOTE REGARDING FORWARD LOOKING STATEMENTS	1

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements:
Consolidated Balance Sheets as of June 28, 2008 (unaudited) and December 29, 2007 (audited)	2
Consolidated Statements of Operations (unaudited) for the three and six months ended June 28, 2008 and June 30, 2007, and for the period July 10, 2000 (inception) to June 28, 2008	3
Consolidated Statements of Cash Flows (unaudited) for the six months ended June 28, 2008 and June 30, 2007, and for the period July 10, 2000 (inception) to June 28, 2008	4
Notes to Consolidated Financial Statements (unaudited)	6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.	21
Item 3. Quantitative and Qualitative Disclosures About Market Risk.	29
Item 4. Controls and Procedures.	29
PART II - OTHER INFORMATION
Item 1. Legal Proceedings.	29
Item 1A. Risk Factors	30
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.	30
Item 3. Defaults Upon Senior Securities.	33
Item 4. Submission of Matters to a Vote of Security Holders.	33
Item 5. Other Information.	34
Item 6. Exhibits.	35

SIGNATURES

Page 2 (10-Q 06/28/08)

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this quarterly report we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  Forward looking statements included in this quarterly report include but are not limited to:

•	our current expectations regarding our operations to fund normal and recurring operating commitments over the next twelve months;
•	our ability to raise capital when needed on acceptable terms;
•	our ability to execute on our business plan;
•	the competitive advantages and customer acceptance of Discover® Network branded stored value cards (“SVCs”);
•
our ability to expand the number of active retail locations, including the addition of Interactive Communications International, Inc. (“InComm”) retailers,  that sell our retail gift and reloadable general spend SVCs and the timing of such expansion;

•	our expectations of when InComm will begin marketing our SVCs; and
•	our need to expand our customer service department.

When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our Company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	our ability to design and market our products;
•	our ability to protect our intellectual property rights and operate our business without infringing upon the intellectual property rights of others;
•	whether or not markets for our products develop and, if they do develop, the pace at which they develop;
•	the performance of third party contractors;
•	our ability to attract the qualified personnel to implement our growth strategies;
•	our ability to develop sales and distribution capabilities;
•	the accuracy of our estimates and projections;
•	our ability to fund our short-term and long-term financing needs;
•	the effect of certain accounting interpretations on our financial results;
•	changes in our business plan and corporate strategies; and
•
other risks and uncertainties discussed in greater detail in this quarterly report, including under the heading “Risk Factors” and in our Annual Report on Form 10-KSB for the year ended December 29, 2007, including those factors under the heading “Risk Factors” and those risks discussed under the heading “Management’s Discussion and Analysis or Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this quarterly report as well as other public reports filed with the United States Securities and Exchange Commission.(“SEC”) You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this quarterly report to reflect new events or circumstances unless and to the extent required by applicable law.

As used in this quarterly report, the terms “we,” “us,” “our,” “nFinanSe,” and “the Company” mean nFinanSe Inc. and subsidiaries unless otherwise indicated. All dollar amounts in this quarterly report are in U.S. dollars unless otherwise stated.

Page 3 (10-Q 06/28/08)

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.
nFinanSe Inc.
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	June 28,	December 29,
	2008	2007
ASSETS	(unaudited)	(audited)

CURRENT ASSETS:
Cash and cash equivalents	$5,743,738	$2,497,365
Short term investment	-	728,000
Receivables:
Accounts (net of allowance for doubtful accounts of $0 and $0, respectively)	5,577	10,957
Other	15,215	19,027
Prepaid expenses and other current assets (including prepaid marketing costs of approximately $614,800 and $312,000, respectively)	1,495,915	705,608
Deferred financing costs	368,083	-
Inventories (net of inventory reserves of $82,400 and $24,500, respectively)	2,639,990	1,942,206
Total current assets	10,268,518	5,903,163
PROPERTY AND EQUIPMENT (net of accumulated depreciation of $567,805 and $446,306, respectively)	679,455	759,261

OTHER ASSETS	273,491	338,160

TOTAL	$11,221,464	$7,000,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$413,383	$139,635
Accrued personnel costs	232,214	130,804
Accrued inventory liability	370,280	593,431
Accrued lease and contractual obligations	154,334	220,809
Deferred revenues	68,750	106,250
Other accrued liabilities	408,618	371,298
Total current liabilities	1,647,579	1,562,227

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $.001 par value: 25,000,000 shares authorized; 12,637,984 and 8,820,484 shares issued and outstanding on June 28, 2008 and December 29, 2007, respectively, as follows:
Series A Convertible Preferred Stock – 9,327,934 shares authorized; 7,600,484 and 7,820,484 shares issued and outstanding with liquidation values of $7,788,934 and $8,213,651 (including undeclared accumulated dividends in arrears of $188,450 and $393,167) as of June 28, 2008 and December 29, 2007, respectively	7,600	7,820
Series B Convertible Preferred Stock – 1,000,010 shares authorized; 1,000,000 shares issued and outstanding with a liquidation value of $3,000,000 at June 28, 2008 and December 29, 2007	1,000	1,000
Series C Convertible Preferred Stock – 4,100,000 shares authorized; 4,037,500 shares issued and outstanding with a liquidation value of $8,075,000 at June 30, 2008	4,038	-
Common stock - $0.001 par value: 200,000,000 shares authorized; 9,116,454 and 7,371,929 shares issued and outstanding as of June 30, 2008 and December 29, 2007, respectively	9,116	7,372
Additional paid-in capital	54,170,780	42,002,195
Deficit accumulated during the development stage	(44,618,649)	(36,580,030)
Total stockholders’ equity	9,573,885	5,438,357

TOTAL	$11,221,464	$7,000,584

See notes to consolidated financial statements.

Page 4 (10-Q 06/28/08)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended June 28, 2008	For the three months ended June 30, 2007	For the six months ended June 28, 2008	For the six months ended June 30, 2007	For the period July 10, 2000 (inception) to June 28, 2008
REVENUES	$7,345	$12,992	$15,992	$14,760	$1,222,160

OPERATING EXPENSES
Transaction and operating expenses	484,138	240,612	937,444	441,052	3,526,078
Selling and marketing expenses	1,161,930	600,954	2,076,966	1,132,370	6,433,597
General and administrative expenses	2,175,545	1,403,986	4,198,469	3,347,581	26,544,686
Total operating expenses	3,821,613	2,245,552	7,212,879	4,921,003	36,504,361

Loss before other income (expense)	(3,814,268)	(2,232,560)	(7,196,887)	(4,906,243)	(35,282,201)

Other income (expense):
Interest expense	(55,050)	-	(55,466)	-	(1,743,730)
Interest income	5,845	18,256	6,842	41,697	1,147,082
Gain (loss) on derivative instruments	(396,032)	-	(396,032)	-	1,449,230
Loss on debt extinguishment	-	-	-	-	(4,685,518)
Registration rights penalties	-	-	-	-	(98,649)
Other income (expense)	(758)	(6,083)	(758)	27,243	(94,614)
Total other income (expense)	(445,995)	12,173	(445,414)	68,940	(4,026,199)

Loss from continuing operations	(4,260,263)	(2,220,387)	(7,642,301)	(4,837,303)	(39,308,400)

Loss from discontinued operations	-	(13,629)	-	(8,689)	(3,861,579)

Net loss	(4,260,263)	(2,234,016)	(7,642,301)	(4,845,992)	(43,169,979)
Dividends paid on Series A Convertible Preferred Stock	-	-	(396,318)	-	(1,448,670)
Undeclared and unpaid dividends on Series A Convertible Preferred Stock	(94,746)	(116,600)	(188,450)	(233,200)	(188,450)
Net loss attributable to common stockholders	$(4,355,009)	$(2,350,616)	$(8,227,069)	$(5,079,192)	$(44,807,099)
Net loss per share - basic and diluted:
Continuing operations	$(0.50)	$(0.61)	$(1.01)	$(1.32)
Discontinued operations	$-	$-	$-	$-
Total net loss per share	$(0.50)	$(0.61)	$(1.01)	$(1.32)
Weighted average number of shares outstanding	8,758,652	3,863,685	8,177,963	3,842,586

See notes to consolidated financial statements.

Page 5 (10-Q 06/28/08)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the six months ended June 28, 2008	For the six months ended June 30, 2007	For the period July 10, 2000 (inception) to June 28, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,642,301)	$(4,845,992)	$(43,169,979)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	152,591	116,527	1,114,824
Provision for inventory obsolescence	57,925	9,342	576,781
Provision for bad debts	-	-	462,029
Amortization of intangible assets	-	-	15,485
Stock based compensation and consulting	1,098,241	983,702	7,272,607
Purchased in process research and development	-	-	153,190
Loss (gain) on derivative instruments	396,032	-	(1,449,230)
Losses on debt extinguishments	-	-	4,685,518
Loss (gain) on disposal of assets	394	(1,633)	28,762
Loss from impairment of assets	-	41,139	1,095,903
Forgiveness of indebtedness as a result of litigation settlement	-	-	(50,000)
Non-cash interest expense	25,003	-	1,604,023
Amortization of premium on convertible promissory note	-	-	(863,049)
Value/expense of third party warrants	292	5,600	5,999
Changes in assets and liabilities, net:
Receivables	11,695	46,492	(320,558)
Prepaid expenses and other current assets	(487,519)	101,746	(1,206,783)
Inventories	(755,709)	(362,270)	(2,862,119)
Other assets	(238,410)	12,071	(249,624)
Assets of discontinued operations	-	-	(229,060)
Accounts payable and accrued liabilities	122,734	(75,297)	1,760,673
Accrued registration rights penalties	-	-	98,649
Deferred revenues	(37,500)	83,750	68,750
NET CASH USED IN OPERATING ACTIVITIES	(7,296,532)	(3,884,823)	(31,457,209)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(73,179)	(47,145)	(2,027,513)
Early redemption of short-term investment	725,496	-	(2,504)
Investment in Product Benefits Systems Corporation	-	-	(15,737)
Cash advanced under note receivable	-	-	(202,000)
Other	-	-	(15,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	652,317	(47,145)	(2,262,754)

(Continued)

Page 6 (10-Q 06/28/08)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended June 28, 2008	For the six months ended June 30, 2007	For the period July 10, 2000 (inception) to June 28, 2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A Preferred Stock	-	-	4,000,000
Proceeds from issuance of Series B Preferred Stock	-	3,000,000	3,000,000
Proceeds from issuance of Series C Preferred Stock	8,075,000	-	8,075,000
Proceeds from borrowings	-	-	5,365,162
Repayments of notes payable	-	-	(147,912)
Collections on note receivable from stockholder		-	3,000,000
Payment for deferred financing costs	(368,083)	-	(368,083)
Payments for stock issuance costs	(656,329)	-	(1,469,490)
Proceeds from the exercise of vested stock options	-	-	8,249
Proceeds from the issuance of Common Stock	2,840,000	5,759,997	18,000,775
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,890,588	8,759,997	39,463,701

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,246,373	4,828,029	5,743,738

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,497,365	4,186,623	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,743,738	$9,014,652	$5,743,738

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$463	$-	$17,459
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of assets by issuance of Common Stock	$-	$-	$818,200
Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$-	$4,007,443
Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalization - see Note A	$-	$-	$2,969,000
Issuance of common stock in lieu of cash payment of registration penalties	$-	$-	$652,625
Reclassification of long-lived assets to assets of discontinued telecom operations	$-	$-	$100,000
Warrants Issued to DFS Services, LLC	$(292)	$-	$535,302
Conversion of Series A Convertible Preferred Stock to Common Stock	$220	$-	$1,728
Dividends on Series A Convertible Preferred Stock	$395,309	$-	$1,448,670
Conversion of Senior Secured Convertible Promissory Notes and accrued interest to Series A Convertible Preferred Stock	$-	$-	$5,327,934

See notes to consolidated financial statements.

Page 7 (10-Q 06/28/08)

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE A - FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

Background

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc.) and those of its wholly-owned subsidiaries, nFinanSe Payments Inc. and MBI Services Group, LLC (currently dormant) (collectively, the “Company,” “we, ” “us, ” or “our”).  All significant inter-company balances and transactions have been eliminated.  We made the decision to abandon MBI Services Group, LLC’s prepaid telephone card business in the fourth quarter of fiscal 2006.  We accounted for this discontinued operation using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As such, the results of MBI Services Group, LLC have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Income (loss) from discontinued operations” for each period presented.  Because we are continuing to raise funds, and because our revenues have been minimal, we are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

nFinanSe Inc. is a program manager and marketer of stored value cards (“SVCs”), for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and reloadable ATM/prepaid card financial products. We believe SVCs are a fast-growing product segment in the financial services industry.

We operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for prepaid SVCs.

Basis of Presentation

The consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles for interim financial statements, the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, these financial statements do not include all the information and footnotes required by generally accepted accounting principles for annual financial statements. In addition, certain comparative figures presented may have been reclassified to conform the prior year’s data and the inception to date data to the Company’s current financial statements. In the opinion of management, the accompanying consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals and adjustments) to fairly present the financial position of the Company at June 28, 2008 and December 29, 2007, its results of operations for the three and six months ended June 28, 2008 and June 30, 2007 and cash flows for the six months ended June 28, 2008 and June 30, 2007. Operating results for the three and six months ended June 28, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending January 3, 2009. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 29, 2007.

Revenue Recognition

We generate the following types of revenues:
• Wholesale fees, which arise when our SVCs are sold and activated and when the nFinanSe Network TM is used to reload a card.
• Transaction fees, which arise when our SVCs are used in a purchase or ATM transaction.
• Maintenance fees, which arise when a card with a cash balance is charged for monthly maintenance.
• Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.

Page 8 (10-Q 06/28/08)

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”), for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. We recognize the costs of these revenues, including the cost of printing the cards, packaging and collateral material, at the time revenue is recognized.  Certain inactive card transactional costs are recognized as incurred.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for our wholesale fees and the face amount of gift cards and the load amount of the reloadable general spend cards vary by customer but are less than two weeks. Payroll card and reward card loads, and related fees on both, are usually remitted in advance. Transaction fees and interest income are paid to us around the 15th of the following month by the bank issuing the card.  Maintenance fees are debited against active cards with balances monthly in arrears each month based on the day of activation.

Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers and, with the exception of some minimum cash balances, we generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account and amounts related to bad debts is based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are charged to operations using the first in, first out method. Our inventory costs generally arise from costs incurred to produce SVCs, including costs for plastic and packaging, embossing fees, printing fees and shipping.  At June 28, 2008, approximately $2,316,000 of the inventory balance relates to finished cards and approximately $370,000 relates to inventory in process.

We maintain a reserve for inventory damage and obsolescence amounting to approximately $82,400 and $24,500 at June 28, 2008 and December 29, 2007, respectively, for inventories on hand at our distributors.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that (1) we will be able to raise and generate sufficient cash to continue as a going concern, (2) all long-lived assets are recoverable and (3) the resolution of certain litigation will not result in a significant loss.  In addition, stock-based compensation expense represents a significant estimate concerning the future but unknown value of our common stock at some future date based on a formula used by most companies in making the value determination.  The markets for our products are characterized by intense price competition, rapid technological development, evolving standards and regulations and short product life cycles, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Page 9 (10-Q 06/28/08)

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the shorter of the lease terms, if any, or the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead us to believe that the carrying value of an asset may not be recoverable. During the six months ended June 30, 2007, we recognized approximately $41,000 in expense related to certain deposits for dormant card programs and leases for premises and equipment.  The write off is included in general and administrative expenses in the accompanying statement of operations.  At June 28, 2008, we did not record any impairment charges and we believe our remaining long-lived assets are recoverable.

Advertising Costs

Advertising expenses, which were approximately $488,000 and $66,000 during the six months ended June 28, 2008 and the six months ended June 30, 2007, respectively, are expensed as incurred. The majority of advertising for the six month period ended June 28, 2008 was related to national trade print advertising for our general spend and payroll SVC products, while the majority of advertising for the six months ended June 30, 2007 was related to promoting the sale of SVCs on our Internet site.  At June 28, 2008, we had approximately $614,800 in prepaid marketing of which $293,100 was attributable to prepaid national trade print advertising.

Research and Development

Research and development costs, which approximated $608,000 and $476,000 during the six months ended June 28, 2008, and the six months ended June 30, 2007, respectively, are expensed as incurred.  These costs are primarily related to network software development, security compliance and systems maintenance and are included in general and administrative expenses in the accompanying statement of operations.

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128, “Earnings per Share,” and SEC Staff Accounting Bulletin No. 98,.  Basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period after deducting dividends on our convertible preferred stock by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period (common stock equivalents arise from options, warrants and convertible preferred stock). Because of our net losses, none of these common stock equivalents have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

Page 10 (10-Q 06/28/08)

The following table lists the total of common stock and our common stock equivalents outstanding at June 28, 2008:

Description	Shares of common stock and common stock equivalents

Common stock outstanding	9,116,454
Series A Convertible Preferred Stock outstanding	7,600,484
Series B Convertible Preferred Stock outstanding	1,000,000
Series C Convertible Preferred Stock outstanding	4,037,500
Stock options outstanding	2,826,928
Warrants outstanding	5,045,099

Total	29,626,465

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“FAS 109”). Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments,” consist of cash, evidence of ownership in an entity and contracts that both (1) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (2) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist primarily of cash and cash equivalents, short term investment(s), accounts receivable, accounts payable and accrued liabilities.  The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and cash equivalents. We frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Stock-Based Compensation

We apply Financial Accounting Standards No. 123R (“FAS 123 (Revised)”), “Share-Based Payments” (“FAS 123(R)”) to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees.  We elected to apply FAS 123(R) on a modified prospective method for awards existing at the date of adoption. This method requires us to begin recording compensation expense for the remaining period of time as such awards continued to vest.  The effect of adopting this statement was to increase our net loss by approximately $1,123,200 and $983,700 during the six month periods ended June 28, 2008 and June 30, 2007, respectively.

Page 11 (10-Q 06/28/08)

The following table summarizes stock-based compensation all of which was charged to continuing operations.

Stock-based compensation charged to:	For the three months ended June 28, 2008	For the three months ended June 30, 2007	For the six months ended June 28, 2008	For the six months ended June 30, 2007

Transaction and operating expenses	$-	$583	$243	$1,044
Selling and marketing expenses	66,611	45,855	129,523	90,729
General and administrative expenses	431,615	207,182	968,475	891,929
Interest expense	25,003	-	25,003	-
Total stock-based compensation	$523,229	$253,620	$1,123,244	$983,702

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force (“EITF”) Issue No. 96-18. Pursuant to this standard, the value of these options is estimated at each reporting date and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated each period. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Dividends on Preferred Stock

Our Series A Convertible Preferred Stock (“Series A Preferred Stock”) accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock.  Pursuant to the Company’s Loan and Security Agreement dated June 10, 2008 (see Note D – Loan and Security Agreement), the Company is limited to paying $500,000 in any fiscal year for cash dividends or other cash distributions to the holders of shares of Series A Preferred Stock.  There are no dividend requirements on either our Series B Convertible Preferred Stock or on our Series C Convertible Preferred Stock.

In January 2008, dividends were declared and satisfied through the issuance of 104,252 shares of our common stock for the period of December 28, 2006 through the dividend payment date of December 31, 2007.  In January 2008, dividends were paid on the voluntary conversion of 220,000 shares of Series A Preferred Stock into 220,000 shares of common stock, in the form of 273 shares of common stock.  Dividends owed but not declared on our Series A Convertible Preferred Stock were approximately $188,500 and $233,200 as of June 28, 2008 and June 30, 2007, respectively.

Fair Value Measurements

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements” (“FAS 157”), and we adopted FAS 157, on December 30, 2007, the first day of fiscal year 2008. FAS 157 defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157,” which amends FAS 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on December 30, 2007, this standard applies prospectively to new fair value measurements of financial instruments and recurring fair value measurements of non-financial assets and non-financial liabilities. On January 4, 2009, the beginning of our 2009 fiscal year, the standard will also apply to all other fair value measurements.

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In February 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115” (“FAS 159”).  We adopted FAS 159 on December 30, 2007, the first day of our 2008 fiscal year. This standard permits entities to choose to measure many financial instruments and certain other items at fair value. While FAS 159 became effective for our 2008 fiscal year, we did not elect the fair value measurement option for any of our financial assets or liabilities.

FAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.  The three tiers are as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

•
Level 2-Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

•
Level 3-Unobservable Inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability. We develop these inputs based on the best information available, including our own data.

On March 28, 2008, March 31, 2008 and May 16, 2008, the Company incurred derivative liabilities (in connection with the Company’s equity raise) that were required to be measured at fair value on a recurring basis, and which were initially valued at $163,968. We value our derivatives using valuations that are calibrated to the initial trade prices. Subsequent valuations are based on observable inputs to the valuation model including interest rates, the price of our common stock, and volatilities (see Note F – Derivative Instrument).  On June 12, 2008, the derivative liabilities were settled with a fair value determination of $560,000.  As a result, we recorded a $396,032 loss on the derivative.  At June 28, 2008, the Company did not have any items to be measured at fair value using the hierarchy described above.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“FAS 160”). FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation.  FAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. All our subsidiaries are wholly owned. Accordingly, this statement is not expected to have any effect on our financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R broadens the guidance of FAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. FAS 141R applies prospectively to business combinations consummated in fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on our financial statements.

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In March 2008, the FASB issued Financial Accounting Standard No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“FAS 161”).  FAS 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  FAS 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of FAS 133 have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows.  FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company currently provides an abundance of information about its use of derivatives in its quarterly and annual filings with the SEC, including many of the disclosures contained within Statement 161.  Thus, the Company currently does not anticipate the adoption of Statement 161 will have a material impact on the disclosures already provided.  The Company does not currently utilize derivatives to hedge any of its financial instruments.

In May 2008, the FASB issued Financial Accounting Standard No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“FAS 162”). FAS 162 provides a framework for selecting accounting principles for financial statements that are presented in conformity with GAAP. The Company does not expect that the provisions of FAS 162 will result in any change in accounting principles for the Company.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Our operations have historically been funded primarily through equity capital and during the current six month period ended June 28, 2008, we secured net proceeds of approximately $10.2 million through sales of equity instruments, principally preferred stock.  As a result, we have a cash balance of approximately $5.7 million at June 28, 2008.  Because of our ability to raise capital when necessary, and because we believe that our results of operations will reflect significant improvement in the next fiscal year, we believe that we will have adequate cash resources to fund our normal and recurring operating commitments in the next twelve months.  However, we have incurred significant losses and negative cash flows from operations since our inception, and as a result, we may not be successful in attaining profitable operations, especially when one considers the problems, expenses and complications frequently encountered in connection with entrance into established markets and the competitive environment in which we operate.

These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C – COMMON STOCK AND SERIES C PREFERRED STOCK OFFERING

On March 31, 2008 and on May 16, 2008, we entered into Securities Purchase Agreements (the “Purchase Agreements”), with those certain accredited investors party thereto (the “Investors”).  Pursuant to the Purchase Agreements executed on March 31, 2008, the Company issued and sold to the Investors an aggregate of (i) 240,000 shares of common stock, par value $0.001 (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $600,000.  Pursuant to the Purchase Agreements executed on May 16, 2008, the Company issued and sold to Mr. Terker (i) 200,000 shares of its Common Stock, at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

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Pursuant to the terms of the Purchase Agreements, each Investor had a right to exchange all of its Common Stock and warrants purchased under the Purchase Agreements for shares of securities (“Exchange Securities”) issued by the Company in connection with a subsequent capital raising transaction (“Subsequent Issuance”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in such Subsequent Issuance.  In the event an Investor exercised its exchange rights, such Investor was entitled to exchange its Common Stock and warrants for the number of Exchange Securities that is equal to the product obtained by multiplying (i) the number of shares of such Investor’s Common Stock purchased under the Purchase Agreements by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Subsequent Issuance.  The Investors’ exchange rights under the Purchase Agreements automatically terminate if no Subsequent Issuance occurs within six (6) months following the date of the Purchase Agreements.

Pursuant to an amendment, dated March 31, 2008, between the Company and Bruce E. Terker, to that certain Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, whereby he purchased 200,000 shares of Common Stock and 100,000 warrants for an aggregate purchase price of $500,000, was amended to grant Mr. Terker the above-described exchange right, as stated above.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

A special meeting of holders of Series A Convertible Preferred Stock (“Series A Preferred”) and Series B Convertible Preferred Stock (“Series B Preferred”) of the Company was held on June 2, 2008.  The holders of Series A Preferred and Series B Preferred approved the creation of a new series of preferred stock designated as Series C Convertible Preferred Stock (“Series C Preferred”).  The holders of Series A Preferred also approved the Company entering into an accounts receivable line of credit and approved an amendment to the Certificate of Designations, Rights and Preferences of Series A Preferred, such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series B Preferred and Series C Preferred.  In addition, the holders of the Series B Preferred approved an amendment to the Certificate of Designations, Rights and Preferences of Series B Preferred, such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series A Preferred and Series C Preferred.

On June 12, 2008, the Company entered into Securities Purchase Agreements, dated as of June 12, 2008 (the “Series C Purchase Agreements”), with several institutional and accredited investors (collectively, the “Purchase Investors”), pursuant to which the Company issued and sold to the Purchase Investors an aggregate of (i) 832,500 shares of its Common Stock, (ii) 3,225,000 shares of its Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), and (iii) warrants to purchase 2,028,750 shares of Common Stock at an exercise price of $2.30 per share (the “Purchase Warrants”), for an aggregate purchase price of $8,115,000.

Pursuant to the terms of the Series C Purchase Agreements, each Purchase Investor who invested $500,000 or less received (i) shares of Common Stock at a purchase price of $2.00 per share, and (ii) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock purchased by such Purchase Investor; provided, however, that at such time as such Purchase Investor, together with its affiliates, owned 750,000 shares of Common Stock, each such Purchase Investor received (A) shares of Series C Preferred Stock at the purchase price of $2.00 per share, and (B) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Series C Preferred Stock purchased by such Purchase Investor.  Each Purchase Investor who invested over $500,000 received (x) Series C Preferred Stock at the purchase price of $2.00 per share, and (y) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.

Pursuant to the terms of the Series C Purchase Agreements, in consideration for participation in the offer and sale of the Common Stock, Series C Preferred Stock and the Purchase Warrants, each Purchase Investor who invested an amount equal to at least 50% of such Purchase Investor’s investment in the Company’s June 29, 2007 offer and sale of Common Stock, Series B Preferred Stock (as defined below) and warrants to purchase an aggregate of 1,511,600 shares of Common Stock (collectively, the “June 2007 Warrants”), such Purchase Investor’s June 2007 Warrants were amended as of the closing date of the Series C Purchase Agreements such that the exercise price per share of such Purchase Investor’s June 2007 Warrants was reduced from $5.00 per share to $2.30 per share.  Except for the above-referenced amendment, the June 2007 Warrants remained unchanged and in full force and effect.

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Also on June 12, 2008, the Company entered into Securities Exchange Agreements, dated as of June 12, 2008 (the “Exchange Agreements”), with several institutional and accredited investors (the “Exchange Investors” and, together with the Purchase Investors, the “Investors”).  Pursuant to the Exchange Agreements, the Company issued (i) an aggregate of 587,500 of Common Stock and 812,500 shares of Series C Preferred Stock in exchange for the surrender by the Exchange Investors of 1,120,000 shares of Common Stock purchased by the Exchange Investors from the Company between March 21, 2008 and May 16, 2008, and (ii) warrants to purchase up to 700,000 shares of Common Stock at an exercise price of $2.30 per share (“Exchange Warrants” and, together with the Purchase Warrants, the “Warrants”) in exchange for the surrender by the Exchange Investors of warrants to purchase up to 560,000 shares of Common Stock at an exercise price of $3.25 per share purchased by the Exchange Investors between March 21, 2008 and May 16, 2008.

Pursuant to the terms of the Series C Purchase Agreements and the Exchange Agreements, the Company shall, upon request from the Investors and subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable, a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of (i) the Common Stock and, (ii) the shares of Common Stock into which the Series C Preferred Stock is convertible and the Warrants are exercisable (collectively, the “Conversion Shares”), by the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earlier of (i) in the case of the Common Stock and Conversion Shares issued to the Purchase Investors pursuant to the terms of the Purchase Agreements, (A) all of such Common Stock and Conversion Shares has been sold, (B) all of such Common Stock and Conversion Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 of the Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchase, or (C) the second anniversary of the closing date of the Series C Purchase Agreements and Exchange Agreements, and (ii) in the case of the Common Stock and Conversion Shares issued to the Exchange Investors pursuant to the terms of the Exchange Agreements, (A) the second anniversary of the closing date of the Exchange Agreements, (B) the date on which the Exchange Investors may sell all of such Common Stock and Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Act, or (C) such time as all of such Common Stock and Conversion Shares have been sold pursuant to a registration statement.

The Warrants entitle the Investors to purchase up to an aggregate of 2,728,750 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Warrants expire after a five-year term and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by the Investors to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.  With respect to the securities purchased by Midsummer Investment, Ltd. (“Midsummer”), the Company has agreed that the Series C Preferred Stock and Purchase Warrants held by Midsummer shall not be converted or exercised (as the case may be) such that Midsummer or any of its affiliates would own in excess of 4.9% of the then issued and outstanding shares of Common Stock.

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In the aggregate, pursuant to the Purchase Agreements executed on March 28, 2008, the Purchase Agreements executed on March 31, 2008, the Series C Purchase Agreements executed on June 12, 2008 and the Purchase Agreements, dated as of March 21, 2008 and May 16, 2008, between the Company and Mr. Terker, as amended, the aggregate purchase price paid for the Series C Preferred Stock, Common Stock and Warrants was $10,915,000.

Collins Stewart LLC and Emerging Growth Equities, Ltd. (“EGE”) acted as placement agents for the above-described transactions and shared equally share a $535,600 fee and a warrant to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013.  Robert A. Berlacher, a former member of the Company’s Board of Directors and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd. (“EGE Holdings”), a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings or EGE related to the Company’s sale or exchange of Common Stock, Series C Preferred Stock and the Warrants.

NOTE D – LOAN AND SECURITY AGREEMENT

On June 10, 2008, the Company and its wholly-owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer  Investment, Ltd., Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the “Lenders”).  The Loan and Security Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 (the “Credit Facility”), with the Borrowers’ obligations secured by a lien on substantially all of the Company’s assets.  Loans will be funded by the Lenders into a deposit account subject to the Lenders’ lien, and funds in the deposit account will be used solely to make payments to SVC issuers for credit to SVCs.  Loan amounts in the deposit account will accrue interest at 6% per annum, and loan amounts withdrawn from the deposit account will accrue interest at 16% per annum.  Loans may be repaid and reborrowed in accordance with the provisions of the Loan and Security Agreement.  The Lenders also received warrants dated July 21, 2008 entitling the Lenders to purchase up to an aggregate of 1,007,500 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The warrants were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $1.4 million, which amount will be recorded to deferred financing costs and amortized over the twelve months of the Loan and Security Agreement.

The maturity date of the Credit Facility is one year after the date of the initial borrowing.  The maturity date may be extended by an additional six months upon the satisfaction of certain conditions.  The Credit Facility provides for customary events of default, including but not limited to (i) the occurrence of a material adverse change, and (ii) the occurrence of a change of control.  The Credit Facility contemplates that, with Lender consent, the maximum commitment may be increased to up to $20,000,000, and additional lenders may be added.  As of August 4, 2008, the Company has not requested the initial borrowing and has full availability of the facility for funding.

Collins Stewart LLC and EGE acted as placement agents for the above described transaction and shared equally a $310,000 fee.  The placement agent fees are reflected in deferred financing costs.

NOTE E - STOCK OPTIONS AND WARRANTS

On March 1, 2007, our stockholders approved the 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) which combined the 709,850 shares that were issued and outstanding under the 2004 Stock Option Plan with the 2,300,000 shares available for issuance under the 2007 Plan.  On May 8, 2008 at the Company’s Annual Stockholders Meeting, the Company’s stockholders voted to amend the 2007 Plan by increasing the number of authorized shares available for issuance by 1,000,000 shares to a total of 3,300,000 shares.  As of June 28, 2008, we had 2,826,928 total options outstanding, consisting of 2,753,120 options issued to employees and non-employee directors and 73,808 options issued to consultants. Such options vest over various periods up to three years and expire on various dates through 2018.

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The fair value of each option grant is estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions for the six months ended June 28, 2008 and June 30, 2007:

	Six months ended	Six months ended
	June 28, 2008	June 30, 2007
Expected term in years	5	5
Expected stock price volatility	73.1% - 75.1%	106.3% - 169.0%
Risk free interest rate	2.67% - 3.08%	4.5% - 4.8%
Dividend yield	0%	0%

The following table describes our stock option activity for the six months ended June 28, 2008:
	Number of Options	Weighted average exercise price per share (priced at date of grant)

Outstanding at December 29, 2007	2,403,966	$3.59
Granted	458,000	$3.61
Cancelled	(35,038)	$2.41

Outstanding at June 28, 2008	2,826,928	$3.60

Options granted at or above market value during the six months ended June 28, 2008	458,000

The following table summarizes information regarding options that are outstanding at June 28, 2008:

	Options outstanding			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number Exercisable	Weighted average exercise price per share

$1.50	1,155,827	8.5	$1.50	821,948	$1.50
$2.20-$8.00	1,454,244	6.4	$3.85	907,440	$3.72
$8.20-$13.80	163,107	2.7	$10.76	163,107	$10.76
$15.60-$32.00	53,750	1.9	$20.34	53,750	$20.34
	2,826,928	6.9	$3.60	1,946,245	$3.83

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Since our options have exercise prices equal to their market prices on the date of grant, no intrinsic value exists in our options.  The grant-date fair value of options granted during the six month periods ended June 28, 2008 and June 30, 2007 was approximately $1,020,000 and $2,507,000, respectively.  The total fair value of shares vested during the three and six months ended June 28, 2008 was approximately $503,000 and $1,098,300, respectively.  The aggregate stock-based compensation not yet recognized at June 28, 2008 was approximately $1,791,000, which amount is expected to be recognized as expense over a period of approximately three years.

Officer Stock Options

In connection with their initial employment agreements (see Note G – Commitments and Contingencies), our Chief Executive Officer, Jerry R. Welch, and our Chief Financial Officer, Raymond P. Springer, received stock options to purchase approximately 603,400 and 284,000 shares, respectively, of Common Stock at $1.50 per share, which were valued using the Black-Scholes option pricing model at aggregate fair values of approximately $845,000 and $400,000, respectively.  These amounts are being recognized as stock-based compensation expense on a straight line basis as the options vest. The grants were equal to 4.25% and 2.00% respectively, of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The options are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

On July 12, 2007, Messrs. Welch and Springer were awarded 197,855 and 93,108 stock options, respectively, at $3.40 per share, which were valued using the Black-Scholes option pricing model at aggregate fair values of approximately $619,000 and $291,000, respectively.  These grants were equal to approximately 4.25% and 2.0% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in their respective employment agreements), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

On January 24, 2008, the Company’s Board of Directors awarded the following stock options:

•
Mr. Welch and Mr. Springer were awarded 95,000 and 45,000 stock options, respectively, at an exercise price of $4.00 per share. Using the Black-Scholes option valuation model an aggregate fair value of approximately $344,400 is expected to be recognized over the vesting periods of the options.  The first seventeen installments vested on January 28, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense will be recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

•
A total of 155,000 stock options were awarded to eight other officers at an exercise price of $4.00 per share.  Using the Black-Scholes option valuation model an aggregate fair value of approximately $381,300 is expected to be recognized as stock based compensation over the vesting periods of the options.  The options for the eight officers vest one third at the one year anniversary and then ratably for the following 24 months.

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Non Employee Director Options

During the quarter ended June 28, 2008, 60,000 options were granted to the non-employee members of our Board of Directors. The options, which were 100% vested on the date of grant with an exercise price of $2.20, had a fair value of approximately $83,000. This amount was included in employee and director stock-based compensation in the statement of operations for the six months ended June 28, 2008.

Outstanding Warrants

The following table summarizes information on warrants issued and outstanding at June 28, 2008 that allow the holder to purchase a like amount of common stock.

Warrants issued in connection with/as:	Number outstanding	Exercise price per share	Expiration date

Partial compensation for our placement agent in connection with the sale of our Series A Convertible Preferred Stock on December 28, 2006	320,000	$1.10	December 28, 2011

Partial compensation for our placement agent in connection with the sale of our Series B Convertible Preferred Stock and Common Stock on June 29, 2007	120,928	$3.30	June 29, 2012

Partial compensation for our placement agents in connection with the sale of our Series C Convertible Preferred Stock and Common Stock on June 12, 2008	109,150	$2.53	June 12, 2013

Pursuant to Securities Purchase Agreements dated June 29, 2007	155,100	$5.00	June 29, 2012

Pursuant to Securities Purchase Agreements dated June 29, 2007 as amended for participation in the June 12, 2008 Securities Purchase Agreements	1,356,500	$2.30	June 29, 2012

Pursuant to the Exchange Securities dated June 12, 2008	700,000	$2.30	June 12, 2013

Pursuant to Securities Purchase Agreements dated June 12, 2008	2,028,750	$2.30	June 12, 2013

Warrants held by DFS Services LLC dated November 12, 2007	200,000	$3.00	November 12, 2010

Compensation for Mr. Bruce E. Terker in connection with the Guarantee and Indemnification Agreements for bond collateral required for our state licensing initiative	12,171	$3.35	3,716 on April 1, 2013 and 8,455 on June 30, 2013

Consulting services agreement	37,500	$5.00	Various dates through 2011

Cooperation Agreement dated November 22, 2006	5,000	$1.20	November 22, 2011

Total warrants and weighted average exercise price per share outstanding at June 28, 2008	5,045,099	$2.37

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. Approximately $0.8 million of the collateral for the letter of credit was provided by Mr. Bruce E. Terker. In connection with this accommodation, the Company and Mr. Terker entered into a Guaranty and Indemnification Agreement.  Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Common Stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year and expensed to interest expense as the warrants are earned.  Non-cash interest expense charged to earnings valued using the Black-Scholes option pricing model was $25,003 for the six months ended June 28, 2008.

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On June 12, 2008, pursuant to the Exchange Provision of the Securities Purchase Agreements dated March 21, 2008, March 28, 2008, March 31, 2008 and May 16, 2008, warrants that were issued that allowed the holder to purchase 560,000 shares of common stock at a price per share of $3.25 and expiring three years from the date of issuance, were replaced as part of the Exchange Securities with warrants that allow the holders to purchase 700,000 shares of common stock at $2.30 per share and expiring five years from the date of issuance.

Also, as part of the terms of the June 12, 2008 Securities Purchase Agreements, each Purchase Investor who invested an amount equal to at least 50% of such Purchase Investor’s investment in the Company’s June 29, 2007 offer and sale of Common Stock, Series B Preferred Stock and warrants to purchase an aggregate of 1,511,600 shares of Common Stock (collectively, the “June 2007 Warrants”), such Purchase Investor’s June 2007 Warrants were amended as of the closing date of the Purchase Agreements such that the exercise price per share of such Purchase Investor’s June 2007 Warrants was reduced from $5.00 per share to $2.30 per share.  Except for the above-referenced amendment, the June 2007 Warrants remained unchanged and in full force and effect.

Collins Stewart LLC and Emerging Growth Equities, Ltd. acted as placement agents for June 12, 2008 Securities Purchase and Exchange Agreements transactions (see Note C – Common Stock and Series C Preferred Stock Offering) and received as partial compensation warrants to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013, which were valued using the Black-Scholes option pricing model at an aggregate fair value of approximately $184,300.

NOTE F – DERIVATIVE INSTRUMENT

Pursuant to certain provisions of the Securities Purchase Agreements discussed in Note C – Common Stock and Series C Preferred Stock Offering, the Company recognized a derivative liability pursuant to FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” because the Exchange Securities (see Note C) created a put-liability related to certain common stock and warrants of the Company.  The derivative liability was initially and subsequently measured at fair value and was eliminated after the Subsequent Issuance occurred on June 12, 2008.  As of June 28, 2008, the Company does not have any derivative liabilities.

NOTE G - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under various operating lease agreements for our facilities.  Future minimum lease payments and anticipated common area maintenance charges under these leases are approximately as follows at June 28, 2008:

Twelve months ending	Amounts

June 2009	$332,300
June 2010	198,500
June 2011	202,800
June 2012	207,300
June 2013	52,100

Total	$993,000

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Rent expense included in loss from continuing operations for the six months ended June 28, 2008 and June 30, 2007 approximated $170,100 and $147,700, respectively.

Employment Agreements

We are obligated under the employment agreements with our Chief Executive Officer, Jerry R. Welch, and our Chief Financial Officer, Raymond Springer.  The employment agreements have a term from September 5, 2006 to December 31, 2008 and provide to Messrs. Welch and Springer a current annual salary of $275,000 and $200,000, respectively. Mr. Welch’s agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement.  Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their employment agreements or twelve months, whichever period is shorter.

In addition to the above, Messrs. Welch and Springer received certain stock options as described in Note E – Stock Options and Warrants.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank (“PDNB”), and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”), our card issuing banks, and Metavante Corporation (“Metavante”), our processor, that have initial expiration dates from June 2009 through October 2011.   Because the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante and FNB&T agreements also require a minimum payment of $5,000 and $7,500 per month, respectively.  During the six months ended June 28, 2008 and the six months ended June 30, 2007, we made aggregate payments of approximately $252,500 and $56,700, respectively to Metavante, $5,900 and $1,600, respectively to PDNB and no payments to FNB&T under these arrangements.

Our agreements with PDNB and FNB&T require us to maintain certain reserve balance levels for our card programs.  As of June 28, 2008, the reserve balance held at PDNB was $10,000 and two reserve balances held at FNB&T were $225,000, of which these balances are reflected in other assets.

Pending or Threatened Litigation

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.

We may also become involved in certain other litigation from time to time in the ordinary course of business. However at June 28, 2008, to the best of our knowledge, no such litigation exists or is threatened.

End of Financial Statements.

Page 22 (10-Q 06/28/08)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview. nFinanSe is a program manager and marketer of Stored Value Cards (“SVCs”). There are three basic types of SVCs that we currently market: reloadable general spend cards, fixed denomination gift cards and payroll cards. The reloadable general spend and gift SVCs are marketed to the consumer through retailer programs managed by established prepaid card distributors or large retailers. Payroll SVCs are marketed to employers by our internal sales force. The loading of SVCs either takes place over our proprietary nFinanSe Network TM or through Automated Clearing House (“ACH”) transactions, or though batch loads.  nFinanSe Network TM transactions can take place at any retailer who is selling our cards and at several different payment and remittance processors such as Western Union® and MoneyGram®.

Reloadable general spend SVCs  are primarily targeted at the “cash-based consumer” credit market, which consists principally of those consumers who cannot qualify for a credit card or bank account or who are otherwise unattractive to banks, such as people who are recent immigrants, recently divorced, young or have no credit history or low income.  We believe gift SVCs have gained a high degree of consumer acceptance and our gift SVCs are marketed to appeal to the “cash-based consumer” market segment. We market payroll SVCs directly to employers whose employee demographics fit the cash-based market profile.

We earn revenues when a SVC is sold, when a reloadable SVC is reloaded, when the SVC is used for purchases or ATM transactions and for maintaining the use of the card on a monthly basis. The revenue that we earn can vary by the transaction type and the source of the transaction.

Discontinued Operations. In September 2006, we decided to discontinue the operations of our wholesale long distance and prepaid phone card subsidiary, MBI Services Group, LLC. Accordingly, all financial information pertaining to this discontinued business has been eliminated from ongoing operations for all periods presented in the financial statements included in this report and is shown as a single line item entitled “Discontinued Operations.”

Results of Operations. Our principal operations commenced in 2001; however, to this date, we have had limited revenues. Financial Accounting Standards Board Statement No. 7 (“FAS 7”), sets forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of management, our activities from our inception through June 28, 2008 fall within the referenced guidelines. Accordingly, we report our activities in this report in accordance with FAS 7.

Lack of Profitability of Business Operations since 2001. During the years leading up to fiscal 2006, we were primarily focused on selling Visa and MasterCard SVCs and experienced significant difficulties and interruptions with our third-party card issuers due to administrative errors, defective cards and poor service. Additionally, it became apparent to management that there was a flaw in focusing solely on the sale of SVC products that did not include a convenient load solution for consumers. Consequently, management made the decision to expand our focus to include the development of a process, which became known as the nFinanSe Network TM, to allow the consumer to perform value loads in a retail environment. To enhance the load center footprint, in fiscal 2006, we entered into agreements with MoneyGram® and Western Union® whereby SVCs could be loaded at their locations.

Further, in 2006, and as amended in June 2007, we signed an agreement with DFS Services, LLC that permits us to provide Discover® Network-branded SVCs directly or through a card issuing bank. We believe the Discover® Network SVC products have multiple competitive advantages over the SVCs we were previously selling. Consequently, we focused on implementing the agreement with DFS Services, LLC in lieu of pursuing SVC sales through our existing arrangements. Accordingly, our sales efforts were interrupted while we developed our new Discover® Network SVC programs and abandoned our then-existing SVC programs by disposing of the associated SVC inventory. The time and money lost due to the difficulties and interruptions we had previously experienced had hindered our progress and ability to make a profit.

Page 23 (10-Q 06/28/08)

In late 2006 we developed a new go-to-market strategy centered around marketing bank-issued Discover Network ® branded SVCs through well established prepaid card distributors combined with the load performing ability of the nFinanSe Network. In 2007 we secured agreements with several prepaid card distributors including Interactive Communications (“InComm”). InComm reports to distribute prepaid card products to retailers with more than 100,000 locations throughout the United States.  We had to source a new bank to issue cards for InComm’s retailers and we began the task of integrating our network with InComm’s.  Additionally, the issuing bank required that we immediately begin making application for licenses in those states claiming jurisdiction over SVCs. The general spend card is a relatively new product for most distributors and it has taken time to integrate to the distributors and to market to their retail partners. We expect several large InComm retailers to begin marketing our cards in the next few months.

At June 28, 2008, there were over 70,000 locations where our SVCs could be loaded (mostly Western Union® and Moneygram®) and approximately 340 retail locations offered our SVCs for sale and for reload services.

Revenues. We produce revenues through four general types of transactions:
•	Wholesale fees, which arise when our SVCs are sold and activated and when the nFinanSe Network TM is used to reload a card.
•	Transaction fees, which arise when our SVCs are used in a purchase or ATM transaction.
•	Maintenance fees, which arise when a card with a cash balance is charged for monthly maintenance.
•	Interest revenue, which arises from earnings on overnight investing of card balances by our card issuing bank.

These fees differ by card type, issuing bank and transaction type.
Revenues for the three months ended June 28, 2008 and the three months ended June 30, 2007 were $7,345 and $12,992, respectively.  Revenues for the six months ended June 28, 2008 and the six months ended June 30, 2007 were $15,992 and $14,760, respectively.  Revenues in both 2007 and 2008 were restricted due to delays in getting cards for sale into retail locations.  These delays stem from the distributors inability to (i) timely certify their equipment, (ii) successfully complete pilots, (iii) market, train and make sales to their retailers on the Company’s products, and (iv) rollout cards prior to the fourth quarter holiday season, a traditional blackout time for system or product initiatives.  During 2007, our focus was on executing agreements with prepaid card distributors.  As such, we have executed agreements with other prepaid card distributors including InComm, Now Prepay, ViaOne and Emida(QComm). These distributors provide prepaid programs at more than 100,000 retail locations in the United States and we expect that InComm will begin marketing our SVCs before the end of the third quarter of 2008.

Operating Expenses.  Operating expenses for the three months ended June 28, 2008 increased $1,576,061 to $3,821,613 compared with $2,245,552 for the three months ended June 30, 2007, a 70% increase. Operating expenses for the six months ended June 28, 2008 increased $2,291,876 to $7,212,879 compared with $4,921,003 for the six months ended June 30, 2007, a 47% increase. These changes in our operating expenses are attributable to the following:

•
Transaction and operating expenses. Transaction and operating expenses for the three month periods ended June 28, 2008 and June 30, 2007 were $484,138 and $240,612, respectively, a 101% increase, and for the six month periods ended June 28, 2008 and June 30, 2007, $937,444 and $441,052, respectively, a 113% increase.   The components of expense are:

Description	For the three months ended June 28, 2008	For the three months ended June 30, 2007	For the six months ended June 28, 2008	For the six months ended June 30, 2007
SVC card cost, program and transaction expenses	$229,254	$136,048	$465,622	$234,944
Inventory reserves	28,954	4,735	57,925	9,342
Stock based compensation	-	583	243	1,044
Customer service expenses	225,930	99,246	413,654	195,722
Total Transaction and Operating Expenses	$484,138	$240,612	$937,444	$441,052

Page 24 (10-Q 06/28/08)

SVC card cost, program and transaction expenses increased $93,206, or 69%, when comparing the three month period ended June 28, 2008 with the three month period ended June 30, 2007.  For the six month period ended June 28, 2008, the increase was $230,678, or 98%, when compared with the six month period ended June 30, 2007.  These increases are primarily attributable to the periodic transaction costs associated with carrying a larger number of cards available for sale in 2008 versus the amount of cards available for sale in 2007.  The number of cards available for sale during the six months of 2008 was approximately 3.5 million compared to 0.5 million in the same period of 2007.

Inventory reserves increased $24,219 and $48,583, respectively, when comparing the three and six month periods ended June 28, 2008 with the three month and six month periods ended June 30, 2007.  This is due primarily to the higher inventory levels at our distributors and the resulting increase in potential lost, damaged or obsolete SVC card packages.

Customer service expenses increased $126,684 to $225,930 when comparing the three month period ended June 28, 2008 with the three month period ended June 30, 2007, a 128% increase.  For the six month period ended June 28, 2008, customer service expenses were $217,932, or 111% higher than the six month period ended June 30, 2007. The increase in the three and six month periods is primarily due to the increase in staff for our 24 hour/seven days a week customer service department to support our SVC products.

•
Selling and marketing expenses. Selling and marketing expenses increased $560,976 to $1,161,930 when comparing the three month period ended June 28, 2008 with the same period from a year ago, a 93% increase.  For the six month period ended June 28, 2008, selling and marketing expenses increased $944,596, or 83% over the same period from the prior year. The components of expense are:

Description	For the three months ended June 28, 2008	For the three months ended June 30, 2007	For the six months ended June 28, 2008	For the six months ended June 30, 2007
Advertising and marketing expenses	$573,628	$159,672	$881,706	$304,008
Sales force expenses	521,691	396,939	1,065,737	737,633
Stock based compensation	66,611	44,343	129,523	90,729
Total selling and marketing expenses	$1,161,930	$600,954	$2,076,966	$1,132,370

Advertising and marketing expenses increased 259%, or $413,956, to $573,628 when comparing the three month period ended June 28, 2008 with the three month period ended June 30, 2007.   A comparison of the six month period ended June 28, 2008 with the six month period ended June 30, 2007 shows a $577,698 increase, or 190%, for the current six month period.  These period to period changes were primarily composed of increases in media and advertising agency expenses for a national trade print advertising campaign in the current three and six month periods with none in the prior three and six month periods, and a small increase for point-of-sale displays provided to our distributors.

Sales force expenses increased $124,752 to $521,691, a 31% increase for the three month period ended June 28, 2008 when compared with the three month period ended June 30, 2007.  On a six month basis, the period ended June 28, 2008 increased $328,104, or 44%, from the period ended June 30, 2007.  The principal components of this increase are employee compensation and benefits expense, travel and entertainment expense, and rent expense.  The increase in sales force compensation and travel and entertainment expenses can be attributed to the 10 additional headcount for the sales force that occurred primarily in the first quarter of 2008.  In addition, the increase in rent expense is comprised of rent for the sales offices located in Atlanta and Dallas that were opened within the past twelve months, and rent for temporary warehouse space to store point-of-purchase displays for our distributors that were produced in anticipation of increased sales during this fiscal year.

Page 25 (10-Q 06/28/08)

•
General and administrative expenses. General and administrative expenses increased 55%, or $771,559, to $2,175,545 during the three month period ended June 28, 2008 when compared with the three month period ended June 30, 2007. On a six month basis, expenses for the period ended June 28, 2008 increased $850,888, or 25%, from the same period in 2007.  The components of expense are:

Description	For the three months ended June 28, 2008	For the three months ended June 30, 2007	For the six months ended June 28, 2008	For the six months ended June 30, 2007
Payroll, benefits and taxes	$866,205	$550,058	$1,575,994	$1,252,513
Stock based compensation	431,615	208,694	968,475	891,929
Professional legal and licensing expense	511,797	312,873	914,227	520,712
Office and occupancy expenses	225,428	194,236	462,070	381,983
Impairment expense	-	10,157	-	41,139
Other administrative expense	140,500	127,968	277,703	259,305
Total General and Administrative Expenses	$2,175,545	$1,403,986	$4,198,469	$3,347,581

When comparing the three month period ended June 28, 2008 with the three month period ended June 30, 2007, changes in the expense categories are primarily attributable to:

▪
increased payroll, benefits and taxes expenses of $316,147, due to $165,000 for the 2007 bonus compensation awards recorded and paid in the current quarter, headcount increases in engineering, legal/compliance and other administrative areas, and annual compensation increases,

▪
increased stock based compensation expense of $177,995, which is primarily attributable to the May 2008 grant of the annual stock options granted to the members of the board of directors, the options granted to Mr. Welch and Mr. Springer under their employment contract, and the expense of options granted to new hires,

▪
increased professional, legal and licensing expense of $128,925 due to recruiting costs for our new sales hires, programming costs to extend the life of our existing telephone system, legal and professional fees incurred in connection with our state licensing initiative, and additional expenses related to complying with state and federal regulations, and

▪	increased office and occupancy expenses of $31,192 primarily due to expenses incurred as the result of a greater number of employees, and increased travel related to implementation of new programs.

When comparing the six month period ended June 28, 2008 with the six month period ended June 30, 2007, changes in the expense categories are primarily attributable to:

▪
increased payroll, benefits and taxes expenses of $323,481, due to $165,000 for the 2007 bonus compensation awards recorded and paid in the second quarter of 2008, headcount increases in engineering, legal/compliance and other administrative areas, and annual compensation increases,

▪
increased stock based compensation expense of $76,546, which is attributable to the expense for options granted to Mr. Welch and Mr. Springer under their employment contract, and the expense of options grated to other officers and new hires,

▪
increased professional, legal and licensing expense of $393,515 due  to recruiting costs for our new sales hires, programming costs to extend the life of our existing telephone system, legal and professional fees incurred in connection with our state licensing initiative, and additional expenses related to complying with state and federal regulations, and

▪	increased office and occupancy expenses of $80,087 primarily due to expenses incurred as the result of a greater number of employees, and increased travel related to implementation of new programs.

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Loss Before Other Income (Expense).  As a result of the above, loss before other income (expense) for the three month periods ended June 28, 2008 and June 30, 2007 was $3,814,268 and $2,232,560, respectively.  The loss for the six months periods ended June 28, 2008 and June 30, 2007 were $7,196,887 and $4,906,243, respectively.

Other Income (Expense):

Interest income. Interest income decreased $12,411 from $18,256 for the fiscal quarter ended June 30, 2007 to $5,845 for the fiscal quarter ended June 28, 2008.  For the six month period ended June 28, 2008, interest income declined $34,855, when compared with the six month period ended June 30, 2007.  These decreases are attributable to lower bank balances and lower effective investment interest rates in 2008 as compared to 2007 on overnight investments, and a penalty imposed for the early redemption of our short term investment.

Interest expense. Interest expense was $55,050 and $55,466, respectively for the three and six month periods ended June 28, 2008.  Non-cash interest expense for the six months ended June 28, 2008 was $25,003 and relates to the fair value of warrants earned under the Guaranty and Indemnification Agreement between the Company and Mr. Bruce E. Terker.  Cash interest of approximately $30,000 for the six month period relates to the Guaranty and Indemnification Agreement between the Company and Mr. Jeffrey Porter.   The agreements with Messrs. Terker and Porter support collateral required for bonds issued in connection with our state licensing efforts.   There was no interest expense incurred during the three and six month periods ended June 30, 2007.

Loss on derivative financial instruments.  Loss on derivative financial instruments was $396,032 for the three and six month periods ended June 28, 2008.   Pursuant to certain provisions of the Securities Purchase Agreements discussed in Note C – Common Stock and Series C Preferred Stock Offering, the Company recognized derivative liabilities pursuant to FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” because the Exchange Securities (as defined in Note C – Common Stock and Series C Preferred Stock Offering) created a put-liabilities of the Company’s common stock.  The derivative liabilities were required to be measured at fair value on a recurring basis, and which were initially valued at $163,968.  Subsequent valuations are based on observable inputs to the valuation model including interest rates, price of our common stock, and volatilities (see Note F – Derivative Instrument).  On June 12, 2008, the derivative liabilities were settled with a fair value determination of $560,000.  As a result, we recorded a $396,032 loss on the derivatives.  At June 28, 2008, the Company did not have any remaining items to be measured at fair value and does not have any remaining derivative liabilities.  No income or expense was recognized for the three and six month periods ended June 30, 2007.

Other income (expense).  For the three and six month period ended June 28, 2008, we recorded other expense of $758.  This compares to expense of $6,083 recorded for the three month period ended June 30, 2007, and income of $27,243 recorded for the six month period ended June 30, 2007.  The six month period income for 2007 primarily consists of $31,693 received from the settlement of a lawsuit with a former service provider, $1,600 for the gain on sale of assets, offset by $5,600 in expenses related to the issuance of a third party warrant.

Loss from Continuing Operations. Loss from continuing operations was $4,260,263 for the fiscal quarter ended June 28, 2008 or $2,039,876 higher than the loss from continuing operations of $2,220,387 for the fiscal quarter ended June 30, 2007.  Loss from continuing operations for the six month period ended June 28, 2008 was $7,642,301 or $2,804,998 higher than the loss from continuing operations for the same period in 2007.

Liquidity and Capital Resources. From inception to June 28, 2008, we have raised net proceeds of approximately $39,832,000 from financing activities. We used these proceeds to fund operating and investing activities.

Net cash used in operating activities was approximately $7,296,000 and $3,885,000 for the six month periods ended June 28, 2008 and June 30, 2007, respectively.  The increase in cash used in operations was the result of increases in inventories for the Discover ® Network cards, prepayments for our national trade print advertising campaign and higher operating losses incurred during the current fiscal quarter from the same period of the prior year.

Page 27 (10-Q 06/28/08)

Net cash provided by investment activities for the six month period ended June 28, 2008 was approximately $652,300 consisting of the redemption of our short term investment of $725,500 and $73,200 for purchases of property and equipment primarily for additional computer hardware and software for new employees and nFinanSe NetworkTM.  Net cash used in investment activities for the six month period ended June 30, 2007 was approximately $47,100, which was primarily for computer hardware and software.

During the six month period ended June 28, 2008, we secured net cash provided by financing activities of approximately $10,258,700 through sales of our equity instruments slightly offset by $368,083 of deferred financing costs incurred in connection with our Loan and Security Agreement.  We had a cash balance of approximately $5.7 million as of June 28, 2008.

On February 19, 2008, we completed the funding of collateral required for bonds issued in connection with our state licensing efforts amounting to approximately $1.8 million. The collateral, which was in the form of a one year letter of credit from a bank, was placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $7.2 million. The issuing bank required that the letter of credit be guaranteed by Jeffrey Porter, one of our major stockholders, and Bruce E. Terker, a current member of our Board of Directors and major stockholder, and the Company. Approximately $1 million of the collateral for the letter of credit was arranged by Mr. Porter and the remaining collateral for the letter of credit was provided by Mr. Terker. In connection with this accommodation, the Company and Messrs. Porter and Terker entered into Guaranty and Indemnification Agreements. Mr. Porter agreed to a compensation of 2% of the $1,000,000 in collateral per quarter paid in arrears in cash. Mr. Terker agreed to be compensated in the form of warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share, which would be earned ratably over the course of the year. The Guarantee and Indemnification Agreements can be cancelled by the Company upon receiving a more favorable arrangement from another party.  After one year, it is expected that the Company will have the ability to fund the collateral requirement, if any, without the assistance of the guarantors.

On June 10, 2008, the Company and its wholly-owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer, Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the “Lenders”).  The Loan and Security Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 (the “Credit Facility”), with the Borrowers’ obligations secured by a lien on substantially all of their assets.  Loans will be funded by the Lenders into a deposit account subject to the Lenders’ lien, and funds in the deposit account will be used solely to make payments to stored value card issuers for credit to stored value cards.  Loan amounts in the deposit account will accrue interest at 6% per annum, and loan amounts withdrawn from the deposit account will accrue interest at 16% per annum.  Loans may be repaid and reborrowed in accordance with the provisions of the Loan and Security Agreement.

The maturity date of the Credit Facility is one year after the date of the initial borrowing.  The maturity date may be extended by an additional six months upon the satisfaction of certain conditions.  The Credit Facility provides for customary events of default, including but not limited to (i) the occurrence of a material adverse change, and (ii) the occurrence of a change of control.  The Credit Facility contemplates that, with Lender consent, the maximum commitment may be increased to up to $20,000,000, and additional lenders may be added.  As of August 4, 2008, the Company has not requested the initial borrowing and has full availability of the facility for funding Eligible Accounts.

Because we have been able to raise capital when necessary, and because we believe that our results of operations will reflect significant improvement in the next fiscal year, we believe that we will have adequate cash resources and financings in place to fund our normal and recurring operating commitments in the next twelve months.  However, we have incurred significant losses and negative cash flows from operations since our inception, and as a result, no assurance can be given that we will be successful in attaining profitable operations, especially when one considers the problems, expenses and complications frequently encountered in connection with entrance into established markets and the competitive environment in which we operate.  Although we are confident of our business plan, we have experienced unforeseen difficulties with implementing our plans in the past and there may be unforeseen difficulties going forward.  This could hamper our ability to raise the funds necessary to permit us to continue as a going concern. If we are able to raise required funds, the terms and conditions of such financing may be highly dilutive to existing stockholders.

Page 28 (10-Q 06/28/08)

Changes in Number of Employees and Location. We anticipate that the development of our business will require the hiring of a substantial number of additional employees in customer service.  The Company hired an additional eight new sales employees in January 2008, and hired a compliance officer in May.  In the fourth quarter of fiscal 2007, we relocated to an approximately 11,400 square foot office in the greater Tampa, Florida area because we believed that our former location in Bradenton, Florida made recruiting quite difficult due to the demographics of the area. The lease for our new Tampa office commenced on our move-in date in October 2007. The total minimum payments, exclusive of sales taxes and common area maintenance charges, over the five-year lease obligation are approximately $740,000. After our move to the Tampa location, we vacated the leased premises in Bradenton, Florida; however, we remain liable for approximately $54,000 of rent payable under our Bradenton lease through December 2008.

Off-Balance Sheet Arrangements:

Operating Leases

We are obligated under various operating lease agreements for our facilities.  Future minimum lease payments and anticipated common area maintenance charges under all of our operating leases are approximately as follows at June 28, 2008:

Twelve months ending	Amounts
June 2009	$332,300
June 2010	198,500
June 2011	202,800
June 2012	207,300
June 2013	52,100

Total	$993,000

Employment Agreements

At June 28, 2008, we are obligated under the employment agreements with our Chief Executive Officer, Jerry R. Welch, and our Chief Financial Officer, Raymond Springer.  The employment agreements have a term from September 5, 2006 to December 31, 2008 and provide to Messrs. Welch and Springer a current annual salary of $275,000 and $200,000, respectively. Mr. Welch’s agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement.  Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their employment agreements or twelve months, whichever period is shorter.

In connection with their initial employment agreements, Messrs. Welch and Springer, received stock options to purchase approximately 603,400 and 284,000 shares, respectively, of our common stock at $1.50 per share, which were valued using the Black-Scholes option pricing model at aggregate fair values of approximately $845,000 and $400,000, respectively.  These amounts are being recognized as stock-based compensation expense on a straight line basis as the options vest. The grants were equal to 4.25% and 2.00% respectively, of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The options are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

Page 29 (10-Q 06/28/08)

On July 12, 2007, Messrs. Welch and Springer were awarded 197,855 and 93,108 stock options, respectively, at $3.40 per share, which were valued using the Black-Scholes option pricing model at aggregate fair values of approximately $619,000 and $291,000, respectively.  These grants were equal to approximately 4.25% and 2.0% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in their respective employment agreements), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

On January 24, 2008, the Company’s Board of Directors awarded Messrs. Welch and Springer 95,000 and 45,000 stock options, respectively, at an exercise price of $4.00 per share. Using the Black-Scholes option valuation model an aggregate fair value of approximately $344,400 is expected to be recognized over the vesting periods of the options.  The first seventeen installments vested on January 28, 2008 and accordingly at that time 17/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense will be recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank (“PDNB”), and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”), our card issuing banks, and Metavante Corporation (“Metavante”), our processor, that have initial expiration dates from June 2009 through October 2011.   Because the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante and FNB&T agreements also require a minimum payment of $5,000 and $7,500 per month, respectively.

Our agreements with PDNB and FNB&T require us to maintain certain reserve balance levels for our card programs.  As of June 28, 2008, the reserve balance held at PDNB was $10,000 and two reserve balances held at FNB&T were $225,000.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern and  that all long-lived assets are recoverable.  In addition, stock-based compensation expense represents a significant estimate.  The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

See Note A — “Formation, Background and Operations of the Company” to the consolidated financial statements, regarding the effect of certain recent accounting pronouncements on our consolidated financial statements.

Page 30 (10-Q 06/28/08)

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 4.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) as of June 28, 2008 was carried out by us under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this report are effective.

Disclosure controls and procedures are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Act  are recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act is  accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure.

Change in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.    Legal Proceedings.

On December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging securities fraud in connection with stock it purportedly purchased between August 2004 and November 2006.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  The litigation is currently in the discovery stage and accordingly the ultimate resolution of this matter cannot be determined at this time.  As such, no effect has been given to any loss that might result from the resolution of this matter in the accompanying consolidated financial statements.

We may also become involved in certain other litigation from time to time in the ordinary course of business. However at June 28, 2008, to the best of our knowledge, no such litigation exists or is threatened.

Page 31 (10-Q 06/28/08)

Item 1A.    Risk Factors.

In addition to the other information set forth in this quarterly report, you should carefully consider the factors discussed in Part I, Item 1, “Risk Factors,” in our annual report on Form 10-KSB for the year ended December 29, 2007, which could materially affect our business, financial condition or future results.  Except for the risk factor below, there have been no material changes in risk factors from our Form 10-KSB for the year ended December 29, 2007.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future.

We have operated continuously at a loss since inception and may be unable to continue as a going concern. We expect to experience continuing financial losses. Losses for the six months ended June 28, 2008, and losses since inception were $4,260,263 and $43,169,979, respectively.  The extent to which we experience losses will depend on a number of factors, including:

●	implementation of our sales and marketing strategies;

●	competitive developments in our market;

●	customer acceptance of and demand for our SVCs and services;

●	our ability to attract, retain and motivate qualified personnel, particularly sales associates; and

●	the continued adoption by consumers of SVCs.

Our products may never achieve commercial acceptance among our target SVC customers. In addition, we may never obtain or sustain positive operating cash flow or generate net income in the future or ultimately achieve cash flow levels sufficient to support our operations.

Future sales of our common stock, or the perception that such sales may occur, could cause our stock price to fall.

Sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could harm the market price of our common stock and could materially impair our ability to raise capital in the future through offerings of our common stock or securities convertible into our common stock.

If InComm fails to perform due to a significant delay in the implementation of our agreement, our financial condition and business prospects could be materially adversely affected.

Our business plan focuses on distributing SVCs to retailers through established prepaid card distributors.  InComm distributes various prepaid products to retailers representing more than 145,000 locations throughout the United States.  We signed a contract with InComm in October 2007 to have InComm promote and distribute our SVCs.  Commencement of the distribution of our SVCs by InComm has been delayed pending the closing of the acquisition of InComm by First Data Corporation.  If this delay is extended after the consummation of the acquisition of InComm by First Data Corporation, our financial condition and business prospects could be materially adversely affected.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

Common Stock and Series C Preferred Stock Offering

On March 31, 2008 and on May 16, 2008, we entered into Securities Purchase Agreements (the “Purchase Agreements”), with those certain accredited investors party thereto (the “Investors”).  Pursuant to the Purchase Agreements executed on March 31, 2008, the Company issued and sold to the Investors an aggregate of (i) 240,000 shares of common stock, par value $0.001 (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $600,000.  Pursuant to the Purchase Agreements executed on May 16, 2008, the Company issued and sold to Mr. Terker (i) 200,000 shares of its Common Stock, at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share, for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

Page 32 (10-Q 06/28/08)

Pursuant to the terms of the Purchase Agreements, each Investor had a right to exchange all of its Common Stock and warrants purchased under the Purchase Agreements for shares of securities (“Exchange Securities”) issued by the Company in connection with a subsequent capital raising transaction (“Subsequent Issuance”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in such Subsequent Issuance.  In the event an Investor exercised its exchange rights, such Investor was entitled to exchange its Common Stock and warrants for the number of Exchange Securities that is equal to the product obtained by multiplying (i) the number of shares of such Investor’s Common Stock purchased under the Purchase Agreements by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Subsequent Issuance.  The Investors’ exchange rights under the Purchase Agreements automatically terminate if no Subsequent Issuance occurs within six (6) months following the date of the Purchase Agreements.

Pursuant to an amendment, dated March 31, 2008, between the Company and Bruce E. Terker, to that certain Purchase Agreement, dated as of March 21, 2008, between the Company and Mr. Terker, whereby he purchased 200,000 shares of Common Stock and 100,000 warrants for an aggregate purchase price of $500,000, was amended to grant Mr. Terker the above-described exchange right, as stated above.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

A special meeting of holders of Series A Convertible Preferred Stock (“Series A Preferred”) and Series B Convertible Preferred Stock (“Series B Preferred”) of the Company was held on June 2, 2008.  The holders of Series A Preferred and Series B Preferred approved the creation of a new series of preferred stock designated as Series C Convertible Preferred Stock (“Series C Preferred”).  The holders of Series A Preferred also approved the Company entering into an accounts receivable line of credit and approved an amendment to the Certificate of Designations, Rights and Preferences of Series A Preferred, such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series B Preferred and Series C Preferred.  In addition, the holders of the Series B Preferred approved an amendment to the Certificate of Designations, Rights and Preferences of Series B Preferred, such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series A Preferred and Series C Preferred.

On June 12, 2008, the Company entered into Securities Purchase Agreements, dated as of June 12, 2008 (the “Series C Purchase Agreements”), with several institutional and accredited investors (collectively, the “Purchase Investors”), pursuant to which the Company issued and sold to the Purchase Investors an aggregate of (i) 832,500 shares of its Common Stock, (ii) 3,225,000 shares of its Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), and (iii) warrants to purchase 2,028,750 shares of Common Stock at an exercise price of $2.30 per share (the “Purchase Warrants”), for an aggregate purchase price of $8,115,000.

Pursuant to the terms of the Series C Purchase Agreements, each Purchase Investor who invested $500,000 or less received (i) shares of Common Stock at a purchase price of $2.00 per share, and (ii) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock purchased by such Purchase Investor; provided, however, that at such time as such Purchase Investor, together with its affiliates, owned 750,000 shares of Common Stock, each such Purchase Investor received (A) shares of Series C Preferred Stock at the purchase price of $2.00 per share, and (B) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Series C Preferred Stock purchased by such Purchase Investor.  Each Purchase Investor who invested over $500,000 received (x) Series C Preferred Stock at the purchase price of $2.00 per share, and (y) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.

Page 33 (10-Q 06/28/08)

Pursuant to the terms of the Series C Purchase Agreements, in consideration for participation in the offer and sale of the Common Stock, Series C Preferred Stock and the Purchase Warrants, each Purchase Investor who invested an amount equal to at least 50% of such Purchase Investor’s investment in the Company’s June 29, 2007 offer and sale of Common Stock, Series B Preferred Stock (as defined below) and warrants to purchase an aggregate of 1,511,600 shares of Common Stock (collectively, the “June 2007 Warrants”), such Purchase Investor’s June 2007 Warrants were amended as of the closing date of the Series C Purchase Agreements such that the exercise price per share of such Purchase Investor’s June 2007 Warrants was reduced from $5.00 per share to $2.30 per share.  Except for the above-referenced amendment, the June 2007 Warrants remained unchanged and in full force and effect.

Also on June 12, 2008, the Company entered into Securities Exchange Agreements, dated as of June 12, 2008 (the “Exchange Agreements”), with several institutional and accredited investors (the “Exchange Investors” and, together with the Purchase Investors, the “Investors”).  Pursuant to the Exchange Agreements, the Company issued (i) an aggregate of 587,500 of Common Stock and 812,500 shares of Series C Preferred Stock in exchange for the surrender by the Exchange Investors of 1,120,000 shares of Common Stock purchased by the Exchange Investors from the Company between March 21, 2008 and May 16, 2008, and (ii) warrants to purchase up to 700,000 shares of Common Stock at an exercise price of $2.30 per share (“Exchange Warrants” and, together with the Purchase Warrants, the “Warrants”) in exchange for the surrender by the Exchange Investors of warrants to purchase up to 560,000 shares of Common Stock at an exercise price of $3.25 per share purchased by the Exchange Investors between March 21, 2008 and May 16, 2008.

Pursuant to the terms of the Series C Purchase Agreements and the Exchange Agreements, the Company shall, upon request from the Investors and subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable, a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of (i) the Common Stock and, (ii) the shares of Common Stock into which the Series C Preferred Stock is convertible and the Warrants are exercisable (collectively, the “Conversion Shares”), by the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earlier of (i) in the case of the Common Stock and Conversion Shares issued to the Purchase Investors pursuant to the terms of the Purchase Agreements, (A) all of such Common Stock and Conversion Shares has been sold, (B) all of such Common Stock and Conversion Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 of the Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchase, or (C) the second anniversary of the closing date of the Series C Purchase Agreements and Exchange Agreements, and (ii) in the case of the Common Stock and Conversion Shares issued to the Exchange Investors pursuant to the terms of the Exchange Agreements, (A) the second anniversary of the closing date of the Exchange Agreements, (B) the date on which the Exchange Investors may sell all of such Common Stock and Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Act, or (C) such time as all of such Common Stock and Conversion Shares have been sold pursuant to a registration statement.

The Warrants entitle the Investors to purchase up to an aggregate of 2,728,750 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Warrants expire after a five-year term and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by the Investors to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.  With respect to the securities purchased by Midsummer Investment, Ltd. (“Midsummer”), the Company has agreed that the Series C Preferred Stock and Purchase Warrants held by Midsummer shall not be converted or exercised (as the case may be) such that Midsummer or any of its affiliates would own in excess of 4.9% of the then issued and outstanding shares of Common Stock.

Page 34 (10-Q 06/28/08)

In the aggregate, pursuant to the Purchase Agreements executed on March 28, 2008, the Purchase Agreements executed on March 31, 2008, the Series C Purchase Agreements executed on June 12, 2008 and the Purchase Agreements, dated as of March 21, 2008 and May 16, 2008, between the Company and Mr. Terker, as amended, the aggregate purchase price paid for the Series C Preferred Stock, Common Stock and Warrants was $10,915,000.

Collins Stewart LLC and Emerging Growth Equities, Ltd. (“EGE”) acted as placement agents for the above-described transactions and shared equally share a $535,600 fee and a warrant to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013.  Robert A. Berlacher, a former member of the Company’s Board of Directors and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd. (“EGE Holdings”), a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings or EGE related to the Company’s sale or exchange of Common Stock, Series C Preferred Stock and the Warrants.

The intended use of the proceeds is to fund our ongoing operations.

Item 3.    Defaults upon Senior Securities.

None.

Item 4.    Submission of Matters to a Vote of Security Holders.

2008 Annual Meeting of Stockholders

The 2008 Annual Meeting of Stockholder of nFinanSe Inc. was held on May 8, 2008.  The following summarizes the matters voted on and the results of such votes:

Proposals and Vote Tabulations

	Votes Cast
Management Proposals	For	Against	Abstain

Ratification of Kingery and Crouse, P.A. as independent auditors	7,566,619	264	230,982

Approval to amend the Company’s 2007 Omnibus Equity Compensation Plan to increase by 1,000,000 shares the number of shares of common stock authorized for issuance or transfer under the plan	5,759,338	61,734	2,494

Page 35 (10-Q 06/28/08)

Election of Directors
Six directores were elected as follows:	Votes Received	Votes
Director Nominee	in Favor of Election	Withheld

Jerry R Welch	7,777,267	20,598
Benjamin J. Bond	7,792,517	5,348
Joseph D. Hudgins	7,792,517	5,348
Mark Brewer	7,792,517	5,348
Ernest W. Swift	7,792,417	5,448
Bruce E. Terker	7,777,267	20,598

Special Meeting of the Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock

The Special Meeting of the Holders of Series A and Series B Convertible Preferred Stock of nFinanSe Inc. was held on June 2, 2008.  The matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

Proposals and Vote Tabulations
	Votes Cast
Management Proposals	For	Against

Consent of the holders of the Series A Preferred to an accounts receivable line of credit up to $20,000,000	5,568,499	-

Consent of the holders of the Series A Preferred and the Series B Preferred to the creation of a new series of nFinanSe preferred stock designated as Series C Convertible Preferred Stock	6,568,499	-

Consent of the holders of the Series A Preferred to an amendment to the Certificate of Designations, Rights and Preferences of Series A Preferred such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series B Preferred and Series C Preferred	5,568,599	-

Consent of the holders of the Series B Preferred to an amendment to the Certificate of Designations, Rights and Preferences of Series B Preferred such that the “Liquidation Preference” will be paid on a pari passu basis with the payment of respective liquidation preference payments applicable to the Series A Preferred and Series C Preferred	1,000,000	-

Item 5.    Other Information.

None.

Page 36 (10-Q 06/28/08)

Item 6.    Exhibits.

Exhibit Number	Description of Exhibit

3.1
Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation, Series A Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

3.2
Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation, Series B Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.5 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

3.3
Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.1
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008, as amended by the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.2
Form of Warrant as issued by the Company to certain investors on March 28 and March 31, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008, as amended by the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.3
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008, which exhibit replaces Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

10.4
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on May 16, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

10.5	Form of Warrant as issued by the Company to Bruce E. Terker on May 16, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

10.6
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on June 12, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.7
Form of Warrant to Purchase Common Stock issued by the Company to certain investors on June 12, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.8
Form of Securities Exchange Agreement, as executed by the Company and the investors party thereto on June 12, 2008 (Incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.9
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the lenders listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent (Incorporated by reference to Exhibit 99.7 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

*31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* filed herewith.

Page 37 (10-Q 06/28/08)

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NFINANSE INC.

Date: August 12, 2008	By:	/s/ Jerry R. Welch

Jerry R. Welch, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

NFINANSE INC.

Date: August 12, 2008	By:	/s/ Raymond P. Springer

Raymond P. Springer, Chief Financial Officer (Principal Financial Officer)

NFINANSE INC.

Date: August 12, 2008	By:	/s/ Jerome A. Kollar

Jerome A. Kollar, Vice President Finance and Controller (Principal Accounting Officer)

Page 38 (10-Q 06/28/08)

EXHIBITS INDEX

Exhibit Number	Description of Exhibit

3.1
Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation, Series A Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

3.2
Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation, Series B Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.5 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

3.3
Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008 (Incorporated by reference to Exhibit 99.6 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.1
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on March 28, 2008 and March 31, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008, as amended by the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.2
Form of Warrant as issued by the Company to certain investors on March 28 and March 31, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008, as amended by the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008).

10.3
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on March 21, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2008, which exhibit replaces Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

10.4
Form of Securities Purchase Agreement, as executed by the Company and Bruce E. Terker on May 16, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

10.5	Form of Warrant as issued by the Company to Bruce E. Terker on May 16, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

10.6
Form of Securities Purchase Agreement, as executed by the Company and the investors party thereto on June 12, 2008 (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.7
Form of Warrant to Purchase Common Stock issued by the Company to certain investors on June 12, 2008 (Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.8
Form of Securities Exchange Agreement, as executed by the Company and the investors party thereto on June 12, 2008 (Incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

10.9
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the lenders listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent (Incorporated by reference to Exhibit 99.7 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2008).

*31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* filed herewith.

Page 39 (10-Q 06/28/08)